As filed with the U.S. Securities and Exchange Commission on September 19, 2025.

Registration No. 333-289968

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

Amendment No. 1 to

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________________________

TDE GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)

______________________________

Cayman Islands	8299	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Unit 2101, 21/F

The Bay Hub

17 Kai Cheung Road

Kowloon Bay

Hong Kong
+852 2346 0023
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

______________________________

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________

Copies to:

Henry Yin, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Hong Kong SAR Telephone: +852-3923-1111	Erik L. Mengwall, Esq. Dinh Doan, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: +1 212-407-4000	David Ficksman, Esq. R. Joilene Wood, Esq. TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, CA 90067-2637 United States Telephone: +1 310-789-1200

______________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after effective date of this registration statement.

If any of the securities being registered on this Prospectus are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities
Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

•        Public Offering Prospectus.  A prospectus to be used for the initial public offering by the registrant of 1,250,000 Class A ordinary shares (the “Class A Ordinary Shares”) of the registrant, through the underwriters named in the Underwriting section of the Public Offering Prospectus.

•        Resale Prospectus.  A prospectus to be used for the resale by the shareholders set forth therein (the “Resale Shareholders”) of 1,250,000 of our Class A Ordinary Shares (the “Resale Shares”). The Resale Shares contained in the Resale Prospectus will not be underwritten and sold through the underwriters.

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

•        they contain different outside and inside front covers;

•        the “Offering” section in the “Prospectus Summary” section of the Public Offering Prospectus is removed and replaced with the “Offering” section on page Alt-1 of the Resale Prospectus;

•        the “Use of Proceeds” section of the Public Offering Prospectus is removed and replaced with the “Use of Proceeds” section on page Alt-2 of the Resale Prospectus;

•        the “Capitalization” and “Dilution” sections of the Public Offering Prospectus are deleted from the Resale Prospectus;

•        the “Resale Shareholders” section is included in the Resale Prospectus beginning on page Alt-3 of the Resale Prospectus;

•        references in the Public Offering Prospectus to the Resale Prospectus will be deleted from the Resale Prospectus;

•        the “Underwriting” section the Public Offering Prospectus will be removed and replaced with the “Plan of Distribution” section beginning on page Alt-4 of the Resale Prospectus;

•        the “Legal Matters” section of the Public Offering Prospectus is removed and replaced with the “Legal Matters” on page Alt-7 of the Resale Prospectus; and

•        the outside back cover of the Public Offering Prospectus is deleted from the Resale Prospectus.

The registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Resale Prospectus as compared to the Public Offering Prospectus.

The Public Offering Prospectus will exclude the alternate pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Resale Shareholders.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 19, 2025

TDE GROUP LIMITED

1,250,000 CLASS A ORDINARY SHARES

This is an initial public offering (the “Offering”) of 1,250,000 Class A ordinary shares, par value US$0.0001 per share (“Class A Ordinary Shares”), of TDE Group Limited (formerly known as Trumptech Digital Education Group Limited) (“TDE Group” the “Company,” “we,” “our” or “us”).

No public market currently exists for our Class A Ordinary Shares. The initial public offering price is expected to be between $5.00 and $6.00 per Class A Ordinary Share. This Offering is contingent upon the listing of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”). We intend to apply to list our Class A Ordinary Shares on Nasdaq under the symbol “TTEI”. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, this Offering will not be completed.No sales of the Class A Ordinary Shares covered by the Resale Prospectus shall occur until the Class A Ordinary Shares sold in the Offering begin trading on Nasdaq.

This registration statement also contains a resale prospectus (the “Resale Prospectus”), pursuant to which the selling shareholders listed therein (the “Resale Shareholders”) are offering 1,250,000 of our Class A Ordinary Shares (the “Resale Offering”) to be sold pursuant to the Resale Prospectus in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals after the trading of our Class A Ordinary Shares on the Nasdaq begins. The Resale Offering is separate from our initial public offering. We will not receive any proceeds from the sale of the Class A Ordinary Shares to be sold by the Resale Shareholders. No sales of our Class A Ordinary Shares covered by the Resale Prospectus shall occur until our Class A Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Class A Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, certain Resale Shareholders may still experience a positive rate of return on their Class A Ordinary Shares due to the lower price at which they purchased the Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not. See “Risk Factors —Risks Related to our Class A Ordinary Shares and this Offering—The future sales of Ordinary Shares by existing shareholders, including the sales by the Resale Shareholders, may adversely affect the market price of our Class A Ordinary Shares.”

Upon the completion of this Offering, our issued share capital will be a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being offered in this Offering. Upon completion of this Offering, TDE Group will have 4,500,000 Class A Ordinary Shares issued and outstanding (or 4,687,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full), as well as 20,500,000 Class B Ordinary Shares issued and outstanding. Holders of the Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share will be entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share will be entitled to ten (10) votes. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than holders of Class B Ordinary Shares or their affiliates, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For more detailed description of risks related to the dual-class structure, see “Risk Factors—Risks Related to our Class A Ordinary Shares and this Offering— Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

We will be considered a “controlled company” under Nasdaq corporate governance rules as we currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of this Offering. Upon the completion of the Offering, TrumpEd Limited (“TrumpEd” or the “Controlling Shareholder”), an entity controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board, will own 100% of our total issued and outstanding Class B Ordinary Shares and no Class A Ordinary Shares, representing approximately 82% of our total issued and outstanding Ordinary Shares and approximately 98% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. The total voting power of our Controlling Shareholder is derived from the voting rights attached to the Class B Ordinary Shares held by the Controlling Shareholder. As a result, the Controlling Shareholder will have the ability to determine all matters requiring approval by the Company’s shareholders.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 to read about factors you should consider before buying our Class A Ordinary Shares.

TDE Group is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all our operations through our indirectly wholly-owned operating company, Trumptech Digital Education Services Limited (“Trumptech Digital Education Services”), a company incorporated in Hong Kong, which is generating the revenue and profit stated in the combined financial statements of the Company. Our ownership interest in Trumptech Digital Education Services is held through a wholly-owned intermediate company, Trumptech Digital Education Holdings Limited (“Trumptech Digital Education Holdings”), which is a holding company incorporated in the British Virgin Islands (“BVI”) with no operations of its own. Investors in our Class A Ordinary Shares should be aware that they will not and may never hold equity interests in the Hong Kong operating company directly. Investors are purchasing equity solely in TDE Group, the Cayman holding company, which indirectly owns equity interests in the operating company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in TDE Group’s operations and/or a material change in the value of the securities we are registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties in enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of risks facing the Company and the Offering as a result of this structure.

Trumptech Digital Education Holdings is free to acquire, hold and sell foreign currency and securities without restriction under BVI law. There is no exchange control legislation under BVI law and accordingly there are no exchange control regulations imposed under BVI law that would prevent Trumptech Digital Education Holdings from paying dividends to shareholders in any particular currency, and all such dividends may be freely transferred out of the BVI, clear of any income or other tax of the BVI imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the BVI.

All our operations are conducted by our operating company in Hong Kong, which is a special administrative region of the PRC. However, due to certain long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in Mainland China as they may affect Hong Kong, including but not limited to the cybersecurity, mergers and acquisitions and the oversight and control over overseas securities offerings by the PRC government. The PRC government may choose to exercise significant oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices. See “Risk Factors — Risks Related to Doing Business in Hong Kong.”

We are aware that, in recent years, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our operating subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this Offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, an issuer shall be required to go through the filing procedures with the CSRC if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. If the above criteria are both met, among other requirements, domestic companies that seek to offer or list their securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC. If a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and where a domestic company seeks to indirectly offer and list its securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

As advised by our PRC Counsel, we are not required to conduct filing with or obtain the approval from the CSRC or other relevant PRC governmental authorities for the listing and trading of our securities on Nasdaq under the Trial Measures because as of the date of this prospectus, our operating company is incorporated and located in Hong Kong and operates therein without any business operation, subsidiary or variable interest entity (“VIE”) structure in Mainland China, and we do not maintain any office or personnel in Mainland China. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded; and should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) incorrectly conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from this Offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder any future operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As advised by our PRC counsel, Sundial Law Firm, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China, and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our subsidiary in Hong Kong is not required to obtain any permissions or approvals from any PRC authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we incorrectly concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), enacted on December 18, 2020, if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our securities may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years.” On December 16, 2021, the PCAOB issued a determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed an agreement with the CSRC and the Ministry of Finance of the People’s Republic of China, allowing the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong completely, consistent with U.S. law. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the HFCA Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

Our auditor, ARK Pro CPA & Co, is headquartered in Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from Nasdaq. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Since our operations are located in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Cap. 486) (the “PDPO” or the “Personal Data (Privacy) Ordinance”), which imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We conduct all of our operations in Hong Kong through our Hong Kong subsidiary, Trumptech Digital Education Services. Accordingly, substantially all our cash and assets are denominated in HKD. Our other subsidiary, Trumptech Digital Education Holdings, is an intermediate holding company with no operations of its own. Cash generated from Trumptech Digital Education Services has not been used to fund the operation of TDE Group. To the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets,” “Dividend Policy,” “Summary Combined Financial Data,” and “Combined Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We have not made any transfers or distributions between the Company, Trumptech Digital Education Services, and Trumptech Digital Education Holdings or to investors, nor have we paid any dividends to date. We may consider paying dividends in the future. As we are a holding company, we rely on dividends paid by our operating subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our operating subsidiary, Trumptech Digital Education Services through an intermediate holding company. See “Dividend Policy.”

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share (US$)		Total (US$)
Initial public offering price(1)	$	[●]	$	[●]
Underwriting discounts and commissions(2)	$	[●]	$	[●]
Proceeds to us (before expenses)(3)	$	[●]	$	[●]

(1)Initial public offering price per share is assumed to be $5.50, which is the midpoint of the range set forth on the cover page of this prospectus.

(2)We have agreed to pay the underwriters a discount equal to [8]% of the initial offering price. Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sales of the Class A Ordinary Shares in this Offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 151.

(3)Excludes fees and expenses payable to the underwriters. See “Underwriting – Discounts and Expenses.”

This Offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares if any such Class A Ordinary Shares are taken. We have agreed to grant the underwriters an option for a period of 45 days after the closing of this Offering to purchase up to an additional 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, if any, at the initial public offering price less the underwriting discounts.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting,” on or about [●], 2025.

WallachBeth Capital LLC

The date of this prospectus is [●], 2025.

You should rely only on the information contained in this prospectus and any related free-writing prospectus that we authorize to be distributed to you. We have not authorized any person, including the Resale Shareholders or any underwriter, to provide you with information different from that contained in this prospectus or any related free-writing prospectus that we authorize to be distributed to you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, our Class A Ordinary Shares in any state or jurisdiction where such offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our Class A Ordinary Shares means that information contained in this prospectus is correct after the date of this prospectus.

You may lose all of your investment in our Class A Ordinary Shares. If you are uncertain as to our business and operations or you are not prepared to lose all of your investment in our Class A Ordinary Shares, we strongly urge you not to purchase any of our Class A Ordinary Shares. We recommend that you consult legal, financial, tax, and other professional advisors or experts for further guidance before participating in the Offering of our Class A Ordinary Shares as further detailed in this prospectus.

We do not recommend that you purchase our Class A Ordinary Shares unless you have prior experience with investments in capital markets, possess basic knowledge of the education technology industry, and have received independent professional advice.

Market and Industry Data

This prospectus includes statistics, other data and descriptive information relating to markets, market sizes, and other industry data pertaining to our business that we have obtained from industry publications, government publications and other information available to us. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Market data and statistics are inherently predictive and speculative and are not necessarily reflective of actual market conditions. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. In addition, the value of comparisons of statistics for different markets is limited by many factors, including that (i) the markets are defined differently, (ii) the underlying information was gathered by different methods, and (iii) different assumptions were applied in compiling the data. Accordingly, the market statistics included in this prospectus should be viewed with caution. We believe that information from these industry publications included in this prospectus is reliable.

Trademarks, Service Marks, and Trade Names

Solely for convenience, the trademarks, service marks, and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus contains additional trademarks, service marks, and trade names of others, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

Presentation of financial information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them, and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

Other Pertinent Information

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

•“$” or “US$” or “U.S. dollars” or “USD” refers to the legal currency of the United States;

•“Amended and Restated Memorandum and Articles” refers to the amended and restated memorandum and articles of association of the Company to be adopted by the Company conditional upon and with effect from the date on which the registration statement of which this prospectus is a part becomes effective;

•“Board of Directors” or “board’ or “Board” refers to the board of directors of the Company;

•“BVI” refers to the British Virgin Islands;

•“China,” “Mainland China” or the “PRC” refers to the People’s Republic of China, for the purposes of this prospectus, excluding Hong Kong, the Macau Special Administrative Region of the PRC and Taiwan;

•“Class A Ordinary Share” refers to our Class A ordinary shares, par value US$0.0001 per share;

•“Class B Ordinary Share” refers to our Class B ordinary shares, par value US$0.0001 per share;

•“Company,” “our Company,” or “TDE Group” refers to TDE Group Limited (formerly known as Trumptech Digital Education Group Limited), an exempted company incorporated in the Cayman Islands under the Companies Act on December 17, 2024;

•“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

•“Controlling Shareholder” or “TrumpEd” refers to TrumpEd Limited, the beneficial owner of approximately 86.3% of the Company’s Shares as of the date of this prospectus and 82% of the Company’s Shares immediately after the completion of this Offering. TrumpEd is controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board. See “Management” and “Principal Shareholders” for more information;

•“CSRC” refers to China Securities Regulatory Commission;

•“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

•“FY2023” refers to the financial year ended August 31, 2023;

•“FY2024” refers to the financial year ended August 31, 2024;

ii

•“Group,” “our,” “us,” or “we” refers to the Company and its subsidiaries at the relevant time, and where the context so requires, in respect of the period prior to the Company becoming the holding company of its present subsidiaries, such subsidiaries of the Company at the relevant time;

•“HK$” or “HKD” or “HK dollars” refers the legal currency of Hong Kong;

•“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•“Hong Kong laws” refers to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in Hong Kong;

•“Offering” refers to the initial public offering of our Class A Ordinary Shares;

•“PCAOB” refers to Public Accounting Oversight Board;

•“Resale Offering” refers to the resale of Class A Ordinary Shares by the Resale Shareholders pursuant to the Resale Prospectus;

•“Resale Shareholders” refers to, collectively, SCM Fortune Investment Limited and TMK Education Investment Limited, the shareholders of the Company selling their Class A Ordinary Shares pursuant to the Resale Prospectus, and each a “Resale Shareholder”. The Resale Shareholders are registering 1,250,000 our Class A Ordinary Shares for sale pursuant to the Resale Prospectus which are not underwritten nor sold by the underwriters;

•“SEC” refers to the United States Securities and Exchange Commission;

•“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

•“Shares” or “Ordinary Shares” refer to, collectively, our Class A Ordinary Shares and Class B Ordinary Shares;

•“Shareholder(s)” refer to holders of our Class A Ordinary Shares or Class B Ordinary Shares;

•“Trumptech Digital Education Holdings” refers to Trumptech Digital Education Holdings Limited, our BVI subsidiary and the direct holding company of Trumptech Digital Education Services; and

•“Trumptech Digital Education Services” refers to Trumptech Digital Education Services Limited, our Hong Kong operating subsidiary.

TDE Group is a holding company with operations primarily conducted in Hong Kong through its operating subsidiary Trumptech Digital Education Services. The reporting currency of Trumptech Digital Education Services is HKD. This prospectus contains translations of certain foreign currency amounts into USD for the convenience of the reader. Assets and liabilities are translated into USD at the closing rate of exchange as of the balance sheet dates, the statement of income is translated using average rate of exchange in effect during the reporting periods, and the equity accounts are translated at historical exchange rates. Unless otherwise noted, all translations from HKD to USD and from USD to HKD in this prospectus were calculated with reference to the table below. No representation is made that the HKD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

	Six months ended February 28,	Six months ended February 29,	Year ended August 31,
	2025	2024	2024	2023
Year-end spot rate	US$1 = HK$7.780	US$1 = HK$7.828	US$1 = HK$7.799	US$1 = HK$7.847
Average rate	US$1 = HK$7.777	US$1 = HK$7.820	US$1 = HK$7.817	US$1 = HK7.834

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before making your investment decision. Before investing in our Class A Ordinary Shares, you should carefully read this entire prospectus, including our financial statements and the related notes thereto and the information set forth under “Risk Factors,” “Selected Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.” Unless the context otherwise requires, all references to “TDE Group,” “we,” “us,” “our,” the “Company” and similar designations refer to TDE Group Limited, a Cayman Islands company, and its wholly-owned subsidiaries.

Overview

We are a leading education technology company providing education solutions for the Hong Kong market. Our founder has nearly 29 years of experience in the education technology industry. Since 2016, we have leveraged our experience and expertise in education technology to promote STEAM (science, technology, engineering, arts and mathematics) education to primary and secondary schools in Hong Kong, capitalizing on opportunities arising from advancements in technology and enhanced government policies supporting STEAM education. We seek to simplify teaching workflows, enhance classroom engagement and improve learning outcomes across different subjects with our innovative education technology.

In 2023, we were the largest STEAM education solution provider in Hong Kong in terms of revenue according to the F&S Report. In light of the competitive landscape of the STEAM education solution market in Hong Kong, we continue to develop innovative solutions and cooperate with technology and innovation companies, to establish further brand recognition and to maintain our competitive edge. To this end, we have leveraged off-the-shelf artificial intelligence (“AI”) technology from third-party service providers, such as retrieval-augmented generation (“RAG”) system and large language model (“LLM”), in enhancing our online teaching and learning platforms, developed Online to Offline (“O2O”) learning models, as well as cooperated with leading universities to provide our services. AI enables operation beyond simple algorithmic code. Specifically, we use the RAG system to collect information about coding tasks and retrieve students’ data, such as common mistakes made during the specific coding tasks. Such information and data gathering provides additional context about the coding tasks that are assigned to the students, and creates a knowledge base for LLM. It takes into account the past interactions with students and the solutions provided to students who experienced similar issues on the platform to enhance and improve our products and systems. Additionally, we also train LLMs to learn from the pre-existing data and information retrieved by the RAG system to generate responses to students’ questions.

Our STEAM education solutions are a product of our proprietary processes, course materials and online teaching and learning platforms. We believe in engaging students in hands-on, interactive and experiential learning to develop their STEAM knowledge and skillsets. We have invested in the training of our own instructors to deliver our solutions to schools and students.

Our STEAM education solutions feature the use of off-the-shelf programmable pocket-sized computers and robots to supplement our courses materials and enrich students’ learning experience. These devices are sourced from retailers by off-the-shelf procurement and readily replaceable. We are in no contractual relationship with relevant brand owners of the devices purchased by us, nor do we hold any license or exclusive right to use or sell such devices.

We have partnered with LEGO® Education since 2019, and we are currently an authorized reseller of LEGO® Education’s curriculum and hardware in Hong Kong on a non-exclusive basis under the terms of a reseller agreement. These include LEGO® Education STEAM curriculum as well as LEGO® Education hardware sets, which we have integrated into our proprietary products and services to enhance experiential learning. The products are supplied to us at list prices provided by LEGO® Education. All intellectual property associated with the products is and remains the property of LEGO® Education. Our use of LEGO® Education’s trademark may be for marketing and promotion purposes only. The agreement is valid until 31 October 2025 and extendable upon agreement by LEGO® Education. Any party may terminate the reseller agreement with a three-month prior written notice.

Except for the purchase orders in connection with the reseller agreement which specify the quantities, unit price, estimated delivery date and product name of the LEGO® Education hardware sets, there are no other associated agreements between LEGO® Education and us.

We currently offer products and services under the following categories:

•Online Teaching and Learning Platforms;

•On-site STEAM Services;

•Interschool STEAM Competitions; and

•Other Technical Support Services.

Our Competitive Strengths

We believe we have the following competitive strengths:

•Market leadership in STEAM education in Hong Kong;

•Proven capability and expertise in education technology;

•Well-established in-house event management system;

•Know-how and resources to expand into the science curriculum market; and

•Partnerships with leading educators and universities.

For more details, see “Business — Our Competitive Strengths.”

Our Growth Strategies

Our growth strategies are as follows:

•Expand our product offerings into science curriculum;

•Further research and development of existing teaching and learning platforms;

•Expanding our target market into ASEAN and Middle East regions.

For more details, see “Business — Our Growth Strategies.”

Corporate History and Structure

We are an exempted company with limited liability incorporated under the laws of Cayman Islands on December 17, 2024. We are a holding company with no operations of our own. We conduct our operations through our indirectly wholly-owned operating subsidiary in Hong Kong, Trumptech Digital Education Services. This is an offering of the Class A Ordinary Shares of TDE Group, a Cayman Islands exempted company with limited liability, instead of the shares in our operating subsidiary.

Trumptech Digital Education Services was incorporated under the laws of Hong Kong as a private company limited by shares on February 23, 2018, in which TrumpEd held 100% equity interest.

Trumptech Digital Education Holdings was incorporated on December 24, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. Trumptech Digital Education Holdings has been directly wholly owned by us since its incorporation.

On January 16, 2025, TrumpEd transferred 10,000 shares, being the entire share capital, in Trumptech Digital Education Services to Trumptech Digital Education Holdings, in consideration of the Company allotting and issuing to TrumpEd 23,749,999 ordinary shares of the Company, par value of US$0.0001 each. Upon completion of the share transfer, Trumptech Digital Education Services became a wholly-owned subsidiary of Trumptech Digital Education Holdings.

On January 24, 2025, TrumpEd and each of Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited entered into a sale and purchase agreement.  Pursuant to the sale and purchase agreement, TrumpEd agreed to sell, and Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited agreed to acquire, approximately 3.2%, 3.2%, 2.11% and 2.11% of the issued share capital in the Company, at the consideration of US$750,000, US$750,000, US$500,000 and US$500,000, respectively. On the same date, TrumpEd transferred 750,000, 750,000, 500,000 and 500,000 ordinary shares, out of its 23,750,000 ordinary shares in the Company, to Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited, respectively. Upon the completion of the share transfers, the Company was owned as to (i) 21,250,000 ordinary shares by TrumpEd; and (ii) 750,000, 750,000, 500,000 and 500,000 ordinary shares by Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited, respectively.

On July 28, 2025, TrumpEd entered into a sale and purchase agreement for the sale of 750,000 ordinary shares of the Company to Prosper Shine Group Limited at a consideration of US$750,000. Following the transfer, TDE Group is owned as to approximately 3.2% by Prosper Shine Group Limited and approximately 86.3% by TrumpEd.

Frontera Global Limited is solely owned by Ms. Lam, Chi Wai Tammy, SCM Fortune Investment Limited is solely owned by Mr. Foo, Shu Hoo Andy, Rosy Ocean Limited is solely owned by Mr. Li, Wing Chun Charles, TMK Education Investment Limited is solely owned by Mr. Wai, Andrew Kim Hung and Prosper Shine Group Limited is solely owned by Mr. Lam, Chi Yin Henry. None of these individuals and entities are affiliated with the Company.

Immediately prior to the completion of this Offering, issued and outstanding ordinary shares held by Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited, TMK Education Investment Limited and Prosper Shine Group Limited will be redesignated as Class A Ordinary Shares on a one-for-one basis, and the remaining issued and outstanding ordinary shares held by TrumpEd will be redesignated as Class B Ordinary Shares on a one-for-one basis.

Upon the completion of this Offering, we will have a dual-class share structure. Our share capital will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares and Class B Ordinary Shares will have the same rights, except for voting and conversion rights. Holders of Class A Ordinary Shares will be entitled to one (1) vote per share on all matters subject to a vote at general meetings of the Company, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than holders of Class B Ordinary Shares or their affiliates, such Class B Ordinary Shares will be automatically and immediately converted into the same number of Class A Ordinary Shares.

The diagrams below illustrate our corporate structure as of the date of this prospectus and upon completion of this Offering based on a proposed number of 1,250,000 Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option:

As of the date of this prospectus:

Upon the completion of this Offering and the sale of our Class A Ordinary Shares by the Resale Shareholders pursuant to the Resale Prospectus, assuming the over-allotment option is not exercised:

TrumpEd (Cayman)
Frontera Global Limited (BVI)
Prosper Shine Group Limited (BVI)
Rosy Ocean Limited (BVI)
Public Shareholders
82.00% (Class B Ordinary Shares)
3.00% (Class A Ordinary Shares)
3.00% (Class A Ordinary Shares)
2.00% (Class A Ordinary Shares)
10.00% (Class A Ordinary Shares)
Company (Cayman)
100%
Trumptech Digital Education Holdings (BVI)
100%
Trumptech Digital Education Services (HK)

Transfers of Cash To and From Our Subsidiaries

We have not made any transfers or distributions between us and our subsidiaries or to investors, nor have we paid any dividends to date. We may consider paying dividends in the future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

We are permitted under the laws of Cayman Islands to provide funding to our operating subsidiary through loans and/or capital contributions without restriction on the amount of the funds loaned or contributed.

Cayman Islands.    Subject to the Companies Act and our Amended and Restated Memorandum and Articles, our Board of Directors may authorize and declare a dividend to Shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the distribution of dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Cayman Islands statutory restriction on the amount of funds which may be distributed by us by dividend.

Hong Kong.    Under Hong Kong law, a Hong Kong company may make a distribution out of profits available for distribution. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between the Company and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations on distributing earnings from our business and subsidiaries to the Company and U.S. investors.

For more information, see “Dividend Policy,” “Risk Factors,” “Summary Combined Financial Data” and “Combined Statements of Shareholders’ Equity” in the audited financial statements as of and for the years ended August 31, 2023 and 2024 contained in this prospectus.

Permission Required from Hong Kong and PRC Authorities

Hong Kong is a Special Administrative Region of the PRC, having its own governmental and legal system that is separate from Mainland China, and as a result, has its own distinct rules and regulations. The operating subsidiary, Trumptech Digital Education Services is incorporated and operating in Hong Kong. We have been advised by Johnson Stokes & Master, our Hong Kong counsel, that based on their understanding of current Hong Kong laws, as of the date of this prospectus, Trumptech Digital Education Services, has received and obtained all requisite permissions or approvals from the Hong Kong authorities to operate our business in Hong Kong, including but not limited to obtaining a relevant certificate of incorporation and business registration certificate, and that we, including Trumptech Digital Education Services, are not required to obtain any permission or approval from Hong Kong authorities before listing in the U.S. and issuing the Class A Ordinary Shares of TDE Group to foreign investors. However, we have been advised by Johnson Stokes & Master that uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. Should there be any change in applicable laws, regulations, or interpretations, and we or any of our subsidiaries are required to obtain such permissions or approvals in the future, we will strive to comply with the then applicable laws, regulations, or interpretations. In the event that we, including Trumptech Digital Education Services, (i) do not receive or fail to maintain such permissions or approvals in the future, (ii) incorrectly conclude that relevant permissions or approvals were not required, or (iii) are required to obtain such permissions or approvals in the future following applicable laws, regulations, or interpretation changes, any action taken by the Hong Kong government could significantly limit or completely hinder our operations and our ability to offer or continue to offer securities to investors and could cause the value of our securities to significantly decline or be worthless.

As advised by our PRC counsel, Sundial Law Firm, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China, and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our subsidiary in Hong Kong is not required to obtain any permissions or approvals from any PRC authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we incorrectly concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Class A Ordinary Shares. Our business, financial condition, or results of operations could be materially and adversely affected as a result of these risks. In such case, the trading price of our Class A Ordinary Shares would likely decline, their liquidity could drop significantly and you may lose all or part of your investment. The following is a summary of some of the principal risks we face:

Risks Related to Our Business and Industry

(For a more detailed discussion, see “Risk Factors — Risks Relating to Our Business and Industry” beginning on page 17 of this prospectus)

•Our Business and Industry depend heavily on STEAM education subsidies provided by the Hong Kong government to the schools we serve. Any reduction, restriction, or delay in these subsidies could adversely affect our business (see “Risk Factors — Risks Relating to Our Business and Industry – Our public school customers depend heavily on STEAM education subsidies provided by the Hong Kong government to the schools we serve. Any reduction, restriction, or delay in these subsidies could adversely affect our business.” on page 17 of this prospectus).

•Our business is subject to seasonality, which may cause significant fluctuations in our revenue, operating results, and cash flows (see “Risk Factors — Risks Relating to Our Business and Industry – Our business is subject to seasonality, which may cause significant fluctuations in our revenue, operating results, and cash flows.” on page 17 of this prospectus).

•Our business depends on our collaboration with LEGO® Education, and the loss of this partnership could materially impact our operations (see “Risk Factors — Risks Relating to Our Business and Industry – Our business depends on our collaboration with LEGO® Education, and the loss of this partnership could materially impact our operations.” on page 17 of this prospectus).

•Changes in laws or regulations governing for-profit education providers could negatively impact our business (see “Risk Factors — Risks Relating to Our Business and Industry – Changes in laws or regulations governing for-profit education providers could negatively impact our business.” on page 17 of this prospectus).

•Our ability to establish and maintain strategic partnerships is critical to our growth, and failure to do so could limit our business expansion (see “Risk Factors — Risks Relating to Our Business and Industry – Our ability to establish and maintain strategic partnerships is critical to our growth, and failure to do so could limit our business expansion.” on page 18 of this prospectus).

•If we expand our operations outside Hong Kong, we will be subject to a variety of costs and legal, regulatory, political and economic risks (see “Risk Factors — Risks Relating to Our Business and Industry – If we expand our operations outside Hong Kong, we will be subject to a variety of costs and legal, regulatory, political and economic risks.” on pages 18-19 of this prospectus).

•Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures (see “Risk Factors — Risks Relating to Our Business and Industry – Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures.” on page 20 of this prospectus).

•We are dependent on our management team (see “Risk Factors — Risks Relating to Our Business and Industry – We are dependent on our management team.” on page 20 of this prospectus).

•Use of generative artificial intelligence tools may require additional investment and costs, and pose unique risks to our business and could subject us to legal liability (see “Risk Factors — Risks Relating to Our Business and Industry – Use of generative artificial intelligence tools may require additional investment and costs, and pose unique risks to our business and could subject us to legal liability.” on page 22 of this prospectus).

Risks Related to Doing Business in Hong Kong

(For a more detailed discussion, see “Risk Factors — Risks Relating to Doing Business in Hong Kong” beginning on page 23 of this prospectus)

•There are political risks associated with conducting business in Hong Kong (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – There are political risks associated with conducting business in Hong Kong.” on page 23 of this prospectus).

•The enactment of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) and the Safeguarding National Security Ordinance could impact our Hong Kong subsidiary, which represents all of our business (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – The enactment of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) and the Safeguarding National Security Ordinance could impact our Hong Kong subsidiary, which represents all of our business.” on page 23-24 of this prospectus).

•We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – We are a holding company and our ability to pay dividends is entirely dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets.” on page 25 of this prospectus).

•Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time with little advance notice, could limit the legal protections available to us (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time, could limit the legal protections available to us.” on page 26 of this prospectus).

•All of our operations are in Hong Kong. However, due to the long arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time or may exert more control over securities offerings conducted overseas and/or foreign investment in issuers listed on a stock exchange outside China, which apply to all China-based issuers, including us, and could result in a material change in our operating subsidiary’s operations and/or the value of our securities and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – All of our operations are in Hong Kong. However, due to the long arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time or may exert more control over securities offerings conducted overseas and/or foreign investment in issuers listed on a stock exchange outside China, which apply to all China-based issuers, including us, and could result in a material change in our operating subsidiary’s operations and/or the value of our securities. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on pages 26-29 of this prospectus).

•You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management and directors named in this prospectus (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management and directors named in this prospectus.” on page 30 of this prospectus).

•Our securities may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years (see “Risk Factors — Risks Relating to Doing Business in Hong Kong – Our securities may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years.” on page 32-34 of this prospectus).

Risks Related to Our Corporate Structure

(For a more detailed discussion, see “Risk Factors — Risks Relating to Our Corporate Structure” beginning on page 34 of this prospectus)

•You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law (see “Risk Factors — Risks Relating to Our Corporate Structure – You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.” on pages 34-35 of this prospectus).

Risks Related to Our Class A Ordinary Shares and this Offering

(For a more detailed discussion, see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering” beginning on page 35 of this prospectus)

•Our Class A Ordinary Shares price may never trade at or above the price in this Offering (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our Class A Ordinary Shares price may never trade at or above the price in this Offering.” on page 34 of this prospectus).

•The initial public offering price for our Class A Ordinary Shares may not reflect their actual value (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.” on page 35 of this prospectus).

•Our share price may be volatile, and you may lose all or part of your investment. Rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our share price may be volatile, and you may lose all or part of your investment. Rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.” on page 36 of this prospectus).

•Our pre-IPO shareholders will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under Rule 144 (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our pre-IPO shareholders will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under Rule 144.” on page 38 of this prospectus).

•We will be a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – We will be a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.” on page 39 of this prospectus).

•Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.” on pages 39-40 of this prospectus).

•Our status as a foreign private issuer will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq  corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our status as a foreign private issuer will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.” on page 42-43 of this prospectus).

•Our status as an “emerging growth company” under the JOBS Act and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our status as an “emerging growth company” under the JOBS Act and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.” on page 44 of this prospectus).

•We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.” on page 45 of this prospectus).

•Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.” on page 46-47 of this prospectus).

•The Offering price and sale price for resales of Class A Ordinary Shares sold by the Resale Shareholders could differ (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – The Offering price and sale price for resales of Class A Ordinary Shares sold by the Resale Shareholders could differ.” on page 47 of this prospectus).

•The future sales of Ordinary Shares by existing shareholders, including the sales by the Resale Shareholders, may adversely affect the market price of our Class A Ordinary Shares (see “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering – The future sales of Ordinary Shares by existing shareholders, including the sales by the Resale Shareholders, may adversely affect the market price of our Class A Ordinary Shares.” on page 48 of this prospectus).

Corporate Information

Our principal office is located at Unit 2101, 21/F, The Bay Hub, 17 Kai Cheung Road, Kowloon Bay, Hong Kong and our telephone number is +852 2346 0023. Our registered office in the Cayman Islands is located at Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman KY1-1111, Cayman Islands. We maintain a website at http://www.trumptech.com. We do not incorporate the information on our website into this prospectus and the information contained therein or connected thereto shall not be deemed to be part of this prospectus or the registration statement. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

•are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

•are not required to obtain an attestation and report from our auditor on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

•are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

•are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

•are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

•will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. We will remain an emerging growth company until the earliest of:

•the last day of our fiscal year during which we have total annual revenue of at least $1.235 billion;

•the last day of our fiscal year following the fifth anniversary of the closing of this Offering;

•the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or

•the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which, among other things, would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be less than the information you receive from other public companies.

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to U.S. GAAP, but they must be provided no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii).

A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances apply:

•the majority of our executive officers or directors are U.S. citizens or residents;

•more than 50% of our assets are located in the United States; or

•our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Upon the completion of the Offering, TrumpEd, an entity controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board, will own 100% of our total issued and outstanding Class B Ordinary Shares and no Class A Ordinary Shares, representing approximately 82% of our total issued and outstanding Ordinary Shares and approximately 98% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, we will be considered a “controlled company” as defined under the Nasdaq listing rules because TrumpEd will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not plan to rely on these exemptions after our Offering, should we subsequently choose to rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

THE OFFERING

Shares offered by us	1,250,000 Class A Ordinary Shares.
Over-allotment Option

We have granted the underwriters an option for a period of 45 days after the closing of this Offering to purchase up to an additional 15% of the total number of Class A Ordinary Shares to be offered by us pursuant to this Offering, solely for the purpose of covering over-allotments, if any, at the initial public offering price less the underwriting discounts.

Initial public offering price	$5.00 to $6.00 per Class A Ordinary Share.
Shares issued and outstanding prior to this Offering	23,750,000 ordinary shares.
Shares issued and outstanding after this Offering

4,500,000 Class A Ordinary Shares (or 4,687,500 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full) and 20,500,000 Class B Ordinary Shares.

Listing

We intend to apply to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “TTEI”. The closing of this Offering is conditioned upon Nasdaq’s approval of our listing application.

Lock-Up

Each of our directors, executive officers and Shareholders holding 5% or more of the issued and outstanding Ordinary Shares will enter into a lock-up agreement with the Underwriters not to sell, transfer or dispose of any Ordinary Shares for a period of 180 days from the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting.”

The Company has agreed not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exemptions, for a period of 90 days from the closing of this Offering, without the consent of the underwriters.

Notwithstanding the foregoing, these restrictions do not apply to the Resale Shareholders with respect to Class A Ordinary Shares sold by them pursuant to the Resale Prospectus.

Use of proceeds

We estimate that we will receive net proceeds from this Offering of approximately $4.7 million, or approximately $5.7 million if the underwriters exercise their option to purchase additional Class A Ordinary Shares in full, based on an assumed initial public offering price of $5.50 per Class A Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this Offering as follows:

•approximately 20% for improving the operations of our educational products and services;

•approximately 30% for research and development of our educational products and services;

•approximately 20% for expansion into the ASEAN and Middle East regions;

•approximately 10% for sales and marketing and brand promotional activities; and

•approximately 20% for working capital and other general corporate purposes.

See “Use of Proceeds” for additional information.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Class A Ordinary Shares.
Transfer agent	Vstock Transfer, LLC

Unless otherwise indicated, all information in this prospectus assumes or gives effect to no exercise by the underwriters of their option to purchase up to 187,500 additional Class A Ordinary Shares from us.

SUMMARY COMBINED FINANCIAL DATA

The following summary combined statements of operations for the years ended August 31, 2023 and 2024 and the six months ended February 28, 2025 and combined balance sheets data as of August 31, 2023 and 2024 and February 28, 2025, have been derived from our combined financial statements included elsewhere in this prospectus. Our combined financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected for any future period. The following summary combined financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements included elsewhere in this prospectus.

The summary combined statements of operations and cash flow:

	For the six months ended February 28,	For the year ended August 31,
	2025	2024	2023
	US$	US$	US$
Net cash used in operating activities	(797,934)	(388,291)	(995,789)
Net cash used in investing activities	(577,099)	(212,523)	-
Net cash provided by financing activities	1,109,052	891,510	846,533
Net change in cash and cash equivalents	(262,994)	282,610	(147,058)

The summary combined balance sheet:

	As of February 28,	As of August 31,
	2025	2024	2023
	US$	US$	US$
Total assets	2,994,573	1,918,865	1,628,134
Total liabilities	2,876,593	1,435,094	3,082,473
Total equity (deficit)	117,980	483,771	(1,454,339)

The following table presents our summary combined statements of operations for the six months ended February 28, 2025, and the two years ended August 31, 2024 and 2023:

	For the six months ended February 28,	For the year ended August 31,
	2025	2024	2023
	US$	US$	US$
Revenues	1,406,518	4,384,788	3,581,784
Cost of revenues	(603,560)	(1,512,199)	(1,588,313)
Gross profit	802,958	2,872,589	1,993,471
Total operating expenses	(1,247,579)	(1,804,490)	(2,113,235)
Total other (expense) income, net	(23,887)	(28,094)	37,176
Income tax credit (expense)	101,396	(135,966)	13,222
Net income (loss) from discontinued operations, net of tax	-	1,038,538	(1,023,311)
Net (loss) income	(367,112)	1,942,577	(1,092,677)

RISK FACTORS

Investing in our securities is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our securities. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

Our public school customers depend heavily on STEAM education subsidies provided by the Hong Kong government to the schools we serve. Any reduction, restriction, or delay in these subsidies could adversely affect our business.

A significant portion of our revenue is settled by our public school customers by STEAM education subsidies being made available by the Hong Kong government, even though our revenue is not received from the Hong Kong government directly, nor are we in any way subsidized by the Hong Kong government, but rather from our public school customers that benefit from such subsidies. These subsidies are determined through a legislative budgeting process and may be subject to economic conditions, such as the current slowdown in the economy of Hong Kong and the PRC, or budgetary constraints faced by the Hong Kong government. There is no assurance that the subsidies will remain at their current level or increase in the future. A reduction, restriction, or delay in the availability of these subsidies could adversely affect our business, financial condition, results of operations and cash flows.

Our business is subject to seasonality, which may cause significant fluctuations in our revenue, operating results, and cash flows.

We experience significant seasonality in our business due to the structure of the Hong Kong school year. Schools in Hong Kong may apply for government subsidies for STEAM education programs only after the completion of a school term. For more information, see “Business – Seasonality.”

The seasonal nature of our business may result in fluctuations in our quarterly revenue, operating results, and cash flows, which may not accurately reflect our full-year performance. If we are unable to effectively manage these seasonal fluctuations or mitigate their impact on our cash flows and financial condition, our business, financial condition, and results of operations could be materially and adversely affected.

Our business depends on our collaboration with LEGO® Education, and the loss of this partnership could materially impact our operations.

We have partnered with LEGO® Education since 2019, and we are currently an authorized reseller of LEGO® Education’s curriculum and hardware in Hong Kong on a non-exclusive basis under the terms of a reseller agreement. The agreement is valid until 31 October 2025 and extendable upon agreement by LEGO® Education. Any party may terminate the reseller agreement with a three-month prior written notice. If our collaboration with LEGO® Education is terminated or interrupted, we may no longer be able to offer such products and services or to a level that satisfies customer demand, which could adversely affect our sales and overall financial performance.

Changes in laws or regulations governing for-profit education providers could negatively impact our business.

Currently, we are not subject to the regulatory framework applicable to formal education providers in Hong Kong (i.e., schools or certain tutorial centers that are subject to the Education Ordinance (Cap. 279)). However, as the STEAM education market continues to develop, new laws or regulations specific to for-profit education technology companies may be enacted. These laws or regulations could increase our compliance costs and restrict our operations, particularly because we serve government-funded schools that are subject to greater oversight. Such changes could materially and adversely impact our business and financial results.

Accidents involving model-building activities could result in bodily harm, leading to reputational damage and financial losses.

Our STEAM activities and services involve model building and assembling by hand as part of the learning process. This requires the use of tools such as scissors, hammers, and cutting machines that may result in bodily harm if used improperly. Additionally, some models, such as our Race-to-the-Line Rocket Cars, involve the use of model rocket engines containing propellants that may be flammable. Although we have not encountered any material injury incidents to date, accidents involving our model-building activities could result in bodily harm to users, damage our reputation, compensatory damages and lawsuits, and lead to a decline in sales, materially affecting our financial performance.

Our ability to establish and maintain strategic partnerships is critical to our growth, and failure to do so could limit our business expansion.

We rely on strategic partnerships with educational institutions and organizations to develop content and offer teacher training programs. For example, we intend to collaborate with a leading university in the United Kingdom to establish a science teacher training program. Negotiating and managing these partnerships, especially with overseas institutions, involves significant time and expense. If these partnerships do not materialize or fail to deliver anticipated benefits, our growth prospects and financial results could be adversely affected.

We may face increasing competition.

The STEAM education solution market in Hong Kong is characterized by low barriers to entry compared to other high-tech markets. The demand for innovative, technology-driven solutions continues to rise and the government’s efforts to promote school-based STEAM education have attracted new entrants. Intensified competition may require us to invest heavily in research and development or innovative technologies, such as AI, to differentiate our offerings and meet the dynamic needs of schools and students. We may also need to increase our industry collaborations, as well as accumulate more project experience to further develop our brand recognition. Failure to compete effectively could result in a loss of market share and adversely impact our profitability and operational results.

If we expand our operations outside Hong Kong, we will be subject to a variety of costs and legal, regulatory, political and economic risks.

International expansion is expected to be an important component of our growth strategy and may require significant capital investment, which could strain our resources and adversely impact current performance, while adding complexity to our current operations. Any overseas operations would be subject to the laws of the countries in which we may operate. We could face sanctions or other penalties if any of those overseas operations, associates, or agents violate these laws, which could harm our reputation, our business, and our operational performance.

In addition, we may face operational issues that could have a material adverse effect on our reputation, business and results of operations. These issues include, without limitation:

•difficulties in developing, staffing and simultaneously managing a foreign operation as a result of distance, language and cultural differences;

•challenges in formulating effective local sales and marketing strategies targeting users from various jurisdictions and cultures with a diverse range of preferences and demands;

•challenges in identifying appropriate local business partners and establishing and maintaining good working relationships with them;

•dependence on local platforms in marketing our products and services;

•challenges in selecting suitable geographical regions for international business;

•longer customer payment cycles;

•currency exchange rate fluctuations;

•political or social unrest or economic instability;

•protectionist or national security policies that restrict our ability to invest in or acquire companies; develop, import or export certain technologies; or utilize technologies that are deemed by local governmental regulators to pose a threat to their national security;

•compliance with applicable foreign laws and regulations and unexpected changes in laws or regulations, and compliance costs across different legal systems;

•differing, complex and potentially adverse customs, import/export laws, tax rules and regulations or other trade barriers or restrictions, related compliance obligations and consequences of non-compliance, and any new developments in these areas; and

•increased costs associated with doing business in foreign jurisdictions.

One or more of these factors could harm any of our future international operations and consequently, could harm our overall results of operations.

Any negative publicity, allegations, complaints or claims made against us may adversely affect our reputation, business, financial position, results of operations and price of our Class A Ordinary Shares.

Since our establishment, there has not been any material negative publicity or allegations made by customers or suppliers or our employees against our Group. However, we cannot assure you that any allegations, complaints and claims will not be made against us in the future. Any allegations, complaints or claims against us, regardless of their validity, could cause negative publicity, give rise to potential liability and adversely affect our reputation and the price of our Class A Ordinary Shares. If the number of complaints in relation to quality of our products and services increases, our reputation could also be adversely affected which may have a negative impact on our ability to retain existing customers or our ability to secure new customers. In addition, we may have to divert management and other resources to address relevant allegations, complaints or claims which may adversely affect our business and results of operations. In the event that our insurance coverage is unavailable or inadequate, we may have to pay out of our own resources to defend ourselves or compensate any damages suffered, and liabilities in respect of such claims could adversely affect our financial position and results of operations.

We may be subject to litigation, claims or other disputes.

We may from time to time be involved in disputes arising from contracts with customers, suppliers, or other third parties. Claims could result in time-consuming and costly litigation, arbitration, administrative proceedings or other legal proceedings, and the expenses we would incur may materially and adversely affect our financial performance.

Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other adverse results. Moreover, legal proceedings resulting in unfavorable judgments may harm our reputation, cause financial losses and damage our prospects of being awarded future contracts, thereby materially and adversely affecting our operations, financial performance and prospects.

Our business depends on the reliability of computer systems maintained by us and the ability to implement, maintain and upgrade our information technology and security measures.

Our business depends on the computer systems maintained by us to operate efficiently and reliably at all times. Certain emergencies or contingencies could occur, such as a natural disaster or a significant power outage, which could temporarily shut down our facilities and computer systems. Further, our cybersecurity measures may not detect, prevent or control all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, Trojan horses, malicious software, break-ins, phishing attacks, third-party manipulation, security breaches, employee misconduct or negligence or other attacks, data leakage and similar disruptions that may jeopardize the security of data stored in and transmitted by our systems or that we otherwise maintain. In addition, if the technological and operational platforms and capabilities become outdated, we will be at a disadvantage when competing with our competitors. Our failure to back up our data and information in a timely manner may also cause material disruption of our business operation and may therefore adversely affect our business and results of operations.

Events such as epidemics, natural disasters, adverse weather conditions, political unrest and terrorist attacks may affect our business operations.

Our operating subsidiary’s operations are subject to uncertainties and contingencies beyond its control that could result in material disruptions in its operations and adversely affect its business. These include shortages of labor and materials, supply chain delays, accidents, epidemics, pandemics, natural disasters, fire, adverse weather conditions, political unrest, wars and terrorist attacks. If our operating subsidiary cannot take remedial actions in a timely manner, such as finding suitable alternative suppliers, service providers, or hiring additional staff to meet unexpected contingencies, any such events could cause our operating subsidiary to reduce or halt its operations, adversely affect business operations, increase costs and/or prevent it from delivering products and services, any one of which could materially and adversely affect its business, financial condition and results of operations.

In such an event, our operating subsidiary’s business operations may also be severely disrupted due to a negative impact on investor confidence and risk appetites, the fund-raising activities of issuers and proposed listing applicants, the macroeconomic conditions as well as the financial conditions in Hong Kong. Our operating subsidiary’s business operations and financial condition may be materially and adversely affected as a result.

We are dependent on our management team.

Our success is, to a large extent, attributable to our executive officers’ strategy and vision as well as their involvement in key aspects of our business, including but not limited to the acquisition and maintenance of new and existing customer relationships, pricing of our products and services, and overall management of our operations. The business of our Company was founded by Mr. Kwok Tin Ming, chairman of the Board of Directors and chief executive officer. Our team of executive officers possess extensive industry contacts and knowledge, and are familiar with our business operations and have established good relationships with our customers.

Our Company’s success and growth therefore depends on our ability to identify, hire, train and retain suitable, skilled and qualified key personnel. The loss of service of our executive officers, directors or other key personnel without suitable and timely replacements or the inability to attract and retain qualified management personnel, will materially and adversely affect our operations and financial performance.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such companies, the failure of which may adversely affect our business, financial condition and results of operations.

Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this Offering, we are a private company mainly operating our businesses in Hong Kong. As a result of this Offering, our Company will become subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We are exposed to risks of infringement of our intellectual property rights and the unauthorized use of our trademarks by third parties.

Our trademarks are licensed from Higher Education Limited. We cannot guarantee that Higher Education Limited will not breach the trademark licensing agreement, due to the changes in factors beyond our control, including local laws or government regulations or that the trademark licensing agreement will not be terminated for other reasons. We believe that our brand and trademarks are important to our business. If a third-party successfully challenges Higher Education Limited's ownership of, or our right to use, the related trademarks, our business, financial condition and results of operations could be materially and adversely affected. See “Business – Intellectual Property.”

We may not be able to effectively prevent third parties from violating our Company’s intellectual property rights. There is also no assurance that we will be able to obtain adequate remedies in the event of a violation of our intellectual property rights by our competitors or other third parties. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. If we fail to protect our intellectual property rights adequately, there may be an adverse impact on our Company’s reputation, goodwill and financial performance.

As of the date of this prospectus, while we have not experienced any claims for intellectual property rights infringement, there can be no assurance that the products, services, technologies and advertising we use in our business do not or will not infringe valid intellectual property rights held by third parties in the future. In the event of any claims or litigation by third parties involving infringement of their intellectual property rights, whether with or without merit, our operations and financial performance may be adversely affected.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and resources to address our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, and, in connection with the audits of our combined financial statements for the fiscal years ended August 31, 2023 and 2024, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting as well as other control deficiencies for the those periods. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting. There is a reasonable possibility that a material misstatement in our annual or interim financial statements may not be prevented or detected on a timely basis. The material weaknesses identified are related to (i) inadequate segregation of duties for certain key functions due to limited staff and resources; (ii) a lack of independent directors and an audit committee; and (iii) insufficient U.S. GAAP experienced financial team.

We intend to implement measures designed to improve our internal control over financial reporting prior to the commencement of this Offering to address the underlying causes of these material weaknesses, including (i) hiring more qualified staff to fill the key roles in the operations; (ii) appointing independent directors; (iii) establishing an audit committee; and (iv) strengthening our corporate governance. We intend to implement the above measures prior to the listing of our securities and we expect the remediation to be substantially completed upon listing.

Effective internal control over financial reporting is important to prevent fraud. The market for and trading price of our Class A Ordinary Shares may be materially and adversely affected if we do not have effective internal controls. We may not be able to discover problems in a timely manner and our current and potential shareholders may lose confidence in our financial reporting, which may harm our business and the trading price of our Class A Ordinary Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing our Class A Ordinary Shares and may make it more difficult for us to raise funds in debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our stock price may decline and we may be unable to maintain compliance with Nasdaq listing standards.

Use of generative artificial intelligence tools may require additional investment and costs, and pose unique risks to our business and could subject us to legal liability.

Uncertainty around new and emerging AI applications, such as generative AI content creation, may require additional investment in the development of proprietary datasets and machine learning models, and the development of further approaches and processes to provide better educational products to students, which may be costly and could impact our profit margin. Developing, testing, and deploying AI systems may also increase the cost of our offerings due to the nature of the computing costs involved in such systems.

We use generative AI tools in our business. Generative AI tools producing content that can be indistinguishable from that generated by humans is a relatively novel development, with benefits, risks, and liabilities still unknown. Recent decisions of the U.S. Copyright Office suggest that we would not be able to claim copyright ownership in any source code, text, images, or other materials that we develop through the use of generative AI tools, and the availability of such protections in other countries is unclear. As a result, we could have no remedy if third parties reused those same materials, or similar materials also generated by AI tools. In addition, we have little or no insight into the third-party content and materials used to train these generative AI tools, or the extent of the original works which remain in the outputs. As a result, we may face claims from third parties claiming infringement of their intellectual property rights of materials or content we believed to be available for use and not subject to license terms or other third-party proprietary rights. We could also be subject to claims from the providers of the generative AI tools, if we use any of the generated materials in a manner inconsistent with their terms of use.

Any of these claims could result in legal proceedings and could require us to purchase a costly license, or limit or cease using the implicated software, or other materials or content unless and until we can re-engineer such materials or content to avoid infringement or change the use of, or remove, the implicated third-party materials, which could reduce or eliminate the value of our products and relevant service offerings. Any of these risks could be difficult to eliminate or manage, and, if not addressed, could have a material adverse effect on our business, results of operations, financial condition, and future prospects.

Risks Related to Doing Business in Hong Kong

There are political risks associated with conducting business in Hong Kong.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems” policy that allows for a democratic, autonomous Hong Kong under Beijing’s rule for the 50 years after the handover of Hong Kong from the British in 1997. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. Since our operations are based in Hong Kong, any change to such political arrangements may pose an immediate threat to the stability of the economy in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Since June 2020, however, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and removed Hong Kong’s preferential trade status enjoyed since 1997. As a result, the United States may impose and has imposed the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. While we do not expect exports to be a significant part of our business, any escalation in political and trade tensions involving the U.S., China and Hong Kong could potentially harm our business.

On July 14, 2020, U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted.

The enactment of the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) and the Safeguarding National Security Ordinance could impact our Hong Kong subsidiary, which represents all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress passed the Hong Kong National Security Law to address national security in Hong Kong, which covers four major categories of offenses — secession, subversion, terrorist activities, and collusion with foreign or external forces to endanger national security.

On March 23, 2024, the Hong Kong government enacted the Safeguarding National Security Ordinance (the “SNSO”), which is a domestic national security legislation enacted pursuant to Article 23 of the Basic Law, to cover offenses, including treason, insurrection, incitement to mutiny and disaffection, acts with seditious intention, acquisition, possession or disclosure of state secrets, espionage, sabotage, external interference endangering national security and organizations engaging in activities endangering national security.

It is difficult for us to predict the adverse impact the Hong Kong National Security Law and the SNSO will have on Hong Kong or our business. However, in any event, since all of our operations are based in Hong Kong, any change of the political arrangements between Hong Kong and the PRC may pose an adverse impact to the stability of the economy in Hong Kong, thereby and thereby likely adversely affecting our results of operations and financial position.

The Hong Kong legal system embodies uncertainties that could limit the legal protections available to you and us.

We are unable to assure you that Hong Kong will continue to enjoy a high autonomy and the relative political freedoms as enjoyed by it in previous years, including the autonomy to decide on the system of law that would be applied in Hong Kong.

If the autonomy currently enjoyed by Hong Kong is compromised, it could potentially impact Hong Kong’s common law legal system and, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. If the PRC were to, in fact, renege on its agreement to allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to you. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We are a holding company and our ability to pay dividends is entirely dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets.

The Class A Ordinary Shares offered in this prospectus are those of TDE Group. TDE Group is a holding company incorporated under the laws of the Cayman Islands with limited liability. All of our business operations are conducted through our Hong Kong subsidiary, Trumptech Digital Education Services, and hence, our revenue and profit are entirely contributed by our Hong Kong subsidiary.

We have not paid any dividends to date. We may consider paying dividends in the future. See “Dividend Policy.” However, if we were to pay dividends, our ability to pay dividends to our shareholders would be dependent upon the earnings of our Hong Kong subsidiary and its distribution of funds to us, primarily in the form of dividends. The ability of our Hong Kong subsidiary to make distributions to us depends upon, among others, their distributable earnings. Under Hong Kong law, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There can be no assurance however, that we will be able to declare or distribute any dividend in the future.

Furthermore, to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or asset. In response to the persistent capital outflow and the RMB’s depreciation against the USD in the fourth quarter of 2016, the People’s Bank of China and State Administration of Foreign Exchange, have implemented a series of capital control measures, including stricter vetting procedures for companies to remit foreign currency for overseas acquisitions, dividend payments, and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and our Hong Kong subsidiary’s dividends and other distributions may be subjected to tighter scrutiny and controls in the future.

A downturn in the Hong Kong or global economy, or a change in economic and political policies of the PRC, could materially and adversely affect our Hong Kong operating subsidiary’s business and financial condition.

Our Hong Kong operating subsidiary’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, such growth has been uneven within China, both geographically and among various sectors of the economy, and such growth may not be sustained in the future. If in the future the Chinese economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries, including the education industry. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on our Hong Kong operating subsidiary.

Economic conditions in Hong Kong and China are also sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may have a negative impact on our Hong Kong operating subsidiary’s business, results of operations and overall financial condition. Additionally, turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Uncertainties regarding the interpretation and enforcement of PRC laws, rules, and regulations, which could change at any time, could limit the legal protections available to us.

The PRC legal system is a civil law system based on written statutes, unlike the common law system in Hong Kong; prior court decisions may be cited for reference under the PRC legal system, but have limited precedential value. Since 1979, the PRC government has promulgated laws and regulations governing economic matters in general, including laws and regulations that cover specific issues such as foreign investment, corporate organization and governance, commerce, taxation, and trade. However, China has not developed a fully integrated legal system and therefore laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new and due to the limited volume of published cases and their non-binding nature, interpretation and enforcement of these newer laws and regulations involve greater uncertainties than those in jurisdictions available to you. In addition, the PRC legal system is based in part on government policies and administrative rules, and many have retroactive effect.

Given the PRC legal system is one that rapidly evolves, the interpretations of many laws, regulations, and rules, which could change at any time with little advance notice, are not always uniform, and enforcement of these laws, regulations, and rules involves uncertainties. We cannot predict the effect of future developments in China’s legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws.

We may have to resort to administrative and court proceedings in the PRC to enforce our legal rights from time to time. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in other legal systems, such as Hong Kong. Furthermore, the PRC legal system is based partly on government policies and internal rules (some of which are not published in a timely manner or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property), and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations. Additionally, should we be subject to any administrative and court proceedings in China, such administrative and court proceedings may be protracted, resulting in substantial costs and diversion of resources and management attention. Since, unlike the legal system in Hong Kong, PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in other legal systems.

All of our operations are in Hong Kong. However, due to the long arm provisions under current PRC laws and regulations, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time or may exert more control over securities offerings conducted overseas and/or foreign investment in issuers listed on a stock exchange outside China, which apply to all China-based issuers, including us, and could result in a material change in our operating subsidiary’s operations and/or the value of our securities. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

All our operations are located in Hong Kong so we are subject to the laws, regulations and policies of the Hong Kong government and may be subject to the influence of the PRC government. As such, our business operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a policy to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over companies which listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in issuers listed on a stock exchange outside China. However, due to certain long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in Mainland China and how such laws may affect Hong Kong.

The PRC government may choose to exercise significant oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject, including with respect to financing, may change rapidly and with little advance notice to us. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

(i)Risk in relation to cybersecurity review under the Revised Review Measures

On July 10, 2021, the CAC published a revised draft revision to the Cybersecurity Review Measures for public comment, or the Draft Cybersecurity Measures, and together with 12 other Chinese regulatory authorities, released the final version of the Revised Measures for Cybersecurity Review (the “Revised Review Measures”), in December 2021, which took effect on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to publicly list its securities in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, the administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators.

Additionally, on September 24, 2024, the State Council promulgated the Regulation on Network Data Security Management (the “Network Data Regulation”), which became effective as of January 1, 2025. The Network Data Regulation restates and further specifies the legal requirements for personal information, important data, cross-border data transfer, network platform services, and data security. Among others, if the network data processing activities have or may have impacts on national security, such activities shall be subject to national security review in accordance with relevant laws and regulations. Any failure to comply with such requirements may subject us to, among others, suspension of services, fines, revoking relevant business permits or business licenses and penalties. Given the recent issuance of the Revised Review Measures and the Network Data Regulation, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Although it remains unclear whether a Hong Kong company would be subject to the Revised Review Measures, we do not currently expect the Revised Review Measures to have an impact on our business, operations or this Offering. As advised by our PRC counsel, Sundial Law Firm, our subsidiary in Hong Kong is not likely to be deemed as an “operator of critical information infrastructure” or a “data processor” controlling personal information of more than one million users, that would be required to file for cybersecurity review before listing in the U.S., because (i) our subsidiary is incorporated and operating in Hong Kong and the Revised Review Measures remain unclear as to whether they shall be applicable to Hong Kong companies; (ii) we operate without any subsidiary or VIE structure in Mainland China; (iii) as of the date of this prospectus, our subsidiaries have not collected and stored any personal information of PRC individual client; (vi) as of the date of this prospectus, our subsidiaries have not been informed by any PRC governmental authority of any requirement that it should file for a cybersecurity review; and (v) as of the date of this prospectus, there are no more than 85,939 users in aggregate who have provided their personal information to our  proprietary online platforms. Considering the number of users’ data our online platform has processed, we do not currently expect that we would be subject to cybersecurity review requirements even if such requirements for Mainland China companies under PRC law were to be extended to Hong Kong. However, there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If any of our subsidiaries is deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, our operation and the listing of our Class A Ordinary Shares in the U.S. could be subjected to CAC’s cybersecurity review in the future.

(ii)Risk in relation to filing procedures and requirements under the Trial Administrative Measures

On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC (collectively, the “Guidance Rules and Notice”). According to the Trial Measures, together with the Guidance Rules and Notice, an issuer shall be required to go through the filing procedures with the CSRC if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. If the above criteria are both met, among other requirements, domestic companies that seek to offer or list their securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC. If a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and where a domestic company seeks to indirectly offer and list its securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

As advised by our PRC Counsel, we are not required to conduct filing with or obtain the approval from the CSRC or other relevant PRC governmental authorities for the listing and trading of our securities on Nasdaq under the Trial Measures because as of the date of this prospectus, our operating company is incorporated and located in Hong Kong and operates therein without any business operation, subsidiary or VIE structure in Mainland China, and we do not maintain any office or personnel in Mainland China. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded; and should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) have concluded incorrectly that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. As applicable, these regulatory agencies may also impose fines and penalties or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this Offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this Offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder any future operations both within the PRC and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

As of the date of this prospectus, neither Trumptech Digital Education Services nor any of our subsidiaries are required to obtain any permission or approval from Hong Kong authorities to operate our business that are not generally applicable to all business (and that have not been obtained). Since the Company and its subsidiaries currently have no operations in the Mainland China, as of the date of this prospectus, we have been advised by PRC counsel that the Company is not required to obtain any permissions or approvals from PRC authorities before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors, including from the CAC or the CSRC because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to its regulation; and (ii) all of the Company's operations are conducted through its operating subsidiary in Hong Kong and it is therefore not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our subsidiary in Hong Kong is not required to obtain any permissions or approvals from any PRC authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authorities. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we incorrectly concluded that relevant permissions or approvals were not required or (iii) we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

It is highly uncertain how soon the PRC legislative or administrative regulation-making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments, and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in issuers listed on a stock exchange outside China, including us, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. The promulgation of new laws or regulations or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to achieve compliance, decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Class A Ordinary Shares could decrease or become worthless.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

As all of our operations take place in Hong Kong, we do not believe we are subject to cybersecurity review by the CAC or any review by any other PRC authorities for this Offering, and we are not required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our subsidiaries’ operations in Hong Kong. However, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong, and compliance with such existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

In particular, the Personal Data (Privacy) Ordinance (Cap. 486) (the “PDPO” or the “Personal Data (Privacy) Ordinance”) imposes certain data protection-related duties on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles under the PDPO (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects, if the Commissioner deems fit to do so.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO, and we have not encountered any investigations involving a breach of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for this Offering. However, if we or our operating subsidiary conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions against us or our management and directors named in this prospectus.

TDE Group is incorporated under the laws of the Cayman Islands, but all of our operations and assets are held by our operating subsidiary, Trumptech Digital Education Services, in Hong Kong. In addition, except for Dr. Shigeru Miyagawa, our independent director, who resides in the United States, all our executive officers and directors reside within Hong Kong for a significant portion of the time. As a result, it may be difficult or impossible for investors to effect service of process on us or those persons in Hong Kong. Even with service of process, it may also be difficult for you to enforce any judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws, against us and our officers and directors in Hong Kong. There is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or those of any U.S. State; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any State in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

There is currently no arrangement providing for the reciprocal enforcement of judgments between Hong Kong and the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States. See “Enforceability of Civil Liabilities.”

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of China, including Hong Kong.

Shareholder claims or regulatory investigations that are common in the United States may be difficult to pursue as a matter of law and/or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish regulatory cooperation mechanisms with the securities regulatory authorities of other countries or regions, to implement cross-border supervision and administration of securities-related matters, this may not be the case with the United States. Additionally,  according to Article 177 of the PRC Securities Law (“Article 177”), which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within Mainland China. While detailed interpretation of Article 177 and implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within Mainland China may further increase difficulties faced by you in protecting your interests.

In the event that U.S. regulators carry out an investigation on us and there is a need to conduct such investigation or collect evidence in Mainland China, U.S. regulators may not be able to carry out such investigation or evidence collection directly in Mainland China under the PRC laws. U.S. regulators may, in the future, consider cross-border cooperation with a securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC.

All our operations are currently conducted in Hong Kong. Hong Kong has a legal system separate from Mainland China. The Securities and Futures Commission of Hong Kong (“SFC”) is a signatory to the International Organization of Securities Commissions Multilateral Memorandum of Understanding (“MMOU”), which provides for mutual investigatory and other assistance and exchange of information between securities regulators around the world, including the SEC. This is also reflected in section 186 of the Securities and Futures Ordinance (“SFO”), which empowers the SFC to exercise its investigatory powers to obtain information and documents requested by non-Hong Kong regulators, and section 378 of the SFO, which allows the SFC to share confidential information and documents in its possession with such regulators. However, there is no assurance that such cooperation will materialize, or, even if it does, whether it will adequately address any efforts to investigate or collect evidence to the extent that may be sought by U.S. regulators.

Although we are based in Hong Kong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Hong Kong operating subsidiary’s business operations, this Offering and our reputation, and could result in a loss of your investment in our securities.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. As a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies have been or are now subject to shareholder lawsuits and/or SEC enforcement actions.

Although our operations are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming and likely would distract our management from our normal business and could result in our reputation being harmed. The price of our securities could decline because of such allegations, even if the allegations are false.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs.

Currently, Hong Kong has a separate legal system from Mainland China, and it has its legislative framework and judiciary independent of that of the PRC government. Nonetheless, regulatory developments in China, in particular with respect to restrictions on companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital-raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with PRC-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of such companies and regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since we mainly operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our securities.

Our business is conducted in Hong Kong through our operating subsidiary, namely, Trumptech Digital Education Services. Our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong. However, the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar would affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and could be affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system ends and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Our securities may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years.

The Holding Foreign Companies Accountable Act (the “HFCA Act”), was enacted on December 18, 2020. The HFCA Act states if the SEC determines that an issuer filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCA Act”), which was signed into law on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years under the original HFCA Act. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; and (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The December 15, 2022 Determination Report cautioned, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, ARK Pro CPA & Co, is an independent registered public accounting firm that issues the audit report included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, it is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections and PCAOB is able to inspect our auditor in relation to our U.S. listing. However, there is no assurance that future audit reports will be prepared by auditors able to be inspected by the PCAOB and therefore, in the future, you may be deprived of the benefits of such inspection. As such, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect or investigate completely our auditor, and as a result our securities may be delisted. In addition, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future which would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in Mainland China or Hong Kong, the PCAOB Board will consider the need to issue a new determination.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection.

Further, new laws and regulations or changes in laws and regulations in both the United States and the PRC could affect our ability to list our securities, which could materially impair the market for and market price of our securities.

Risks Related to Our Corporate Structure

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands and conduct all of our operations in Hong Kong through our wholly-owned Hong Kong operating subsidiary. Except for Dr. Shigeru Miyagawa, our independent director, who resides in the United States, all our executive officers and directors reside in Hong Kong and a substantial portion of their assets are located in Hong Kong. As a result, it may be difficult for our shareholders to effect service on these persons or bring an action against us or against these individuals in the Cayman Islands or in Hong Kong in the event that our shareholders believe that their rights have been infringed under the securities laws of the United States or otherwise. Even if shareholders are successful in bringing an action of this kind, the laws of the Cayman Islands and Hong Kong may render them unable to enforce a judgment against our assets or the assets of our directors and officers.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, actions by our minority shareholders and the fiduciary duties of our directors under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and the register of mortgage and charges). Our directors have discretion under the Amended and Restated Memorandum and Articles to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital – Differences in Corporate Law.”

Risks Related to Our Class A Ordinary Shares and this Offering

There has been no public market for our Class A Ordinary Shares prior to this Offering, and an active trading market may not develop or be sustained after this Offering.

The Offering under this prospectus is an initial public offering of our Class A Ordinary Shares. Prior to the closing of the Offering, there was no public market for our Class A Ordinary Shares. The closing of this Offering is conditioned upon Nasdaq’s approval of our listing application. An active trading market may not develop following the closing or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your Class A Ordinary Shares at the time you wish to sell them or at a price that you consider reasonable. We cannot assure you that the initial public offering price of our Class A Ordinary Shares, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. As a result, investors in our Class A Ordinary Shares may experience a significant decrease in the value of their Class A Ordinary Shares due to insufficient or a lack of market liquidity of our Class A Ordinary Shares. An inactive market may also impair our ability to raise capital by selling additional Class A Ordinary Shares and may impair our ability to acquire other companies by using our Class A Ordinary Shares as consideration.

Our Class A Ordinary Shares price may never trade at or above the price in this Offering.

Stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this Offering. We cannot assure you that the price at which the Class A Ordinary Shares are traded after this Offering will not decline below the initial public offering price. If the market price of our Class A Ordinary Shares after this Offering does not ever exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

The initial public offering price for our Class A Ordinary Shares may not reflect their actual value.

The initial public offering price for our Class A Ordinary Shares will be determined through negotiations between us and representatives of the underwriters. The price of our Class A Ordinary Shares may not be indicative of their actual value or any future market price for our securities. This price may not accurately reflect the value of the Class A Ordinary Shares or the value that potential investors will realize upon their disposition of Class A Ordinary Shares. The price does not necessarily bear any relationship to our assets, earnings, book value per Share or other generally accepted criteria of value.

Our share price may be volatile, and you may lose all or part of your investment. Rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

As mentioned above, the initial public offering price for our Class A Ordinary Shares will be determined by negotiations between us and representatives of the underwriters based on several factors. This price may vary from the market price of our Class A Ordinary Shares after this Offering and the price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including the following:

•actual or anticipated fluctuations in results of operations;

•actual or anticipated changes in our growth rate relative to our competitors, as well as announcements by us or our competitors of significant business developments, changes in relationships with our target customers, suppliers, acquisitions or expansion plans;

•failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public, as well as variance in our financial performance from the expectations of market analysts;

•issuance of new or updated research or reports by securities analysts;

•Share price and volume fluctuations attributable to inconsistent trading volume levels of our Class A Ordinary Shares;

•additions or departures of key management or other personnel;

•our involvement in litigation;

•announcement or expectation of additional debt or equity financing efforts;

•sales of our Class A Ordinary Shares or other securities by us, our insiders or our other shareholders, or the perception that these sales may occur in the future;

•the trading volume of our Class A Ordinary Shares;

•market conditions in our industry;

•changes in the estimation of the future size and growth rate of our markets;

•market conditions in our industry;

•changes in the estimation of the future size and growth rate of our markets; and

•general economic, market or political conditions in the United States or elsewhere.

These and other market and industry factors may cause the market price and demand for our Class A Ordinary Shares to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their Class A Ordinary Shares and may otherwise negatively affect the liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may be thinly-traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Assuming our Class A Ordinary Shares begin trading on Nasdaq, our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

Volatility in our share price may subject us to securities litigation.

The market for our Class A Ordinary Shares may have, when compared to seasoned issuers, significant price volatility and we expect that our share price may be more volatile than that of a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation, which could result in substantial costs and liabilities and could divert management’s attention and resources.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

We will seek to have our Class A Ordinary Shares approved for listing on Nasdaq upon consummation of this Offering. We cannot assure you that we will be able to meet Nasdaq’s initial listing requirements at that time. Even if our Class A Ordinary Shares are listed on Nasdaq, we cannot assure you that our Class A Ordinary Shares will continue to be listed on Nasdaq.

In addition, following this Offering, in order to maintain our listing on Nasdaq, we will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq criteria for maintaining our listing, our Class A Ordinary Shares could be subject to delisting.

If Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

•a limited availability of market quotations for our Class A Ordinary Shares;

•reduced liquidity for our Class A Ordinary Shares;

•a determination that our Class A Ordinary Shares are “penny stock,” which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

•a limited amount of news about us and analyst coverage of us; and

•a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

In addition to the risks addressed above in “Our Share price may be volatile, and you may lose all or part of your investment. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares,” our Class A Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable initial public offering sizes and similar expected public float have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A Ordinary Shares, which may cause our Share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A Ordinary Shares. In addition, investors of our Class A Ordinary Shares may experience losses, which may be material, if the price of our Class A Ordinary Shares declines after this Offering or if such investors purchase Class A Ordinary Shares of our Class A Ordinary Shares prior to any price decline.

Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Class A Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares and understand the value thereof.

Our pre-IPO shareholders will be able to sell their Class A Ordinary Shares after completion of this Offering subject to restrictions under Rule 144.

Our pre-IPO shareholders may be able to sell their Class A Ordinary Shares under Rule 144 after completion of this Offering. Because these shareholders have paid a lower price per Ordinary Share than participants in this Offering, when they are able to sell their pre-IPO Class A Ordinary Shares under Rule 144, they may be more willing to accept a lower sales price than the IPO price. This fact could impact the trading price of the stock following completion of the Offering, to the detriment of participants in this Offering. Under Rule 144, before our existing shareholders can sell their Class A Ordinary Shares, in addition to meeting other requirements, they must meet the required holding period. We do not expect any of such Class A Ordinary Shares to be sold pursuant to Rule 144 during the pendency of this Offering.

Shares eligible for future sale may adversely affect the market price of our Class A Ordinary Shares, as the future sale of a substantial amount of issued and outstanding Class A Ordinary Shares in the public marketplace could reduce the price of our Class A Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Class A Ordinary Shares. 1,250,000 Class A Ordinary Shares will be issued in this Offering, if the underwriters do not exercise their over-allotment option, or 1,437,500 Class A Ordinary Shares, if the over-allotment option is exercised in full. All of the shares sold in this Offering will be freely transferable without restriction or further registration under the Securities Act of 1933 (the “Securities Act”). The remaining shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act. See “Shares Eligible for Future Sale.”

If you purchase our Class A Ordinary Shares in this Offering, you will incur immediate and substantial dilution in the book value of your Class A Ordinary Shares.

Investors purchasing our Class A Ordinary Shares in this Offering will pay a price per share that substantially exceeds the pro forma as adjusted net tangible book value per share. As a result, investors purchasing Class A Ordinary Shares in this Offering will incur immediate dilution. For more information on the dilution you may experience as a result of investing in this Offering, see “Dilution.”

We will be a “controlled company” within the meaning of the Nasdaq listing rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We will be a “controlled company” as defined under the Nasdaq listing rules because the Controlling Shareholder will hold 100% of our outstanding Class B Ordinary Shares and no Class A Ordinary Shares, which represents approximately 97.9% of the total voting power (or approximately 97.8% of the total voting power, if the underwriters’ over-allotment option is exercised in full) immediately after the completion of this Offering. Pursuant to our Amended and Restated Memorandum and Articles, an ordinary resolution to be passed at a shareholders’ meeting requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding and issued ordinary shares cast at a meeting. A special resolution will be required for important matters such as making changes to our Amended and Restated Memorandum and Articles. As a result, the Controlling Shareholder will have the ability to control or significantly influence the outcome of matters requiring approval by shareholders. In addition, for so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. We do not currently plan to utilize the exemptions available for controlled companies after we complete this Offering, and do not plan to rely on the exemption available for foreign private issuers to follow our home country governance practices. If we cease to be a foreign private issuer or if we cannot rely on the home country governance practice exemptions for any reason, we may decide to invoke the exemptions available for a controlled company as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Our Controlling Shareholder has significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, the Controlling Shareholder, an entity controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board, holds 86.3% of our Shares. After this Offering, the Controlling Shareholder will hold 100% of our total issued and outstanding Class B Ordinary Shares and no Class A Ordinary Shares, representing approximately 82% of our total issued and outstanding Shares and approximately 98% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. As a result, the Controlling Shareholder will be able to control the management and affairs of our Company and all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions even after the Offering.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Class A Ordinary Shares in this Offering and may prevent us from doing transactions that would be beneficial to you. Conflicts of interest may arise between our Controlling Shareholder and us in a number of areas relating to our past and ongoing relationship. Potential conflicts of interest that we have identified include the following:

•Our Directors or executive officers may have conflicts of interest. Mr. Kwok Tin Ming, who is a controlling shareholder of TrumpEd, our Controlling Shareholder, is also the Company’s CEO, Chairman of the Board of Directors, and Director. As a result, these overlapping relationships could create or appear to create conflicts of interest when Mr. Kwok Tin Ming is faced with decisions with potentially different implications for either or both of the Controlling Shareholder and us.

•Sale of Ordinary Shares or assets in our Company. Upon expiration of the lock-up agreements that will be signed with the Underwriter pursuant to our initial public offering and subject to certain restrictions under relevant securities laws and stock exchange rules, as well as other relevant restrictions, our Controlling Shareholder may decide to sell all or a portion of the Shares that it holds to a third party, thereby giving that third party substantial influence over our business and our affairs. In addition, our Controlling Shareholder may decide to sell all or a portion of its Shares in the event of default of our Controlling Shareholder under any applicable debt or other obligations or otherwise becomes insolvent. Such a sale of our Shares or our assets could be contrary to the interests of our other shareholders. In addition, our Controlling Shareholder may also discourage, delay, or prevent a change in control of our Company, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of our Company and might reduce the price of our Shares.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Share price or trading volume to decline.

If a trading market for our Class A Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a newly public company, we may be slow to attract research coverage and the analysts who publish information about our Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

Investors may have difficulty enforcing judgments against us, our directors and management.

TDE Group was incorporated under the laws of the Cayman Islands and most of our directors and officers reside outside the United States. Moreover, many of these persons do not have significant assets in the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon these persons, or to recover against us or them on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws.

There is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce judgments of U.S. courts obtained in actions against us or our directors and officers predicated upon the civil liability provisions of the U.S. federal securities laws, or entertain original actions brought in the Cayman Islands against us or our directors and officers predicated solely upon U.S. federal securities laws. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments with the United States), the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States against the Company, under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interest of minority shareholders are different from those in the United States.

Our corporate affairs are governed by our Amended and Restated Memorandum and Articles, and by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, action by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands and the Amended and Restated Memorandum and Articles. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in certain respects from those established under statutes or judicial precedent in existence in the United States and other jurisdictions. Such differences may mean that the remedies available to our minority shareholders may be different from those they would have under the laws of other jurisdictions, including the United States. Potential investors should be aware that there is a risk that provisions of the Companies Act may not offer the same protection as the relevant laws and regulations in the United States may offer, and should consider obtaining independent legal advice on the implications of investing in foreign-incorporated companies. For more information, see “Description of Share Capital – Differences in Corporate Law.”

Our status as a “foreign private issuer” under the SEC rules will exempt us from the U.S. proxy rules and the more detailed and frequent Exchange Act, reporting obligations applicable to a U.S. domestic public company.

We expect to qualify as a foreign private issuer upon the completion of this Offering. As a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Shares. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers also are exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. However, we will still be subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5 under the Exchange Act. Since many of the disclosure obligations imposed on us as a foreign private issuer differ from those imposed on U.S. domestic reporting companies, you should not expect to receive the same information about us and at the same time as the information provided by U.S. domestic reporting companies. While we currently expect to qualify as a foreign private issuer immediately following the completion of this Offering, we may cease to qualify as a foreign private issuer in the future.

Our status as a foreign private issuer will allow us to adopt certain home country practices in relation to corporate governance matters which may differ significantly from the Nasdaq corporate governance listing standards applicable to a U.S. domestic Nasdaq listed company.

As a foreign private issuer listed on Nasdaq, we are subject to the Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of our home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards. For example:

•our independent directors do not need to hold regularly scheduled meetings in executive session (rather, all board members may attend all meetings of the board of directors);

•the compensation of our executive officers is recommended but not determined by an independent committee of the board or by the independent members of the board of directors; and our Chief Executive Officer is not prevented from being present in the deliberations concerning his compensation;

•related party transactions are not required to be reviewed and we are not required to solicit shareholder approval of stock plans, including: those in which our officers or directors may participate; share issuances that will result in a change in control; the issuance of our shares in related party acquisitions or other acquisitions in which we may issue 20% or more of our issued and outstanding shares; or below market issuances of 20% or more of our issued and outstanding shares to any person; and

•we are not required to hold an in-person annual meeting to elect directors and transact other business customarily conducted at an annual meeting (rather, we complete these actions by written consent of holders of a majority of our voting securities).

Although we do not currently plan to utilize all the home country exemptions for corporate governance matters, to the extent that we choose to do so in the future, our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

The Cayman Islands Economic Substance Law may affect our operations.

The Company is subject to the International Tax Cooperation (Economic Substance) Act (As Revised) (“ESA”) requiring that where the Company carries on a relevant activity (as defined in the ESA) it must maintain economic substance within the Cayman Islands, including adequate premises and employees within the Cayman Islands.  As an entity subject to the ESA, the Company is required to assess its operations to determine the required compliance (if any) with the ESA, to file an annual notification with the Cayman Islands Registrar of Companies disclosing whether the Company is carrying out any relevant activities within the meaning of the ESA and an annual return with the Cayman Islands Department of International Tax Co-Operation. Where applicable, the Company must establish that its operations satisfy the economic substance requirements of the ESA.  The Company is required to monitor its operations to ensure it remains in compliance with all requirements under the ESA. Failure to satisfy these requirements may subject the Company to penalties under the ESA.

Based on the current interpretation of the ESA, we believe that our Company is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains. For so long as our Company is a “pure equity holding company,” it is only subject to the minimum substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ESA. Uncertainties over the interpretation and implementation of the ESA may have an adverse impact on our business and operations.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon consummation of this Offering, we will incur significant legal, accounting and other expenses as a public company that we did not incur as a private company. Compliance with U.S. laws and regulations and the Nasdaq listing rules will increase our legal and financial compliance costs and make some corporate activities more time-consuming and costly. For example, as a result of becoming a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and Nasdaq detailed requirements concerning corporate governance practices of public companies. As an “emerging growth company” pursuant to the JOBS Act, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters.

Our status as an “emerging growth company” under the JOBS Act and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”) and will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of this Offering; (b) in which we have total annual gross revenue of at least US$1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Ordinary Shares that is held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than US$1.0 billion in non-convertible debt during the prior 3-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These exemptions include:

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•reduced disclosure obligations regarding executive compensation; and

•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in this prospectus. In particular, in this prospectus, we have only provided two years of audited financial statements and have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our reporting is not as transparent as the reporting of other companies in our industry. Such differences may prevent us from raising additional capital in the public market as and when we need it.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

The allocation of net proceeds of the Offering set forth in the “Use of Proceeds” section below represents our estimates based upon our current plans and assumptions regarding the industry and general economic conditions, and our future revenues and expenditures. We anticipate that we will use the net proceeds from this Offering for (i) improving the operations of our educational products and services; (ii) research and development of our educational products and services; (iii) expansion into the ASEAN and Middle East regions; (iv) sales and marketing and brand promotional activities; and (v) working capital and other general corporate purposes. However, the amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, cash generated by our operations, business developments and rate of growth. Management has broad discretion over the use of proceeds of this Offering, and we may find it necessary or advisable to use all or portions of the proceeds from this Offering for other purposes. Circumstances that may give rise to a change in the use of proceeds and the alternate purposes for which the proceeds may be used are discussed in the section entitled “Use of Proceeds.” You may not have an opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use our proceeds. As a result, you and other shareholders may not agree with our decisions. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or preserve value. See “Use of Proceeds” for additional information.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in the Ordinary Shares to significant adverse U.S. income tax consequences.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the Section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our securities, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules in light of their individual circumstances.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different business segments; (ii) us and our clients; (iii) our clients; (iv) us and our employees; (v) our clients and our employees, or (vi) us and our Controlling Shareholder and its controlling entities. As we expand the scope of our business and our client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put (or are putting) in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board of Directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Upon the completion of this Offering, we will have a dual-class share structure. Our share capital will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, except for voting and conversion rights. Holders of Class A Ordinary Shares will be entitled to one (1) vote per share on all matters subject to a vote at general meetings of the Company, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than holders of Class B Ordinary Shares or their affiliates, such Class B Ordinary Shares will be automatically and immediately converted into the same number of Class A Ordinary Shares.

Upon the completion of this Offering, the Controlling Shareholder, an entity controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board, will beneficially own all of our Class B Ordinary Shares. These Class B Ordinary Shares will constitute approximately 82% of our total issued and outstanding share capital immediately after the completion of this Offering and approximately 98% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this Offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriters do not exercise the over-allotment option. As a result of the dual-class share structure and the concentration of ownership, holders of Class B Ordinary Shares will have considerable influence over matters such as:

•the election of directors;

•determinations with respect to our business direction and policies, including the appointment and removal of directors;

•determinations with respect to corporate transactions, such as mergers, business combinations, change in control transactions or the acquisition or the disposition of assets;

•our financing and dividend policy;

•determinations with respect to our tax returns; and

•compensation and benefits programs and other human resources policy decisions.

Class B Ordinary Shareholders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares. In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of Class B Ordinary Shares retains their shares.

The Offering price and sale price for resales of Class A Ordinary Shares sold by the Resale Shareholders could differ.

The initial public offering price of our Class A Ordinary Shares in the Offering has been determined by negotiations between the Company and the underwriters. The offering price in the Offering bears no relationship to our assets, earnings or book value, or any other objective standard of value. The Resale Shareholders may sell their Class A Ordinary Shares under the Resale Prospectus in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals as further described in the “Plan of Distribution” in the Resale Prospectus after the closing of the Offering and listing of the Class A Ordinary Shares on Nasdaq. Therefore, the initial public offering price of the IPO and the sale price for resales of Class A Ordinary Shares sold by the Resale Shareholders could differ. As a result, the purchasers in the Resale Offering could pay more or less than the initial public offering price in the Offering.

The future sales of Ordinary Shares by existing shareholders, including the sales by the Resale Shareholders, may adversely affect the market price of our Class A Ordinary Shares.

As a relatively small-capitalization company with relatively small public float we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. The Class A Ordinary Shares registered for resale as part of the Resale Prospectus, once registered, will constitute a considerable percentage of our public float. Sales of a substantial number of our Class A Ordinary Shares in the public market could occur at any time. The sales of a substantial number of registered shares could result in a significant decline in the public trading price of our Class A Ordinary Shares and could impair our ability to raise capital through the sale or issuance of additional Ordinary Shares. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Ordinary Shares. Despite such a decline in the public trading price, the Resale Shareholders may still experience a positive rate of return on the Class A Ordinary Shares due to the lower price at which they purchased their Class A Ordinary Shares compared to other public investors and may be incentivized to sell their Class A Ordinary Shares when others are not.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•our future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

•our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

•current and future economic and political conditions;

•our expectations regarding demand for and market acceptance of our services and the products and services we assist the distributions of;

•our expectations regarding our client base;

•competition in our industry;

•relevant government policies and regulations relating to our industry;

•our capital requirements and our ability to raise any additional financing which we may require;

•overall industry and market performance; and

•other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

You should read this prospectus and the documents that we make reference to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Industry Data and Forecasts

This prospectus contains certain data and information that we obtained from various government and private publications including industry data and information from Frost & Sullivan. Statistical data in these publications also include projections based on a number of assumptions. The education services industry in Hong Kong may not grow at the rate projected by market data, or at all. Failure of this industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Class A Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

Based upon an assumed initial public offering price of $5.50 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we expect to receive net proceeds of approximately $4.7 million (or $5.7 million) if the underwriters exercise their over-allotment option in full) from this Offering, after deducting the estimated underwriters' discount and offering expenses payable by us. The net proceeds from this Offering must be remitted to Hong Kong before we will be able to use the funds to grow our business.

We intend to use the net proceeds of this Offering as follows:

•approximately 20% for improving the operations of our educational products and services;

•approximately 30% for research and development of our educational products and services;

•approximately 20% for expansion into the ASEAN and Middle East regions;

•approximately 10% for sales and marketing and brand promotional activities; and

•approximately 20% for working capital and other general corporate purposes.

We believe that the net proceeds allocation and our current cash resources are sufficient to fund our use of proceeds allocations. The precise amounts and percentage of proceeds we devote to particular categories of activity, and their priority of use, will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein.

The foregoing is set forth based on the order of priority of each purpose and represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

DIVIDEND POLICY

We have not paid any dividends to date. We may consider paying dividends in the future. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the Board of Directors deems relevant, and subject to the restrictions contained in any future financing instruments.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors, subject to compliance with applicable Cayman Islands laws. Our Board of Directors will take into account general economic and business conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and other implications on the payment of dividends by us to our Shareholders or by our subsidiaries to us, and such other factors as our Board of Directors may deem relevant.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles, our Board of Directors may authorize payment of a dividend to Shareholders at such time and of such an amount out of profits and/or our share premium account, if shares have been issued at a premium, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

As we are a holding company, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our Shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our Shareholders will depend on, among other things, the availability of dividends from our subsidiaries.

Cash dividends, if any, on our Shares will be paid in U.S. dollars.

As an exempted company incorporated under the laws of the Cayman Islands, we are not subject to any income, withholding or capital gains taxes in the Cayman Islands. Our Shareholders will not be subject to any income, withholding or capital gains taxes in the Cayman Islands with respect to their shares and dividends received on those shares, nor will they be subject to any estate or inheritance taxes in the Cayman Islands.

CAPITALIZATION

The following tables set forth our cash and cash equivalents and capitalization as of February 28, 2025:

•on an actual basis; and

•on an as adjusted basis to reflect the issuance and sale of the Class A Ordinary Shares by us in this Offering at the initial public offering price of US$5.50 per Class A Ordinary Share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated discounts, non-accountable expense allowance and the estimated offering expenses payable by us and assuming no exercise of the option to purchase additional Class A Ordinary Shares.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this Offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of February 28, 2025
	Actual	As adjusted
	US$	US$
	(in US$, except for share and per share data)
Shareholders’ equity (deficit):
Class A Ordinary Shares, par value US$0.0001 per share, 460,000,000 Class A Ordinary Shares authorized, 3,250,000 issued and outstanding on an actual basis, and 4,500,000 Class A Ordinary Shares issued and outstanding on an as adjusted basis	325	450
Class B Ordinary Shares, par value US$0.0001, 40,000,000 Class B Ordinary Shares authorized, 20,500,000 issued and outstanding on an actual basis	2,050	2,050
Additional paid-in capital	3,422,544	8,172,280
Accumulated other comprehensive loss	(2,164)	(2,164)
Accumulated deficit	(3,304,775)	(3,304,775)
Total shareholders’ equity	117,980	4,867,841
Bank borrowings	2,389,449	2,389,449
Total Capitalization	2,507,429	7,257,290

(1)Reflects the sale of Class A Ordinary Shares in this Offering at an assumed initial public offering price of $5.50 per share, the midpoint of the range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discounts and offering expenses including out-of-pocket expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this Offering determined at pricing. Additional paid-in capital reflects the net proceeds we expect to receive, after deducting the underwriting discounts, and estimated offering expenses payable by us. We estimate that such net proceeds will be approximately $4.7 million without over-allotment option or $5.7 million with over-allotment option.

A $0.50 increase (decrease) in the assumed initial public offering price of $5.50 per Class A Ordinary Share would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $568,750, assuming the number of Class A Ordinary Shares offered by us without over-allotment option, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

DILUTION

If you invest in our Class A Ordinary Shares, you will incur immediate dilution since the initial public offering price per share you will pay in this Offering is more than the net tangible book value per share immediately after this Offering.

Our net tangible book value as of February 28, 2025 was $(745,158), or $(0.03) per share based upon 23,750,000 ordinary shares outstanding. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares outstanding. Tangible assets equal our total assets less intangible assets and deferred offering costs.

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by purchasers of shares in this Offering and the pro forma net tangible book value per share immediately after completion of this Offering. After giving effect to the sale of the 1,250,000 Class A Ordinary Shares being sold pursuant to the initial public offering price of $5.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriters’ discount, non-accountable expense allowance, and estimated offering expenses payable by us, our pro forma net tangible book value would be approximately $4,004,703 or $0.16 per share. This represents an immediate increase in net tangible book value of $0.19 per share to existing Shareholders and an immediate decrease in net tangible book value of $5.34 per share to new investors purchasing the shares in this Offering.

The following table illustrates this per share dilution:

As of February 28, 2025
Initial public offering price per Class A Ordinary Share	$5.50
Net tangible book value per share as of February 28, 2025	$(0.03)
Increase in net tangible book value per share attributable to existing Shareholders	$0.19
Pro forma net tangible book value per share after this Offering	$0.16
Dilution per share to new investors	$5.34

If the underwriters’ over-allotment option is exercised in full, our adjusted pro forma net tangible book value after the offering would be $4,953,453, or $0.20 per share, and the dilution to new investors in the offering would be $5.30.

A $0.50 increase or decrease in the assumed initial public offering price of $5.50 per share, would increase or decrease our pro forma as adjusted net tangible book value per share after this Offering by $0.02 and increase or decrease dilution per share to new investors purchasing shares in this Offering by $0.48, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table sets forth, on a pro forma as adjusted basis as of February 28, 2025, the difference between the number of Class A Ordinary Shares purchased from us, the total consideration paid, and the average price per share paid by our existing Shareholders and by new public investors before deducting estimated underwriters’ discounts and commissions and estimated offering expenses payable by us, using an assumed initial public offering price of $5.50 per Class A Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus:

	Shares Purchased		Total Consideration ($ in thousand)		Average Price Per Share
	Number	Percent	Amount	Percent
Existing Shareholders	23,750,000	95.00%	$2,375	0.03%	$0.01
New investors from this Offering	1,250,000	5.00%	6,875,000	99.97%	$5.50
Total	25,000,000	100.00%	$6,877,375	100.00%	$0.28

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this Offering is subject to adjustment based on the actual initial public offering price of our Class A Ordinary Shares and other terms of this Offering determined at pricing.

CORPORATE HISTORY AND STRUCTURE

We are an exempted company with limited liability incorporated under the laws of Cayman Islands on December 17, 2024. We are a holding company with no operations of our own. We conduct our operations through our indirectly wholly-owned operating subsidiary in Hong Kong, Trumptech Digital Education Services. This is an offering of the Class A Ordinary Shares of TDE Group, a Cayman Islands exempted company with limited liability, instead of the shares in our operating subsidiary.

Trumptech Digital Education Services was incorporated under the laws of Hong Kong as a private company limited by shares on February 23, 2018, in which TrumpEd held 100% equity interest.

Trumptech Digital Education Holdings was incorporated on December 24, 2024 under the laws of the British Virgin Islands, as an intermediate holding company. Trumptech Digital Education Holdings has been directly wholly owned by us since its incorporation.

On January 16, 2025, TrumpEd transferred 10,000 shares, being the entire share capital, in Trumptech Digital Education Services to Trumptech Digital Education Holdings, in consideration of the Company allotting and issuing to TrumpEd 23,749,999 ordinary shares of the Company, par value of US$0.0001 each. Upon completion of the share transfer, Trumptech Digital Education Services became a wholly-owned subsidiary of Trumptech Digital Education Holdings.

On January 24, 2025, TrumpEd and each of Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited entered into a sale and purchase agreement.  Pursuant to the sale and purchase agreement, TrumpEd agreed to sell, and Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited agreed to acquire, approximately 3.2%, 3.2%, 2.1% and 2.1% of the issued share capital in the Company, at the consideration of US$750,000, US$750,000, US$500,000 and US$500,000, respectively. On the same date, TrumpEd transferred 750,000, 750,000, 500,000 and 500,000 ordinary shares, out of its 23,750,000 ordinary shares in the Company, to Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited, respectively. Upon the completion of the share transfers, the Company was owned as to (i) 21,250,000 ordinary shares by TrumpEd; and (ii) 750,000, 750,000, 500,000 and 500,000 ordinary shares by Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited and TMK Education Investment Limited, respectively.

On July 28, 2025, TrumpEd entered into a sale and purchase agreement for the sale of 750,000 ordinary shares of the Company to Prosper Shine Group Limited at a consideration of US$750,000. Following the transfer, TDE Group is owned as to approximately 3.2% by Prosper Shine Group Limited and approximately 86.3% by TrumpEd.

Frontera Global Limited is solely owned by Ms. Lam, Chi Wai Tammy, SCM Fortune Investment Limited is solely owned by Mr. Foo, Shu Hoo Andy, Rosy Ocean Limited is solely owned by Mr. Li, Wing Chun Charles, TMK Education Investment Limited is solely owned by Mr. Wai, Andrew Kim Hung and Prosper Shine Group Limited is solely owned by Mr. Lam, Chi Yin Henry. None of these individuals and entities are affiliated with the Company.

Immediately prior to the completion of this Offering, issued and outstanding ordinary shares held by Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited, TMK Education Investment Limited and Prosper Shine Group Limited will be redesignated as Class A Ordinary Shares on a one-for-one basis, and the remaining issued and outstanding ordinary shares held by TrumpEd will be redesignated as Class B Ordinary Shares on a one-for-one basis.

Upon the completion of this Offering, we will have a dual-class share structure. Our share capital will be divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A and Class B Ordinary Shares will have the same rights, except for voting and conversion rights. Holders of Class A Ordinary Shares will be entitled to one (1) vote per share on all matters subject to a vote at general meetings of the Company, while holders of Class B Ordinary Shares will be entitled to ten (10) votes per share. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than holders of Class B Ordinary Shares or their affiliates, such Class B Ordinary Shares will be automatically and immediately converted into the same number of Class A Ordinary Shares.

The diagrams below illustrate our corporate structure as of the date of this prospectus and upon completion of this Offering based on a proposed number of 1,250,000 Class A Ordinary Shares being offered, assuming no exercise of the underwriters’ over-allotment option:

As of the date of this prospectus:

Upon the completion of this Offering and the sale of our Class A Ordinary Shares by the Resale Shareholders pursuant to the Resale Prospectus, assuming the over-allotment option is not exercised:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a leading education technology company providing education solutions for the Hong Kong market. Our founder has nearly 29 years of experience in the education technology industry. Since 2016, we have leveraged our experience and expertise in education technology to promote STEAM (science, technology, engineering, arts and mathematics) education to primary and secondary schools in Hong Kong, capitalizing on opportunities arising from advancements in technology and enhanced government policies supporting STEAM education. We seek to simplify teaching workflows, enhance classroom engagement and improve learning outcomes across different subjects with our innovative education technology.

We occupy the midstream of the value chain of the STEAM education solution market by partnering with IT infrastructure and educational tools providers in the upstream, to provide our services to schools in the downstream of this value chain. Our customers are primary schools and secondary schools in Hong Kong.

The STEAM education solution market is driven by demands for sci-tech innovation talents and favorable governmental policies promoting STEAM education in primary and secondary schools. According to the F&S Report, the size of the STEAM education solution market in Hong Kong has increased from HKD374.90 million in 2019 to HKD512.90 million in 2023. Revenues are expected to reach HKD911.10 million in 2028. Moreover, the expansion of STEAM education solution markets is also a global trend. The size of the global STEAM education solution market has increased from USD5,684.40 million in 2019 to USD7,736.20 million in 2023. It is expected to reach USD11,956.00 million in 2028.

In 2023, we were the largest STEAM education solution provider in Hong Kong in terms of revenue according to the F&S Report. In light of the competitive landscape of the STEAM education solution market in Hong Kong, we continue to develop innovative solutions and cooperate with technology and innovation companies. To establish further brand recognition and maintain our competitive edge, we have leveraged off-the-shelf artificial intelligence (“AI”) technology from third-party service providers, such as retrieval-augmented generation (“RAG”) system and large language model (“LLM”), in enhancing our online teaching and learning platforms, developed Online to Offline (“O2O”) learning models, as well as cooperated with leading universities to provide our services. AI enables operation beyond simple algorithmic code. Specifically, we use the RAG system to collect information about coding tasks and retrieve students’ data, such as common mistakes made during the specific coding tasks. Such information and data gathering provides additional context about the coding tasks that are assigned to the students, and creates a knowledge base for LLM. It takes into account the past interactions with students and the solutions provided to students who experienced similar issues on the platform to enhance and improve our products and systems. Additionally, we also train LLMs to learn from the pre-existing data and information retrieved by the RAG system to generate responses to students’ questions.

Our mission is to disrupt traditional classroom teaching and learning methods with technology and equip students with the skills and knowledge needed to thrive in a rapidly evolving technological landscape. Our products and services strive to create holistic, integrated solutions centered around learners within and outside the confines of the traditional classroom.

Principal Factors Affecting Our Financial Performance

Our results of operations have been and will continue to be affected by a number of factors, including those set out below:

•Our ability to compete successfully and broaden our customer base

Although we have built long lasting relationships with our key customers, we cannot guarantee that some of our competitors would not have more financial and human resources, more competitive pricing strategies or closer relationships with manufacturers of electronic components than we have. In the event that our competitors offer less expensive alternatives, engage in aggressive pricing in order to increase their market share, or are capable of supplying products with superior performance, functions or efficiency, we could lose customers to our competitors and our business, financial condition and results of operations could be adversely affected. Competition could also lead to, among other things, stricter terms in agreements with manufacturers of electronic components, which may an adverse impact on our business, financial condition and results of operations.

•Our ability to increase awareness of our brand and develop customer loyalty

Our strength is integral to our supply chain support, sales and marketing efforts. We will continue to enhance our pre- and post-sale support by bolstering our industry knowledge to boost brand visibility and foster customer recognition. We believe that continuous enhancement of our expertise in educational technology, in a cost-effective manner, is crucial for gaining broad recognition of our products and services and expanding our customer base. The successful promotion of our strengths will heavily rely on our sales and marketing endeavors, as well as our ability to deliver reliable, high-quality products and services at competitive prices. While business promotional activities may not always result in increased revenue, and even if they do, the additional revenue may not cover the costs incurred in marketing activities. Failure to effectively promote and sustain our business, or incurring significant expenses in unsuccessful promotional efforts, could lead to challenges in attracting new customers or retaining existing ones, potentially having a material adverse impact on our business, operational outcomes, and financial standing.

•Economic conditions such as finance costs and foreign exchange rates

As at February 28, 2025 and August 31, 2024, we had bank borrowings of US$2,389,449 and US$916,430, respectively. The banking facilities carry a floating interest rate. While we have, in the past, been able to obtain competitive interest rates for our borrowings from our banks, we cannot assure you that we will be able to continue to secure competitive interest rates in the future. In the event of a substantial increase in interest rates for our borrowings in the future, our interest expense will increase and our profitability could be adversely affected.

Basis of Presentation

Our unaudited condensed consolidated and combined financial statements have been prepared in accordance with U.S. GAAP and pursuant to the SEC reporting requirement. They include the unaudited condensed consolidated and combined financial statements of our Company and our subsidiaries. All transactions and balances among these entities have been eliminated upon combination.

Please also refer to the summary of the significant accounting policies of our Company discussed in Note 3 to the unaudited condensed consolidated and combined financial statements for the six months ended February 28, 2025 and February 29, 2024 and the fiscal years ended August 31, 2024 and 2023.

Discontinued Operations

On August 31, 2024, we entered into a sale and purchase agreement to sell our B2C Virtual Reality Online Education business unit to a related party, TAI Limited (formerly known as Trumptech International Assessment Limited) at a consideration of US$2,422,883 (HK$18,939,680). Accordingly, the assets and liabilities of B2C Virtual Reality Online Education business unit have been accounted for as discontinued operations in the Company’s unaudited condensed and combined consolidated balance sheets for all years presented. The operating results related to this line of business have been included in discontinued operations in the Company’s unaudited condensed consolidated and combined statements of operations for all years presented.

Results of Operations

Six Months Ended February 28, 2025 Compared to Six Months Ended February 29, 2024

The following table sets forth key components of our results of operations for the six months ended February 28, 2025 and February 29, 2024.

	2025	2024	variance	variance
	US$	US$	US$	%
Revenues, net	1,406,518	1,763,718	-357,200	-20.25

Cost of revenue
Cost of revenue, related parties	(111,457)	(113,261)	-1,804	-1.59
Cost of revenue, third parties	(492,103)	(475,279)	16,824	3.54
	(603,560)	(588,540)	15,020	2.55
Gross profit	802,958	1,175,178	-372,220	-31.67

Operating expenses:
Sales and distribution expenses	(49,263)	(45,222)	4,041	8.94
Research and development expenses	(41,538)	(13,005)	28,533	219.40
Personnel and benefit costs	(607,110)	(1,044,384)	-437,274	-41.87
General and administrative expenses	(549,668)	(196,507)	353,161	179.72
Total operating expenses	(1,247,579)	(1,299,118)	-51,539	-3.97
Loss from continuing operations	(444,621)	(123,940)	320,681	258.74

Other income (expense)
Interest income	4	-	4	NA
Interest expenses	(24,314)	(18,375)	5,939	32.32
Sundry income	423	8	415	5,187.50
Total other expense, net	(23,887)	(18,367)	5,520	30.05
Loss from continuing operations before income taxes	(468,508)	(142,307)	326,201	229.22
Income tax credit	101,396	73,863	27,533	37.28
Net loss from continuing operation	(367,112)	(68,444)	298,668	436.37
Discontinued operations
Income from discontinued operations, net of tax	-	(190,761)	-190,761	-100.00
Net income from discontinued operations, net of tax	-	(190,761)	-190,761	-100.00
Net loss	(367,112)	(259,205)	107,907	41.63
Foreign currency translation adjustment	1,321	(3,266)	4,587	140.45
Comprehensive loss for the period	(365,791)	(262,471)	103,320	39.36

Revenue

Our overall revenue decreased by approximately US$357,200 or approximately 20.25%, to US$1,406,518 for the six months ended February 28, 2025, from US$1,763,718 for the six months ended February 29, 2024. This decline was primarily attributable to the effect from decline from the deferral of customers’ orders related to Fundays events, as well as competition and training courses, which are scheduled to be completed in the second half of fiscal year 2025. Consequently, revenue associated with these activities was not recognized in the first half of fiscal year 2025, in compliance with our established revenue recognition policies. This partially mitigated by an increase in revenue from exploring new sources of income, including STEAM classroom setup services and technical service income, which was recognized during the six months ended February 28, 2025.

The table below represents the dis-segregation of revenue by product and service type:

	Six Months Ended
	February 28,	February 29,
	2025	2024	variance	variance
	US$	US$	US$	%

STEAM and other Digital Education Services
STEAM Fundays and Competition	286,718	415,026	-128,308	-30.92
STEAM Training Course	179,145	647,803	-468,658	-72.35
STEAM Hardware sales	238,792	466,448	-227,656	-48.81
STEAM classroom set-up service	185,199	-	185,199	NA
STEAM software licensing subscription	5,252	40,287	-35,035	-86.96
	895,106	1,569,564	-674,458	-42.97
Non-STEAM related service
Technical service	511,412	194,154	317,258	163.41
Total revenue	1,406,518	1,763,718	-357,200	-20.25

STEAM and other Digital Education Services

STEAM Fundays and Competition

The revenue decreased to US$286,718 for the six months ended February 28, 2025 from US$415,026 for the six months ended February 29, 2024, a decrease of US$128,308 or 30.92%. This decrease was primarily attributed to a reduced number of Fundays and competitions held during the six months ended February 28, 2025. These events, for the year ending August 31, 2025, are scheduled to be concentrated and completed in the second half of fiscal year 2025.

STEAM Training Course

The revenue decreased to US$179,145 for the six months ended February 28, 2025 from US$647,803 for the six months ended February 29, 2024, a decrease of US$468,658 or 72.35%. This decrease was primarily attributable to the scheduling of training courses, which are concentrated and planned to be completed in the second half of fiscal year 2025. As a result, revenue associated with these activities was not recognized in the first half of fiscal year 2025, in accordance with our established revenue recognition policies.

STEAM Hardware Sales

The revenue decreased to US$238,792 for the six months ended February 28, 2025 from US$466,448 for the six months ended February 29, 2024, a decrease of US$227,656 or 48.81%. This decline in hardware sales was primarily due to the shipping schedules of sales orders, which were planned for the second half of fiscal year 2025.

STEAM classroom set-up service

The revenue amounted to US$185,199 for the six months ended February 28, 2025, which included providing STEAM-friendly classrooms set-up for a school. The growth primarily resulted from the Company’s goal of setting itself apart in the market and appealing to schools that are interested in enhancing their educational offerings.

STEAM Software Licensing Subscription

The revenue decreased to US$5,252 for the six months ended February 28, 2025 from US$40,287 for the six months ended February 29, 2024, a decrease of US$35,035 or 86.96%. The decrease was primarily caused by a lower number of new school users for software licensing subscription during the six months ended February 28, 2025, aligning with the reduction in training courses, which are planned for completion in the second half of fiscal year 2025.

Non-STEAM related service

Technical Service

The revenue amounted to US$511,412 for the six months ended February 28, 2025, which included providing technical services to an educational institution to support its implementation of learning system for the six months ended February 28, 2025. The increase was primarily driven by the higher volume of completed projects during the six months ended February 28, 2025.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the six months ended February 28, 2025 and February 29, 2024:

	2025	2024	variance	variance
	US$	US$	US$	%

Material costs	296,531	351,019	-54,488	-15.52
Subcontracting	159,112	-	159,112	NA
Consumables	72,007	23,237	48,770	209.88
Other cost	22,945	35,989	-13,044	-36.24
Tutor cost	48,271	173,088	-124,817	-72.11
Fundays and competitions Events costs	4,694	5,207	-513	-9.86

Total	603,560	588,540	15,020	2.55

Our cost of revenue primarily consists of the material costs, subcontracting costs and consumable costs. The Company incurred a cost of revenue of US$603,560 for the six months ended February 28, 2025, as compared to US$588,540 for the six months ended February 29, 2024, an increase of US$15,020 or 2.55%. This increase was primarily due to an increase in subcontracting costs related to STEAM classroom setup services, partially offset by (a) a reduction in material costs resulting from delays in the shipping of sales orders; and (b) a drop of events cost and tutor cost due to reduction of fundays and competitions held.

Gross profit and gross profit margin

Our total gross profit was US$802,958 for the six months ended February 28, 2025, as compared to US$1,175,178 for the six months ended February 29, 2024, a decrease of US$372,220 or 31.67%. This decline was primarily attributed to (i) a reduction in the gross profit mix from Fundays events, as well as competition and training courses, which are scheduled for completion in the second half of fiscal year 2025; and (ii) was partially offset by gross profit generated from new business initiatives, including STEAM classroom setup services and technical services, during the six months ended February 28, 2025.

Segment Reporting

ASC Topic 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), the Chief Executive Officer of the Company for making decisions, allocating resources and assessing performance. Consequently, after the disposal of B2C Virtual Reality Online Education business unit, the Company has determined that it has only one reportable operating segment.

In accordance with ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures, the Company considered whether additional disclosures were required, including significant segment expenses and measures used by the CODM. However, the CODM evaluates the Company’s performance based solely on consolidated financial results, and no additional measures or expense categories are used for internal decision-making.

Sales and distribution expenses

Our sales and distribution expenses mainly represented the advertising and promotion costs associated with sale and marketing activities. We incurred sales and distribution expenses of US$49,263 for the six months ended February 28, 2025, compared to US$45,222 for the six months ended February 29, 2024, a increase of US$4,041 or 8.94%. This slight increase was primarily attributable to an increase in the number of advertisements on social media during the six months ended February 28, 2025.

Research and development expenses

Our research and development expenses mainly included personnel and other costs associated with the costs of publications incurred before the development stage begins. The Company incurred research and development expenses of US$41,538 and US$13,005 for the six months ended February 28, 2025 and, February 29, 2024, respectively. The increase in research and development expenses was primarily due to the increase in research costs for potential STEAM-related product.

Personnel and benefit costs

The Company incurred personnel and benefits expenses of US$607,110 for the six months ended February 28, 2025, compared to US$1,044,384 for the six months ended February 29, 2024, a decrease of US$437,274 or 41.87%. This change in staff costs was mainly due to the assignment of more manpower to develop publication projects, which were then capitalized as intangible assets.

General and administrative expenses

General and administrative expenses mainly consist of computer and IT maintenance expenses, legal and professional fees, audit fees, license fees, insurances, travelling expenses and other miscellaneous administrative expenses. The Company incurred general and administrative expenses of US$549,668 for the six months ended February 28, 2025, compared to US$196,507 for the six months ended February 29, 2024, an increase of US$353,161 or 179.72%. The increase in general and administrative expenses was primarily due to the increase on audit fee for IPO during the six months ended February 28, 2025.

Other expense

Our other expenses primarily included interest income, interest expense and government subsidies. The following sets forth the breakdown of our other income (expense), net, for the six months ended February 28, 2025 and February 29, 2024:

	2025	2024	variance	variance
	US$	US$	US$	%

Interest income	4	-	4	100.00
Interest expenses	(24,314)	(18,375)	5,939	32.32
Sundry income	423	8	415	5,187.50

Total	(23,887)	(18,367)	5,520	30.05

For the six months ended February 28, 2025, other expenses, net increased by US$5,520. The amount remained stable, though interest expenses rose slightly due to a new bank revolving line of credit raised during the fiscal period.

Income tax credit

We incurred deferred income tax benefits of US$101,396 and US$73,863 for the six months ended February 28, 2025 and February 29, 2024, respectively. We recorded deferred income tax benefit for the six months ended February 28, 2025 and February 29, 2024 as there was the operating loss incurred by the subsidiaries in Hong Kong.

Net loss from continuing operations, net of tax

The net loss increased to US$367,112 for the six months ended February 28, 2025, as compared to net loss US$68,444 for the six months ended February 29, 2024. The increase is mainly due to drop of revenue and gross profit, and the increase of general and administrative expenses for the six months ended February 28, 2025, as explained above.

Liquidity and Capital Resources

As of February 28, 2025, we had cash and bank balances of US$29,176 and bank overdraft of US$46,779. Our cash and cash equivalents mainly consisted of cash at bank. Also, we reported a net loss of US$367,112 and working capital deficit of US$1,465,202 as of February 28, 2025.

To date, we have financed our operations primarily from our working capital in our operations and the external borrowings of US$1.5 million (equal to HK$12 million) from the bank. We expect to finance our operations and working capital needs in the near future from part of the net proceeds of this Offering and net cash generating through operations. Subsequently from March 2025, our strategic initiatives are driving significant growth and solidifying our market foundation, ensuring the company's long-term financial stability.

We believe that we will be able to continue to grow our revenue base and control expenditures. In parallel, we continually monitor our capital structure and operating plans and evaluate various potential funding alternatives that may be needed in order to finance our product development activities, general and administrative expenses and growth strategy. These alternatives include financial support from our shareholders, external borrowings and continue to pursue fund-raising in the next twelve months.

We believe that our current cash and cash equivalents, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this Offering, will be sufficient to meet our anticipated cash needs for at least the next 12 months from the date of this prospectus. We also believe that our current cash and cash equivalents will be sufficient to support our planned operations for the next 12 months, and that our current cash and cash equivalents, together with anticipated cash flow from our sales projects, will be sufficient to meet our operating needs for the next 24 months. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations. We believe that available cash and bank balances, and the current assets, such as accounts receivable, should enable the Company to meet anticipated cash needs for at least the next 12 months.

Cash Flows

The following table sets forth a summary of our cash flows information for the years ended:

	Six Months Ended February 28,	Six Months Ended February 29,
	2025	2024
	US$	US$
Net cash used in operating activities – continuing operations	(797,934)	(169,155)
Net cash used in operating activities – discontinued operations	-	(190,727)
Net cash used in investing activities – continuing operations	(577,099)	(308,982)
Net cash used in investing activities – discontinued operations	-	-
Net cash provided by financing activities – continuing operations	1,109,052	665,983
Net cash provided by financing activities – discontinued operations	-	-
Foreign currency translation adjustment	2,987	(3,293)
Net change in cash and cash equivalents	(262,994)	(6,174)
Cash and cash equivalents at the beginning of the period	292,170	9,560
Cash and cash equivalents at the end of the period	29,176	3,386

Operating Activities – continuing operations

Our operating cash inflows are primarily derived from our revenue from providing learning and teaching resources to schools in Hong Kong and gain on disposal of business operation, whereas our operating cash outflows mainly include operating, administrative expenses, as well as other working capital needs.

Net cash used in operating activities for continuing operations amounting to US$797,934 for the six months ended February 28, 2025, mainly derived from (i) net loss of US$367,112; (ii) defined benefit cost of US$2,611; (iii) deferred income tax of US$102,865; (iv) accounts receivable of US$125,386; (v) inventories of US$46,310; (vi) accounts payable of US$4,897; (vii) deposit, prepayment, and other receivables of US90,082; and (viii) accrued expenses and other current liabilities of US$140,165; partially offset by (i) depreciation and amortization of US$1,189; (ii) allowance for inventory obsolescence of US$4,662; (iii) contract liabilities of US$71,877; and (iv) allowance for expected credit losses of US$3,766.

Net cash used in operating activities for continuing operations amounting to US$169,155 for the six months ended February 29, 2024, mainly derived from (i) net loss of US$68,444; (ii) defined benefit cost of US$4,177; (iii) deferred income tax of US$76,102; and (iv) accounts receivable of US$440,886; and (v) inventories of US$504; partially offset by (i) depreciation and amortization of US$4,691; (ii) allowance for inventory obsolescence of US$514; (iii) deposit, prepayment, and other receivables of US7,920; (iv) contract liabilities of US$382,613; (v) allowance for expected credit losses of US$13,843; and (vi) accrued expenses and other current liabilities of US$11,377.

Operating Activities – discontinued operations

There was no cash flow from operating activities for discontinued operations for the six months ended February 28, 2025.

The net cash used in operating activities for discontinued operations amounted to US$190,727 for the six months ended February 29, 2024, mainly derived from net loss of US$190,761.

Investing Activities

Net cash used in investing activities for continuing operations amounted to US$577,099 for the six months ended February 28, 2025, mainly derived from (i) the payments for prepublication expenditure of US$169,696, (ii) payment for purchase of plant and equipment of US$2,711, and (iii) advance from related parties of US$404,692.

Net cash used in investing activities for continuing operations amounted to US$308,982 for the six months ended February 29, 2024, mainly derived from (i) the payments for prepublication expenditure of US$98,617, and (ii) advance from related parties of US$210,365.

There was no cash flow from investing activities for discontinued operations for the six months ended February 28, 2025 and February 29, 2024.

Financing Activities

Net cash from financing activities for continuing operations amounted to US$1,109,052 for the six months ended February 28, 2025, which was mainly attributable to (i) drawdown from overdraft facility of US$46,779; and (iii) proceed from bank borrowing of US$2,443,101; partially offset by (i) repayment of bank borrowings of US$971,754; and (ii) payment of offering costs of US$409,074.

Net cash from financing activities for continuing operations amounted to US$665,983 for the six months ended February 29, 2024, which was mainly attributable to advance from the related company of US$723,036, partially offset by repayment of bank borrowings of US$57,053.

There was no cash flow from financing activities for discontinued operations for the six months ended February 28, 2025 and February 29, 2024.

Accounts Receivable, net

Our accounts receivable, net increased to US$581,635 as of February 28, 2025, compared to US$460,015 as of August 31, 2024, primarily as a result of the slower customer payments.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

We generally conduct our business with creditworthy third parties, with credit terms 7 days to our customers in the ordinary course of business. We determine, on a continuing basis, the probable losses and an allowance for estimated credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

For the six months ended February 28, 2025 and February 29, 2024, we recorded the allowance of expected credit losses of US$3,766 and US$13,843, respectively. We have not experienced any significant bad debt or write-offs of accounts receivable in the past.

Up to the date of this unaudited condensed consolidated and combined financial statements, we subsequently collected 99.26% of accounts receivable as of February 28, 2025.

Inventory, net

Our inventory increased to US$288,159 as of February 28, 2025, compared to US$246,511 as of August 31, 2024. The increase was mainly due to the decreased sales velocity, which in line with the decrease in revenue for the six months ended February 28, 2025.

Accounts payable

Our accounts payable amounted to US$1,244 as of February 28, 2025, which represents the amount of STEAM Hardware purchases.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to banking facilities and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are obligated to settle the purchase invoices and repay the contractual bank loans in a punctual manner, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this Offering.

Capital Expenditures

Our capital expenditures amounted to approximately US$172,407 and US$98,617 relating to the purchase of office equipment, payment of prepublication expenditure and advances to related companies for the six months ended February 28, 2025 and February 29, 2024, respectively.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this Offering. We will continue to make capital expenditures to meet the expected growth of our business, including for office equipment and leasehold improvements.

Contractual Obligations

We have entered into commercial administrative service agreement with a related party for the use of office in Hong Kong. Under the agreement, we have committed to covering a portion of the actual costs incurred for the services rendered on a monthly basis.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Business and Industry” in this prospectus, the following list sets forth, in our view, the most important trends, uncertainties, and events that are reasonably likely to continue to have a material impact effect on our net revenue, income from operations, profitability, liquidity, and capital resources, or that may cause reported financial information to be not necessarily indicative of future operating results or financial condition:

During the six months ended February 28, 2025, our business and operations have been impacted by the rising interest rates and inflation on the material costs, including:

(i)There is no changes to our pricing strategy in the near team as our prices are mostly adjusted and partially absorbed by customers in raising the selling price of our products due to our customer stickiness. However, we are cognizant of customer sensitivity to price increases, the selling price of our products are predominately determined based on the demand and supply in the market;

(ii)Our short-term financing costs experienced upward pressure. We are proactively assessing our financing needs and exploring potential strategies to optimize working capital efficiency.

For more information, see “Principal Factors Affecting Our Financial Performance” and “Risk Factors.”

Seasonality

We experience seasonality in our business due to the structure of the Hong Kong school year, which typically spans 29 to 30 weeks. Our services are primarily delivered in non-exam school days in each school term amounting to a total of ten weeks’ time for a whole school year. This timing reflects the designated weeks within the school year allocated for curriculum teaching, extracurricular activities, examinations, and review, which limit the availability of schools to engage our services. As a result, a significant portion of our business occurs during this peak period with relatively little sales activity during school holidays in Hong Kong.

In addition, schools in Hong Kong may apply for government subsidies for STEAM education programs only after the completion of a school term. Schools will then pay the service fees to us after the event or the course package is completed. This practice may affect our cash flows and delay the reflection of our revenue and accounts receivables in our periodic reports.

Off-Balance Sheet Arrangements

As of February 28, 2025 and August 31, 2024, we did not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our unaudited condensed consolidated and combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosure about Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers, and generally do not require collateral or other security from our customers. We establish an allowance for estimated credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration of major customers

For the six months ended February 28, 2025 and February 29, 2024, the customers who accounted for 10% or more of the Company’s revenues, and its outstanding receivable balance at period-end dates, are presented as follows:

	Six months ended		February 28, 2025
Customer	February 28, 2025	February 29, 2024	Accounts receivable
Customer A	27.76%	11.01%	$255,115
Customer B	13.04%	-	$2,684

Concentration risk in major vendors

For the six months ended February 28, 2025 and February 29, 2024, the vendors who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end dates, are presented as follows:

	Six months ended		February 28, 2025
Vendor	February 28, 2025	February 29, 2024	Accounts payable
Vendor A	23.81%	-	$-
Vendor B	18.47%	19.17%	$-
Vendor C	17.73%	32.92%	$-

Both customer and vendors are located in Hong Kong.

Interest Rate Risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on cash deposits and floating rate bank borrowings. We have not used any derivative financial instruments to manage the interest risk exposure. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by us at the end of the reporting period, the impact on our profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity Risk

Our policy is to regularly monitor our liquidity requirements and our compliance with lending covenants, to ensure that we maintain sufficient reserves of cash and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and long term.

Foreign Currency Risk

Our foreign currency exposure gives rise to market risks associated with exchange rate movements against the US dollar. As of February 28, 2025 and August 31, 2024, we did not hold or issue any derivative for trading purposes or to hedge against fluctuations in foreign exchange rates. We mitigated this risk by conducting sales and purchases transactions in the same currency. Doing so helped to reduce, but has not eliminated, the impact of foreign currency exchange rate movements. As of February 28, 2025 and August 31, 2024, we had no outstanding forward exchange or foreign currency option contracts.

We currently do not have a foreign currency hedging policy. Our management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Economic and political risk

Our major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong and the general state of Hong Kong’s economy may influence our business, financial condition, and results of operations.

Fiscal Year Ended August 31, 2024 Compared to Fiscal Year Ended August 31, 2023

The following table sets forth key components of our results of operations for the years ended August 31, 2024 and 2023.

	2024	2023	variance	variance
	US$	US$	US$	%
Revenues, net	4,384,788	3,581,784	803,004	22.42

Cost of revenue
Cost of revenue, related parties	(151,753)	(265,814)	-114,061	42.91
Cost of revenue, third parties	(1,360,446)	(1,322,499)	-37,947	-2.87
	(1,512,199)	(1,588,313)	-76,114	4.79
Gross profit	2,872,589	1,993,471	879,118	44.10

Operating expenses:
Sales and distribution expenses	(87,916)	(97,690)	9,774	10.01
Research and development expenses	(26,724)	(14,917)	-11,807	-79.15
Personnel and benefit costs	(1,273,659)	(1,625,130)	351,471	21.63
General and administrative expenses	(416,191)	(375,498)	-40,693	-10.84
Total operating expenses	(1,804,490)	(2,113,235)	308,745	-14.61
Income (loss) from continuing operations	1,068,099	(119,764)	1,187,863	-991.84

Other income (expense)
Interest income	14	234	-220	-94.02
Interest expenses	(35,959)	(33,342)	-2,617	-7.85
Government subsidies	7,851	67,531	-59,680	-88.37
Sundry income	-	2,753	-2,753	-100.00
Total other income (expense), net	(28,094)	37,176	-65,270	-175.57
Income (loss) from continuing operations before income taxes	1,040,005	(82,588)	1,122,593	-1,359.27
Income tax (expense) credit	(135,966)	13,222	-149,188	-1,128.33
Net income (loss) from continuing operation	904,039	(69,366)	973,405	-1,403.29
Discontinued operations
Gain on disposal of discontinued operations	2,438,455	-	2,438,455	NA
Loss from discontinued operations, net of tax	(1,399,917)	(1,023,311)	-376,606	-36.80
Net income (loss) from discontinued operations, net of tax	1,038,538	(1,023,311)	2,061,849	-201.49
Net income (loss)	1,942,577	(1,092,677)	3,035,254	-277.78
Foreign currency translation adjustment	(4,467)	1,761	-6,228	-353.66
Comprehensive income (loss) for the year	1,938,110	(1,090,916)	3,029,026	-277.66

Revenue

Our overall revenue increased by approximately US$803,004 or approximately 22.42%, to US$4,384,788 for the year ended August 31, 2024, from US$3,581,784 for the year ended August 31, 2023. The growth primarily stemmed from acquiring two major clients through the revenue generated from training courses and securing new business via technical services for the year ended August 31, 2024, leading to an increase of US$663,535 as of August 31, 2024.

The table below represents the dis-segregation of revenue by product and service type:

	Year Ended August 31,
	2024	2023	variance	variance
	US$	US$	US$	%

STEAM and other Digital Education Services
STEAM Fundays and Competition	1,296,317	1,477,279	-180,962	-12.25
STEAM Training Course	1,360,851	1,148,780	212,071	18.46
STEAM Hardware sales	1,014,357	878,842	135,515	15.42
STEAM software licensing subscription	189,721	76,883	112,838	146.77
STEAM classroom set-up service	70,354	-	70,354	N/A
	3,931,600	3,581,784	349,816	9.77
Non-STEAM related service
Technical service	453,188	-	453,188	N/A
Total revenue	4,384,788	3,581,784	803,004	22.42

STEAM and other Digital Education Services

STEAM Fundays and Competition

The revenue decreased to US$1,296,317 for the year ended August 31, 2024 from US$1,477,279 for the year ended August 31, 2023, a decrease of US$180,962 or 12.25%. This decline was primarily attributed to a reduced number of lower value Fundays and Competition held for the year ended August 31, 2024, as our strategic focus shifted towards hosting more high-value Interschool STEAM Competitions for the year ended August 31, 2024.

STEAM Training Course

The revenue increased to US$1,360,851 for the year ended August 31, 2024 from US$1,148,780 for the year ended August 31, 2023, an increase of US$212,071 or 18.46%. This growth was mainly driven by the provision of courses to two charity foundations for school students under their funding scheme for the year ended August 31, 2024.

STEAM Hardware Sales

The revenue increased to US$1,014,357 for the year ended August 31, 2024 from US$878,842 for the year ended August 31, 2023, an increase of US$135,515 or 15.42%. This rise in hardware sales was predominantly driven by the rise in average selling price for the year ended August 31, 2024.

STEAM Software Licensing Subscription

The revenue increased to US$189,721 for the year ended August 31, 2024 from US$76,883 for the year ended August 31, 2023, an increase of US$112,838 or 146.77%. The increase was primarily attributed to the growth in the number of school users for the year ended August 31, 2024.

STEAM classroom set-up service

The revenue amounted to US$70,354 for the year ended August 31, 2024, which included providing STEAM-friendly classrooms set-up for a school. The growth primarily resulted from the Company’s goal of setting itself apart in the market and appealing to schools that are interested in enhancing their educational offerings.

Non-STEAM related service

Technical Service

The revenue amounted to US$453,188 for the year ended August 31, 2024, which included providing technical services to an educational institution to support its implementation of learning system for the year ended August 31, 2024. The increase mainly resulted from the Company’s strategic decision to expand its reach, forge partnerships, and strengthen its reputation in the industry.

Cost of revenue

The following table sets forth the breakdown of our cost of revenue for the years ended August 31, 2024 and 2023:

	2024	2023	variance	variance
	US$	US$	US$	%

Material costs	735,533	914,303	-178,770	-19.55
Tutor cost	460,120	464,843	-4,723	-1.02
Consumables	159,793	143,833	15,960	11.10
Other	61,943	43,596	18,347	42.08
Subcontracting	61,264	-	61,264	NA
Fundays and competitions Events costs	33,546	21,738	11,808	54.32

Total	1,512,199	1,588,313	-76,114	-4.79

Our cost of revenue primarily consists of the material costs, tutor costs and consumable costs. The Company incurred a cost of revenue of US$1,512,199 for the year ended August 31, 2024, as compared to US$1,588,313 for the year ended August 31, 2023, a decrease of US$76,114 or 4.79%. The decrease was due to (a) the strategic provision of a varied STEAM materials mix to customers, which, aside from AI technology contents hardware and kits, stemmed from projects using featuring cost-effective hardware and kits profit margins, and (b) decrease the tutor costs due to the combined effect on (i)decreased number of lower value Fundays and Competition held for the year ended August 31, 2024; and (ii) increased number of STEAM Training Course of new customers for the year ended August 31, 2024.

Gross profit and gross profit margin

Our total gross profit was US$2,872,589 for the year ended August 31, 2024, as compared to US$1,993,471 for the year ended August 31, 2023, an increase of US$879,118 or 44.10%. The increase in total gross profit was primarily due to the emphasis on high-margin products and services includes: (i) strategic reductions in Material Costs; (ii) a strategic shift towards hosting higher -value Interschool STEAM Competitions to manage tutor costs; and (iii) securing new business through Technical Services for the year ended August 31, 2024.

Sales and distribution expenses

Our sales and distribution expenses mainly represented the advertising and promotion costs associated with sale and marketing activities. We incurred sales and distribution expenses of US$87,916 for the year ended August 31, 2024, compared to US$97,690 for the year ended August 31, 2023, a decrease of US$9,774 or 10.01%. The slight decrease in sales and distribution expenses was primarily due to a reduction in the number of advertisements on social media for the year ended August 31, 2024, as we are a leading education technology company within the industry.

Research and development expenses

Our research and development expenses mainly included personnel and other costs associated with the costs of publications incurred before the development stage begins. The Company incurred research and development expenses of US$26,724 for the year ended August 31, 2024, and US$14,917 for the year ended August 31, 2023, respectively. The increase in research and development expenses was primarily due to the research costs for potential STEAM-related products.

Personnel and benefit costs

The Company incurred personnel and benefits expenses of US$1,273,659 for the year ended August 31, 2024, compared to US$1,625,130 for the year ended August 31, 2023, a decrease of US$351,471 or 21.63%. This change in staff costs was due to turnover and the reassignment of some staff members to develop publication projects starting from September 1, 2023, which were then capitalized as intangible assets.

General and administrative expenses

General and administrative expenses mainly consist of computer and IT maintenance expenses, legal and professional fees, audit fees, license fees, insurance, travelling expenses and other miscellaneous administrative expenses. The Company incurred general and administrative expenses of US$416,191 for the year ended August 31, 2024, compared to US$375,498 for the year ended August 31, 2023, an increase of US$40,693 or 10.84%. The increase in general and administrative expenses was primarily due to the increase on auditors’ remuneration for the year ended August 31, 2024.

Other income (expense)

Our other income (expenses) primarily included interest income, interest expense and government subsidies. The following sets forth the breakdown of our other expense, net:

	2024	2023	variance	variance
	US$	US$	US$	%

Interest income	14	234	-220	-94.02
Interest expenses	(35,959)	(33,342)	-2,617	7.85
Government subsidies	7,851	67,531	-59,680	-88.37
Sundry income	-	2,753	-2,753	-100.00

Total	(28,094)	37,176	-65,270	-175.57

For the year ended August 31, 2024, other income (expenses), net deceased by US$65,270. Such a decrease was mainly resulting from the decrease in the employment support from HK government during the fiscal period.

Income tax expense

We incurred deferred income tax expense of US$135,966 for the year ended August 31, 2024 and deferred income tax benefits from US$13,222 for the year ended August 31, 2023. We recorded deferred income tax expense and benefit for the years ended August 31, 2024 and 2023 as there was the operating loss incurred by the subsidiaries in Hong Kong.

Net income (loss) from continuing operations, net of tax

The net income (loss) from continuing operations increased to US$904,039 for the year ended August 31, 2024, as compared to net loss US$69,366 for the year ended August 31, 2023. The increase is mainly due to increase in gross profits and decrease in personnel and benefit costs, as explained above.

Net income (loss) from discontinued operations

The net income (loss) from discontinued operations increased to US$1,038,538 for the year ended August 31, 2024, compared to a net loss of US$1,023,311 for the year ended August 31, 2023. The turnaround from loss to profit was mainly attributable to a gain on the disposal of discontinued operations, which approximately amounted to US$2,438,455 for the year ended August 31, 2024.

Liquidity and Capital Resources

As of August 31, 2024, we had cash and bank balances of US$292,170. Our cash and cash equivalents mainly consisted of cash at bank. Also, we reported a working capital deficit of $413,637 as of August 31, 2024.

To date, we have financed our operations primarily from our working capital in our operations. We expect to finance our operations and working capital needs in the near future from part of the net proceeds of this Offering and net cash generating through operations. Subsequently in December 2024, we successfully obtained the external borrowings of $1.5 million (equal to HK$12 million) from the bank.

We believe that we will be able to continue to grow our revenue base and control expenditures. In parallel, we continually monitor our capital structure and operating plans and evaluate various potential funding alternatives that may be needed in order to finance our product development activities, general and administrative expenses and growth strategy. These alternatives include financial support from our shareholders, external borrowings and continue to pursue fund-raising in the next twelve months.

We believe that our current cash and cash equivalents, anticipated cash raised from financings, and anticipated cash flow from operations, together with the net proceeds from this Offering, will be sufficient to meet our anticipated cash needs for at least the next 12 months from the date of this prospectus. We also believe that our current cash and cash equivalents will be sufficient to support our planned operations for the next 12 months, and that our current cash and cash equivalents, together with anticipated cash flow from our sales projects, will be sufficient to meet our operating needs for the next 24 months. However, the exact amount of proceeds we use for our operations and expansion plans will depend on the amount of cash generated from our operations and any strategic decisions we may make that could alter our expansion plans and the amount of cash necessary to fund these plans. We may, however, decide to enhance our liquidity position or increase our cash reserve for future investments through additional capital and finance funding. We may need additional cash resources in the future if we experience changes in business conditions or other developments, or if we find and wish to pursue opportunities for investments, acquisitions, capital expenditures or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our ability to manage our working capital, including receivables and other assets and liabilities and accrued liabilities, may materially affect our financial condition and results of operations. We believe that available cash and bank balances, and the current assets, such as accounts receivable, should enable the Company to meet anticipated cash needs for at least the next 12 months.

Cash Flows

The following table sets forth a summary of our cash flows information for the years ended:

	Year Ended August 31,	Year Ended August 31,
	2024	2023
	US$	US$
Net cash provided by operating activities – continuing operations	1,025,468	13,680
Net cash used in operating activities – discontinued operations	(1,413,759)	(1,009,469)
Net cash used in investing activities – continuing operations	(212,523)	-
Net cash used in investing activities – discontinued operations	-	-
Net cash provided by financing activities – continuing operations	891,510	846,533
Net cash provided by financing activities – discontinued operations	-	-
Foreign currency translation adjustment	(8,086)	2,198
Net change in cash and cash equivalents	282,610	(147,058)
Cash and cash equivalents at the beginning of the year	9,560	156,618
Cash and cash equivalents at the end of the year	292,170	9,560

Operating Activities – continuing operations

Our operating cash inflows are primarily derived from our revenue from providing learning and teaching resources to schools in Hong Kong and gain on disposal of business operation, whereas our operating cash outflows mainly include operating, administrative expenses, as well as other working capital needs.

Net cash provided by operating activities for continuing operations amounting to US$1,025,468 for the year ended August 31, 2024, mainly derived from (i) net income of US$904,039; (ii) depreciation and amortization of US$7,674; (iii) allowance for inventory obsolescence of US $1,029; (iv) deferred income tax of US$341,186; (v) deposit, prepayment, and other receivables of US$5,259; and (vi) accounts payable of US$6,142; partially offset by (i) recovery from allowance for expected credit losses of US$3,275; (ii) defined benefit cost of US$3,509; (iii) accounts receivable of US$26,966; (iv) inventories of US$41,236; (v) contract liabilities of US$135,576; and (vi) accrued expenses and other current liabilities of US$29,299.

Net cash provided by operating activities for continuing operations amounting to US$13,680 for the year ended August 31, 2023, mainly derived from (i) net loss of US$69,366; (ii) defined benefit cost of US$4,047; (iii) deferred income tax of US$215,433; and (iv) accounts receivable of US$40,215; partially offset by (i) depreciation and amortization of US$9,520; (ii) allowance for inventory obsolescence of US$5,163; (iii) allowance for expected credit losses of US$2,651; (iv) inventories of US$27,283; (v) deposit, prepayments and other receivables of US$3,180; (vi) contract liabilities of US$160,145; and (vii) accrued expenses and other current liabilities of US$134,799.

Operating Activities – discontinued operations

The net cash used in operating activities for discontinued operations amounted to US$1,413,759 for the year ended August 31, 2024, mainly derived from net income of US$1,038,538 and partially offset by gain on disposal of discontinued operations of US$2,438,455 and current liabilities of discontinued operations of US$13,842.

The net cash used in operating activities for discontinued operations amounted to US$1,009,469 for the year ended August 31, 2023, mainly derived from net loss of US$1,023,311.

Investing Activities

Net cash used in investing activities for continuing operations amounted to US$212,523 for the year ended August 31, 2024, mainly derived from the payments for prepublication expenditure of US$211,220 and payment for purchase of plant and equipment of US$1,303.

There was no cash flow from investing activities for continuing operations for the year ended August 31, 2023.

There was no cash flow from investing activities for discontinued operations for the years ended August 31, 2024 and 2023.

Financing Activities

Net cash from financing activities for continuing operations amounted to US$891,510 for the year ended August 31, 2024, which was mainly attributable to advance from the related company of US$1,090,361; partially offset by (i) repayment of bank borrowings of US$123,200 and (ii) payment of offering costs of US$75,651.

Net cash from financing activities for continuing operations amounted to US$846,533 for the year ended August 31, 2023, which was mainly attributable to (i) advance from the related company of US$563,294; and (ii) proceeds from bank borrowings of US$382,312; partially offset by repayment of bank borrowings of US$99,073.

There was no cash flow from financing activities for discontinued operations for the years ended August 31, 2024 and 2023.

Accounts Receivable, net

Our accounts receivable, net increased to US$460,015 as of August 31, 2024, compared to US$429,809 as of August 31, 2023, primarily as a result of the increase in the number and size of the projects.

We did not charge any interest on or hold any collateral as security over these accounts receivable balances. We have not had, and do not expect to have, issues collecting payment from these longer aging invoices.

We generally conduct our business with creditworthy third parties, with credit terms 7 days to our customers in the ordinary course of business. We determine, on a continuing basis, the probable losses and an allowance for estimated credit losses, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivables are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

For the years ended August 31, 2024 and 2023, we recorded the allowance of expected credit losses of US$3,275 and US$0, respectively. For the years ended August 31, 2024 and 2023, we recorded the recovery of allowance of expected credit losses of US$0 and US$2,651, respectively. We have not experienced any significant bad debt or write-offs of accounts receivable in the past.

Up to the date of this combined financial statements, we subsequently collected 99.42% of accounts receivable as of August 31, 2024.

Inventory, net

Our inventory slightly increased to US$246,511 as of August 31, 2024, compared to US$207,669 as of August 31, 2023. The increase was mainly due to an addition of inventory reserve for contracts in the upcoming year, amounting to US$38,842, which is expected to be sold in the coming year.

Accounts payable

Our accounts payable amounted to US$6,141 as of August 31, 2024, which represents the amount of STEAM classroom set-up costs. No accounts payable incurred as of August 31, 2023.

Material Cash Requirements

Our cash requirements consist primarily of day-to-day operating expenses, capital expenditures and contractual obligations with respect to banking facilities and other operating leases. We lease all our office facilities. We expect to make future payments on existing leases from cash generated from operations. We have limited credit available from our major vendors and are obligated to settle the purchase invoices and repay the contractual bank loans in a punctual manner, which further constrains our cash liquidity.

We believe that we have sufficient working capital for our requirements for at least the next 12 months from the date of this prospectus, absent unforeseen circumstances, taking into account the financial resources presently available to us, including cash and cash equivalents on hand, cash flows from our operations and the estimated net proceeds from this Offering.

Capital Expenditures

Our capital expenditures amounted to approximately US$212,523 and US$0 relating to the purchase of office equipment and payment of prepublication expenditure for the fiscal years ended August 31, 2024 and 2023, respectively.

We plan to fund our future capital expenditures with our existing cash balance and proceeds from this Offering. We will continue to make capital expenditures to meet the expected growth of our business, including for office equipment and leasehold improvements.

Contractual Obligations

We have entered into commercial administrative service agreement with a related party for the use of office in Hong Kong. Under the agreement, we have committed to covering a portion of the actual costs incurred for the services rendered on a monthly basis.

Trend Information

Other than as disclosed in “Risk Factors — Risks Related to Our Business and Industry” in this prospectus, the following list sets forth, in our view, the most important trends, uncertainties, and events that are reasonably likely to continue to have a material impact effect on our net revenue, income from operations, profitability, liquidity, and capital resources, or that may cause reported financial information to be not necessarily indicative of future operating results or financial condition:

During the years ended August 31, 2024 and 2023, our business and operations have been impacted by the rising interest rates and inflation on the material costs, including:

(i)There is no changes to our pricing strategy in the near team as our prices are mostly adjusted and partially absorbed by customers in raising the selling price of our products due to our customer stickiness. However, we are cognizant of customer sensitivity to price increases, the selling price of our products are predominately determined based on the demand and supply in the market;

(ii)Our short-term financing costs experienced upward pressure. We are proactively assessing our financing needs and exploring potential strategies to optimize working capital efficiency.

For more information, see “Principal Factors Affecting Our Financial Performance” and “Risk Factors.”

Seasonality

We experience seasonality in our business due to the structure of the Hong Kong school year, which typically spans 29 to 30 weeks. Our services are primarily delivered in non-exam school days in each school term amounting to a total of ten weeks’ time for a whole school year. This timing reflects the designated weeks within the school year allocated for curriculum teaching, extracurricular activities, examinations, and review, which limit the availability of schools to engage our services. As a result, a significant portion of our business occurs during this peak period with relatively little sales activity during school holidays in Hong Kong.

In addition, schools in Hong Kong may apply for government subsidies for STEAM education programs only after the completion of a school term. Schools will then pay the service fees to us after the event or the course package is completed. This practice may affect our cash flows and delay the reflection of our revenue and accounts receivables in our periodic reports.

Off-Balance Sheet Arrangements

As of August 31, 2024 and 2023, we did not entered into any material off-balance sheet transactions or arrangements.

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our combined financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Quantitative and Qualitative Disclosure about Market Risk

Concentration of credit risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. We place our cash and cash equivalents with financial institutions with high credit ratings and quality.

We conduct credit evaluations of customers, and generally do not require collateral or other security from our customers. We establish an allowance for estimated credit losses primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Concentration of major customers

For the year ended August 31, 2024, there was a single customer who accounted for 10% or more of the Company’s revenues, and its outstanding receivable balance at year-end dates, are presented as follows:

	Year Ended August 31, 2024		As of August 31, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable

Customer A	$453,188	10.33%	$128,966

For the year ended August 31, 2023, there was no single customer who accounted for 10% or more of the Company’s revenues.

Concentration risk in major vendors

For the years ended August 31, 2024 and 2023, the single vendor who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended August 31, 2024		As of August 31, 2024
Vendor	Purchase	Percentage of purchase	Accounts payable

Vendor A	$385,756	24.86%	$-

	Year Ended August 31, 2023		As of August 31, 2023
Vendor	Purchase	Percentage of purchase	Accounts payable

Vendor A	$448,412	28.13%	$-
Vendor B	$265,237	16.64%	$-

.

Interest Rate Risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We are exposed to floating interest rate risk on cash deposits and floating rate bank borrowings. We have not used any derivative financial instruments to manage the interest risk exposure. In respect of the exposure to cash flow interest rate risk arising from floating rate non-derivative instruments held by us at the end of the reporting period, the impact on our profit after tax is estimated as an annualized impact on interest expense or income of such a change in interest rates.

Liquidity Risk

Our policy is to regularly monitor our liquidity requirements and our compliance with lending covenants, to ensure that we maintain sufficient reserves of cash and adequate committed lines of funding from major financial institutions to meet its liquidity requirements in the short and long term.

Foreign Currency Risk

Our foreign currency exposure gives rise to market risks associated with exchange rate movements against the US dollar. As of August 31, 2024 and 2023, we did not hold or issue any derivative for trading purposes or to hedge against fluctuations in foreign exchange rates. We mitigated this risk by conducting sales and purchases transactions in the same currency. Doing so helped to reduce, but has not eliminated, the impact of foreign currency exchange rate movements. As of August 31, 2024 and 2023, we had no outstanding forward exchange or foreign currency option contracts.

We currently do not have a foreign currency hedging policy. Our management monitors foreign exchange exposure and will consider hedging significant foreign exchange exposure should the need arise.

Economic and political risk

Our major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong and the general state of Hong Kong’s economy may influence our business, financial condition, and results of operations.

Critical Accounting Policies

We prepare our unaudited condensed consolidated and combined financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amounts of assets, liabilities, revenue, costs and expenses, and any related disclosures. Although there were no material changes made to the accounting estimates and assumptions in the past two years, we continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates.

We believe that the following accounting policies involve a higher degree of judgment and complexity in their application and require us to make significant accounting estimates. Accordingly, these are the policies we believe are the most critical to understanding and evaluating our unaudited condensed consolidated and combined financial condition and results of operations.

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed consolidated and combined financial statements, as well as the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated and combined financial statements include the allowance for expected credit losses, the useful lives of plant and equipment and intangible assets, impairment of long-lived assets, revenue recognition, inventory obsolescence, provision for defined benefit costs, allowance for deferred tax assets, uncertain tax position, and income tax provision.

The inputs into the management’s judgments and estimates consider the geopolitical tension, inflationary and high interest rate environment and other macroeconomic factors on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are recorded at the gross billing amount less an allowance for expected credit losses. Accounts receivable do not bear interest and are considered overdue after 7 days from the date of sale invoices. The Company records expected credit losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstanding at the end of the period will be deemed non-collectible on an individual basis and on aging analysis basis. The provision is recorded against accounts receivables balances, with a corresponding charge recorded in the consolidated statements of operations and comprehensive income. Delinquent account balances are written off against the allowance for expected credit losses after management has determined that the likelihood of collection is not probable.

Allowance for Credit Losses on Financial Instruments

In accordance with ASC Topic 326 “Credit Losses – Measurement of Credit Losses on Financial Instruments” (ASC Topic 326), the Company utilizes the current expected credit losses (“CECL”) model to determine an allowance that reflects its best estimate of the lifetime expected credit losses on accounts receivable and deposit, prepayments, and others receivable which is recorded as a liability to offset the receivables. The CECL model is prepared after considering historical experience, current conditions, and reasonable and supportable economic forecasts to estimate lifetime expected credit losses. Accounts receivable and deposit, prepayments, and others receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense.

Intangible assets

Intangible assets are initially recorded at cost, net of accumulated amortization and impairment losses, if any.

Prepublication costs include costs incurred to create the educational textbooks, editorial, digital conversion and other digital contents required for the creation of the master copy of a qualified textbook.

Digital teaching learning platform was internally developed by the Company to provide the access to its users to deploy with the related textbooks.

Amortization is recognized on a straight-line basis over the estimated useful lives of the respective assets, as follows:

Expected useful life
Prepublication Cost of Science Textbooks	6 years
Digital Teaching Learning Platform (solely for textbooks)	6 years

Inventories

Inventories primarily consist of finished goods which are stated at the lower of cost or net realizable value. Cost of inventories is determined using the first-in, first-out method and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Company takes ownership, risks, and rewards of the products purchased.

Inventories are written down to estimated net realizable value, which could be impacted by certain factors including historical usage, expected demand, anticipated sales price, new product development schedules, product obsolescence, and other factors. The Company continuously evaluates the recoverability of the Company’s inventories, and inventory provisions are recorded in the unaudited condensed consolidated and combined statements of operations and comprehensive income.

Revenue

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with the customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price. – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract. – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation. – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The primary sources of the Company’s revenues are as follows:

(a) STEAM and other Digital Education Services

The Company generates its revenues from the provision of educational services, STEAM-related and other services. The Company’s performance obligations include organizing Fundays and competition, providing training sessions and courses, hardware sales, software licensing subscription and STEAM-related classroom set-up services. The Company’s contracts with customers typically include a single performance obligation with contractual terms and a fixed amount of consideration.

Fundays and competition

The Company provides STEAM-related Fundays and competition training services to primary and secondary schools. These activities are mainly performed and delivered to the schools on an individual basis and generally completed in one day, which is accounted for as a single performance obligation and which is satisfied at the point in time when the service is delivered and completed. The service fee is generally collected in advance upon the confirmation of commencement date and is initially recorded as deferred revenue. It will be recognized as revenue when these services are delivered and completed.

Training courses

The Company enters into training agreements with primary and secondary schools which provide STEAM-related educational services to their individual students in a small group at in-school classrooms. Each contract of project-based educational programs is accounted for as a single performance obligation, in which the students are guided to practice STEAM methodology and complete a STEAM-related portfolio that usually consists of 8 to 10 sessions during the school terms, less than 12 months. The Company solely has the right to invoice the schools at the time the performance obligation is satisfied, whereas the programs are delivered to the students and completed by the Company, and the schools complete the assessment of their student portfolios. Accordingly, the revenue is recognized at a point in time in which the schools obtain control of the projects, schools accept and confirm the completion of the program.

Hardware sales

The Company provides hardware sales, such as STEAM-related training materials. The revenue is recognized when the customer obtains control of the products based on the contractual shipping terms, at which time the performance obligation is deemed to be completed.

Software licensing subscription

Revenue from software licensing subscription comprises of subscription fees from customers accessing to the Company’s STEAM-related learning platform for a subscribed period, usually one year. The fee is charged based on the number of users upon sale orders by the customers. The subscription arrangement is considered service contract because customers do not have the right to take possession of the software and can only benefit from the software when provided the right to access the software. Accordingly, the subscription service contract typically include a single performance obligation and the terms of pricing and payment are fixed, no variable consideration is involved. The revenue from subscription services is recognized over the contract term of 12 months, based on a straight-line basis.

STEAM classroom set-up services

The Company provides classroom set-up services to schools, including design, technical support to classroom layout and settings under STEAM-related methodology. The Company generally enters into a written agreement with its customer, in which the scope of service, service fee and payment terms are fixed in a contract, which is considered one performance obligation. The duration of the service period is short, usually less than one year. The revenue from STEAM classroom set-up services is recognized at the point in time when these services are rendered and completed.

(b) Non-STEAM related services

Technical support service

The Company derives its revenue from the provision of technical support and educational consulting services to educational institutions. The Company generally enters into a written agreement with its customer. The scope of service, service fee and payment terms are fixed in a contract. The Company’s performance is to design, develop, test and provide training support, which are considered one performance obligation, as the customers do not benefit for each separate service or product.

Under the contract, the Company has an enforceable right to payment for performance delivered. Revenue is recognized over time, based on the Company’s measurement of progress towards completion.

The Company considers itself the principal for the revenue as the Company assessed itself as the primary obligor that responsible for fulfilling the promise to provide the service, subject to inventory risk, and has latitude in establishing prices and selecting suppliers. Therefore, such revenues are reported on a gross basis.

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1	—	Inputs are based upon unadjusted quoted prices in active markets for identical assets and liabilities.
Level 2	—

Inputs are based upon quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying amounts of the Company: cash and cash equivalents, accounts receivable, deposit, prepayments and other receivables, accounts payable, bank borrowings, contract liabilities, amount due to shareholder and accrued expenses and other payables approximate at their fair values because of their short-term nature of these unaudited condensed consolidated financial instruments.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its unaudited condensed consolidated and combined financial statements, but does not expect the impact to be material.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all periods presented in the unaudited condensed consolidated and combined financial statements. Management is evaluating the impact on the Company’s unaudited condensed consolidated and combined financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited condensed consolidated and combined financial statements and disclosures.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its unaudited condensed consolidated and combined financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its unaudited condensed consolidated and combined financial statements which is expected to result in enhanced disclosures.

INDUSTRY OVERVIEW

The information presented in this section has been derived from an industry report commissioned by us and issued by Frost & Sullivan, an independent research firm, to provide information regarding our industry and our market position in China. We refer to this report as the F&S report.

Overview of STEAM Education Solution Market in Hong Kong

Introduction of STEAM education, why is it important and how is it different from traditional school education

STEAM education is an interdisciplinary approach to teaching and learning that seamlessly integrates science, technology, engineering, the arts, and mathematics to foster student inquiry, promote meaningful discussions, and cultivate critical and creative thinking. By combining these disciplines, STEAM encourages learners to explore connections, solve real-world problems, and develop a deeper understanding of how these fields interact in innovative and practical ways.

In particular, the importance of STEAM education can be demonstrated in the following aspects:

•Enhance interdisciplinary learning: STEAM education integrates science, technology, engineering, the arts, and mathematics, which are essential for understanding the real world. By engaging with STEAM education, students develop a deeper appreciation for the interconnectedness of these subjects, enhancing their learning experience and critical thinking skills.

•Foster creativity and innovation: STEAM education fosters creativity and innovation by encouraging students to think critically, experiment, and collaborate. For students, STEAM education builds their innovation ability by teaching them to explore new ideas, adapt to challenges, and design unique solutions. STEAM education helps students to face future challenges with innovativeness.

•Develop students’ critical thinking and problem-solving ability: In STEAM education, students are encouraged to develop plans to solve problems, carry out solutions, track progress, and assess results. These problem-solving skills are valuable for students and can be applied across many industries. STEAM education helps students to build problem-solving skills rather than simply memorizing information.

•Better prepare students for future careers: STEAM education imparts related knowledge and prepares students for high-demand careers in fields such as artificial intelligence, robotics, and coding. It also enhances students' collaboration and communication abilities, which are important in workplaces, and empowers them to be ready for future-focused roles.

STEAM education and traditional school education are also different in terms of the following aspects:

	STEAM education	Traditional education
Educational philosophy	Interdisciplinary learning: integrating science, technology, engineering, the arts, and mathematics, and encourages students to solve real-world problems.	Subject-centered learning: focusing on systematic learning and memorization of individual subjects, and students need to do well in each subject exam.
Teaching methods	Exploratory Teaching: the main teaching method is to use experiments, activities, etc. and encourages students to explore, collaborate, and innovate actively.	Lecture-based teaching: mostly in the method of lectures by teachers to students, less exploration by students, and students are learning knowledge passive.
Assessment criteria	Diversified assessment criteria: including scores, project results, creative ability, teamwork, etc.	Single assessment criteria: primarily based on exam scores.
Learning sites	Diversified learning sites: emphasizes open and interactive learning sites, encouraging students to learn through practice, such as labs and workshops.	Single learning sites: learning sites are mainly classrooms and other places where students can listen to lectures.

Introduction of STEAM education solutions and its classification

STEAM education solutions refer to an extensive array of educational resources, tools, and technologies specifically designed to enhance the overall effectiveness of STEAM education in schools. These solutions include curriculum integration solutions, assessment operation, and others that support the seamless integration of science, technology, engineering, arts, and mathematics into the overall learning journey of school students.

STEAM education solutions can be further classified into following segments:

•Curriculum integration solutions: Solutions that tailored to aligned with the educational goals of schools through integrating STEAM concepts into the existing curriculum or, in some cases, helping schools develop STEAM curriculum from scratch, to ensure students can receive a well-rounded STEAM education that is both relevant and engaging.

•Assessment operation: Operation of assessments and competitions that help educators evaluate students’ sophistication level on STEAM topics and recognize their achievements. The competitions are designed to supplement classroom learning and provide students with more enriched experience to further enhance their STEAM capabilities.

•Others: Other services related to STEAM education solutions centered on experiential learning and the development of problem-solving skills of students.

Value chain of STEAM education solution market in Hong Kong

The value chain of the STEAM education solution market in Hong Kong consists of diverse suppliers in the upstream, STEAM education solution providers in the midstream, and schools in the downstream. The upstream encompasses IT infrastructure providers, educational tool suppliers, and other service providers that enable STEAM education solution providers to develop their offerings. The midstream comprises STEAM education solution providers, offering solutions in various formats, including curriculum integration, assessment operations, and other STEAM-related services. The downstream includes various types of schools that benefit from these STEAM education solutions.

Size of STEAM education solution market in Hong Kong

The size of STEAM education solution market in Hong Kong, in terms of revenue, reached HKD512.9 million in 2023, grew from HKD374.9 million in 2019 at a CAGR of 8.2% from 2019 to 2023. Looking forward, driven by demand for sci-tech innovation talents, parents’ expectations, technological development, and favorable policies, the market size of STEAM education solution market in Hong Kong, in terms of revenue, is expected to reach HKD911.1 million in 2028, with a CAGR of 12.2% from 2023 to 2028.

Market drivers of STEAM education solution market in Hong Kong

The following factors are expected to drive the growth of STEAM education solution market in Hong Kong:

•Demand for sci-tech innovation talents. Demand for sci-tech innovation talents is driving the STEAM education solution market in Hong Kong. To achieve the vision of becoming an international innovation center, Hong Kong requires a significant number of sci-tech innovation talents. STEAM education solutions play a vital role by equipping students with critical thinking, problem-solving, and hands-on skills essential for innovation. Integrating science, technology, engineering, the arts, and mathematics into practical learning, these solutions help nurture future innovators, meeting the growing demand for talent in the sci-tech sector and driving the STEAM education market forward.

•Parents' expectations. Parents in Hong Kong have high expectations for their children's future success, which drives the demand for STEAM education solutions. STEAM education solution can better nurture their children with important skills like problem-solving, creativity, and critical thinking during the STEAM education courses and competitions, which are important for their personal development. Hong Kong parents believe that the STEAM education solution can assist their children in better adapting to the competitive and rapidly changing world. It would drive the STEAM education solution market in Hong Kong.

•Favorable policies. The Hong Kong government has introduced supportive policies to promote STEAM education in schools. These policies include providing funding and resources. With this support, schools can utilize STEAM education solutions to create a better environment for students to learn STEAM subjects effectively. The favorable policies drive the STEAM education solution market in Hong Kong.

Future trends of STEAM education solution market in Hong Kong

The future trends of STEAM education solution market in Hong Kong include:

•More sci-tech related content. The STEAM education solution market in Hong Kong is expected to focus more on sci-tech content, especially programming and artificial intelligence. Increasing sci-tech content would help school students prepare for a world increasingly driven by technology. Learning basic coding, and AI concepts is helping young students to develop their general understanding of those technologies. The future trend is more sci-tech-related content, which would help school student lay a strong foundation for their future careers and innovation potential.

•Provide more STEAM teacher training services. In the future, the STEAM education solution market in Hong Kong is likely to focus more on providing STEAM teacher training services. As STEAM education is still relatively new in Hong Kong, many teachers lack the necessary skills and confidence to effectively deliver STEAM lessons. By offering tailored training programs, education solution providers can help teachers to have a better integration of STEAM concepts into the lectures. More STEAM teacher training services will likely lead to more effective implementation of STEAM education in schools which would also benefit the STEAM education solution market in Hong Kong.

•Collaboration with technology and innovation companies. There would be more collaboration with technology and innovation companies in the STEAM education solution market in Hong Kong by enhancing the quality of learning tools and experiences. These companies can introduce cutting-edge technologies and provide more real-world problem-solving scenarios, making STEAM education more engaging and practical for students. By integrating real-world problems into STEAM education, students will connect their education with real-life applications, fostering a stronger interest in STEAM fields.

Competitive Landscape of STEAM education solution market in Hong Kong

The Company was the largest player in the STEAM education solution market in Hong Kong, in terms of revenue in 2023.

Key Success Factors of STEAM education solution market in Hong Kong

The success of STEAM education solution market in Hong Kong depends primarily on the following factors:

•Developing innovative solution products. The STEAM solutions market in Hong Kong has a key success factor for developing innovative solution products. STEAM education solutions need a deep understanding of cross-subject connections and advanced educational philosophies that promote creativity and critical thinking. Besides that, STEAM education solution providers must continuously develop and adapt innovative teaching tools and methods to keep up with fast-developing technologies. It is hard to provide STEAM education solutions to meet the dynamic needs of schools and students without innovation capabilities.

•Cooperation with the technology and innovation companies. In the STEAM education solution market in Hong Kong, cooperation with the technology and innovation companies is a key success factor. STEAM education solution providers need to cooperate with those companies to develop high-quality, real-world course content or simulation competitions. Cooperation is essential to provide schools with engaging, high-tech learning experiences. New STEAM solution providers may lack the technical expertise or industry cooperation to collaborate effectively, and it would make it hard to achieve success in the STEAM education solution market in Hong Kong.

•Brand recognition. Brand recognition is also important to the success of STEAM education solution providers in Hong Kong. In Hong Kong's STEAM education solution market, established STEAM education solution providers have built their industry reputations and accumulated valuable project experience, making their brands well-recognized. This recognition helps them promote their STEAM education solutions to schools more easily, as schools tend to trust proven solutions. In contrast, new entrants lack brand recognition and experience, making it harder for them to gain the trust of schools and promote their STEAM education solutions.

Overview of Overseas STEAM Education Solution Market

Size of Overseas STEAM Education Solution Market

The size of global STEAM education solution market, in terms of revenue, reached USD7.7 billion in 2023, grew from USD5.7 billion in 2019 at a CAGR of 8.0% from 2019 to 2023. Looking forward, driven by demand to raise students’ interest, site-specific economic development demands, and diversification of national development, the size of global STEAM education solution market, in terms of revenue, is expected to reach USD12.0 billion 2028, with a CAGR of 9.1% from 2023 to 2028. Notably, Japan, the Southeast Asia region, and the Middle East have shown steady growth potential for STEAM education solutions. In particular, the size of STEAM education solution market in Japan, in terms of revenue, reached USD564.3 million in 2023, growing from USD404.6 million in 2019, representing a CAGR of 8.7% from 2019 to 2023. Looking forward, the size of STEAM education solution market in Japan is expected to grow further to USD924.5 million by 2028, with a CAGR of 10.4% from 2023 to 2028.

Market drivers of overseas STEAM education solution market

The following factors are expected to drive the growth of overseas STEAM education solution market:

•Demand to raise students’ interest. The demand to raise students’ interest in STEAM fields is driving the overseas STEAM education solution market. The Japanese government recognized the importance of workforce development in the STEAM fields, and they are developing STEAM education. Recognizing the critical role of STEAM fields in workforce development, the Japanese government is actively promoting STEAM education initiatives. STEAM education solutions play a pivotal role in inspiring students to pursue these disciplines, helping to cultivate a future-ready workforce that aligns with Japan’s economic and societal needs.

•Site-specific economic development demands. Site-specific economic development demands drive the overseas STEAM education solution market. For example, with limited natural resources, Singapore relies heavily on science, technology, and skilled workers to support its economy. The country must continuously cultivate scientific and technological talents to maintain its knowledge-based economy. Recognizing this, Singapore has prioritized STEAM education as a key driver for its economic success, creating a strong demand for quality STEAM education solutions from abroad.

•Diversification of national development. The diversification of national development drives the overseas STEAM education solution market. Countries like Saudi Arabia and the UAE are focusing on diversifying their economies to reduce reliance on oil, which has been their main source of income. To achieve reduced reliance on oil, those countries are prioritizing STEAM education as a way to build a highly skilled workforce that can drive innovation and support new industries. The shift creates a strong demand for overseas STEAM education solutions, including programs, tools, and technologies that can help develop the next generation of scientists, engineers, and creative thinkers essential for sustainable national development.

Future trends of overseas STEAM education solution market

The future trends of overseas STEAM education solution market include:

•Innovation in educational assessment. The future of the overseas STEAM education solution market will likely see a shift in how teachers assess students’ learning with tools from STEAM education solutions. The assessment would focus on multiple perspectives beyond test scores. Innovations in educational assessment will emphasize skills like problem-solving, creativity, collaboration, and critical thinking, using tools such as project-based evaluations, digital portfolios, and real-time performance tracking. The overseas STEAM education solution market would show a future trend that has more innovation in educational assessment to help students prepare for real-world challenges and foster a deeper understanding of concepts.

•Integrating with more technologies. The overseas STEAM education solution market will have a trend in integrating advanced technologies like AR and VR in the future. These tools can transform traditional learning into highly interactive experiences, allowing students to conduct virtual experiments, or visualize complex concepts in ways that were previously impossible. For example, AR can bring subjects like biology to life by projecting 3D models of organs, while VR can immerse students in historical events or space exploration. Integrating with more technologies will make education more engaging and effective while preparing students for a tech-driven world.

•International cooperation. In the future, the overseas STEAM education solution market is likely to see more international cooperation, where countries collaborate to share and implement effective solutions globally. This trend will help excellent STEAM programs reach more school students and teachers, ensuring access to quality education resources regardless of location. Such cooperation may include joint curriculum development, technology-sharing initiatives, and cross-border training programs.

BUSINESS

Overview

We are a leading education technology company providing education solutions for the Hong Kong market. Our founder has nearly 29 years of experience in the education technology industry. Since 2016, we have leveraged our experience and expertise in education technology to promote STEAM (science, technology, engineering, arts and mathematics) education to primary and secondary schools in Hong Kong, capitalizing on opportunities arising from advancements in technology and enhanced government policies supporting STEAM education. We seek to simplify teaching workflows, enhance classroom engagement and improve learning outcomes across different subjects with our innovative education technology.

We occupy the midstream of the value chain of the STEAM education solution market by partnering with IT infrastructure and educational tools providers in the upstream, to provide our services to schools in the downstream of this value chain. Our customers are primary schools and secondary schools in Hong Kong.

The STEAM education solution market is driven by demands for sci-tech innovation talents and favorable governmental policies promoting STEAM education in primary and secondary schools. According to the F&S Report, the size of the STEAM education solution market in Hong Kong has increased from HKD374.90 million in 2019 to HKD512.90 million in 2023. Revenues are expected to reach HKD911.10 million in 2028. Moreover, the expansion of STEAM education solution markets is also a global trend. The size of the global STEAM education solution market has increased from USD5,684.40 million in 2019 to USD7,736.20 million in 2023. It is expected to reach USD11,956.00 million in 2028.

In 2023, we were the largest STEAM education solution provider in Hong Kong in terms of revenue according to the F&S Report. In light of the competitive landscape of the STEAM education solution market in Hong Kong, we continue to develop innovative solutions and cooperate with technology and innovation companies. To establish further brand recognition and maintain our competitive edge, we have leveraged off-the-shelf artificial intelligence (“AI”) technology from third-party service providers, such as retrieval-augmented generation (“RAG”) system and large language model (“LLM”), in enhancing our online teaching and learning platforms, developed Online to Offline (“O2O”) learning models, as well as cooperated with leading universities to provide our services. AI enables operation beyond simple algorithmic code. Specifically, we use the RAG system to collect information about coding tasks and retrieve students’ data, such as common mistakes made during the specific coding tasks. Such information and data gathering provides additional context about the coding tasks that are assigned to the students, and creates a knowledge base for LLM. It takes into account the past interactions with students and the solutions provided to students who experienced similar issues on the platform to enhance and improve our products and systems. Additionally, we also train LLMs to learn from the pre-existing data and information retrieved by the RAG system to generate responses to students’ questions.

Our mission is to disrupt traditional classroom teaching and learning methods with technology and equip students with the skills and knowledge needed to thrive in a rapidly evolving technological landscape. Our products and services strive to create holistic, integrated solutions centered around learners within and outside the confines of the traditional classroom.

Our Products and Services

Our STEAM education solutions are a product of our proprietary processes, course materials and online teaching and learning platforms. We believe in engaging students in hands-on, interactive and experiential learning to develop their STEAM knowledge and skillsets. We have invested in the training of our own instructors to deliver our solutions to schools and students.

Our STEAM education solutions feature the use of off-the-shelf programmable pocket-sized computers and robots to supplement our course materials and enrich students’ learning experience. These devices are sourced from retailers by off-the-shelf procurement and readily replaceable. We are in no contractual relationship with relevant brand owners of the devices purchased by us, nor do we hold any license or exclusive right to use or sell such devices.

We have partnered with LEGO® Education since 2019, and we are currently an authorized reseller of LEGO® Education’s curriculum and hardware in Hong Kong on a non-exclusive basis under the terms of a reseller agreement. These include LEGO® Education STEAM curriculum as well as LEGO® Education hardware sets, which we have integrated into our proprietary products and services to enhance experiential learning. The products are supplied to us at list prices provided by LEGO® Education. All intellectual property associated with the products is and remains the property of LEGO® Education. Our use of LEGO® Education’s trademark may be for marketing and promotion purposes only. The agreement is valid until 31 October 2025 and extendable upon agreement by LEGO® Education. Any party may terminate the reseller agreement with a three-month prior written notice.

Except for the purchase orders in connection with the reseller agreement which specify the quantities, unit price, estimated delivery date and product name of the LEGO® Education hardware sets, there are no other associated agreements between LEGO® Education and us.

We currently offer products and services under the following categories:

•Online Teaching and Learning Platforms;

•On-site STEAM Services;

•Interschool STEAM Competitions; and

•Other Technical Support Services.

Online Teaching and Learning Platforms

We offer coding and mathematics courses through our proprietary business-to-business online teaching and learning platforms. We sell content subscriptions to our online teaching and learning platforms mainly to primary and secondary schools in Hong Kong. Our online teaching and learning platforms include CodeN'Sim and Learnlex, both of which were launched in 2020.

CodeN'Sim

CodeN'Sim is a coding learning and teaching platform for students and teachers. By leveraging RAG and LLM provided by third-party service providers, CodeN'Sim provides enhanced support for coding education. Our CodeN'Sim system assists students in correcting their code and aids teachers in debugging students’ code in an interactive and efficient manner. This is achieved through the following two components:

•Retrieval component. We use the RAG system, a neural retrieval system readily available in the market, to collect information about coding tasks and retrieve students’ data, such as common mistakes made during the specific coding tasks. Such information and data gathering provides additional context about the coding task that are assigned to the students and create a knowledge base for LLM. It takes into account the past interactions with students and the solutions provided to students who experienced similar issues on the platform to enhance and improve our products and systems.

•Generative component. We train LLM, a neural generative model readily available in the market, to learn from the pre-existing data and information retrieved by the RAG system to generate responses to students’ questions. This combination of retrieval and generation allows the CodeN'Sim platform to make accurate, contextual and helpful guidance to students to correct the mistakes made in coding.

CodeN'Sim offers a flexible O2O learning mode to students and provides gamified, all-in-one coding education with reference to AI and coding education frameworks in both Hong Kong and Singapore. CodeN'Sim has the following features:

•Progressive curriculum. CodeN'Sim walks students through core modules of icon-based programming, block-based programming and AI fundamentals. Each module is broken down into 20 lessons and accompanied by over 100 learning challenges.

•O2O learning possibilities. Students may apply their learning to an O2O coding and problem-solving competition among over 50 schools.

•Classroom ready. Our platform comes with teacher training, gradewide learning activities, and O2O teaching and learning supplementary bundles, which detail lesson objectives, lesson breakdowns, teaching contents and model answers. CodeN'Sim also provides a streamlined process for teachers to distribute homework tasks and to monitor the progress of students.

The screenshots below illustrate the desktop interface when a coding lesson is launched on CodeN'Sim:

## Lesson 3 : Real life applicaitons

Progress (0/5) 0%

Task (4) Challenge (1)

### Task 1

Password entering

### Task 2

Account and password

### Task 3

Login validation (I)

T

### Learning Objectives

- Asking users to enter their account and password
- Search for information
- Verifying Information

Learning Resource More

Real life applicaitons

The screenshot below illustrates the desktop interface when a coding task has been launched on CodeN'Sim:

The screenshot below illustrates the CodeN'Sim interface of a learning challenge in progress:

Since the launch of our CodeN'Sim platform, we have reached over 30,000 subscribed school-based users and 100 participating schools.

Learnlex

Learnlex provides non-traditional and easily customizable problem sets to ignite students’ curiosity and passion for self-learning. The screenshot below illustrates the interface of our Learnlex platform when launched on various devices:

On this platform, we have launched our signature MAD Mathematics and Problem-Solving Skills Training (“MAD”).

MAD comprises mathematics courses featuring engaging, interactive math and problem-solving questions to enhance students’ logical and analytical ability. Key contents of MAD are adapted from World Class Arena, an international initiative devised by the Department for Education of the UK Government. The questions are written by international experts from universities such as University of Leeds and University of Nottingham, which we have then localized for the Hong Kong market.

Since the launch of our Learnlex platform, we have reached over 5,000 subscribed school-based users and 50 participating schools.

On-site STEAM Services

Our On-site STEAM Services feature face-to-face, instructor-led activities delivered at schools or external learning centers. Our services are intended to develop the following skillsets:

•Robotics and AI programming. AI is becoming an integral part of our everyday lives and reshaping the way we learn and communicate. We believe this rapid evolving technological landscape emphasizes the importance of incorporating AI education into school curriculum. Through our services, we seek to impart knowledge of AI programming. On our CodeN'Sim platform, students learn about the essential AI concepts and AI functionalities that are specific to the field of robotics. Our CodeN'Sim platform provides a user interface for the students to learn how to control robots with codes. These robots are sourced from third parties and embedded with image recognition and voice recognition features, allowing for interactive and engaging learning experiences.

Through our CodeN'Sim platform, we offer the following courses:

•AI Elementary. This course introduces essential AI concepts, covering key principles such as classification and regression, different learning paradigms in AI, image recognition processes, and how AI interprets and processes natural language.

•AI Maker. This course builds on the knowledge from the AI Elementary course and explores everyday AI applications. Students are engaged in practical projects that incorporate AI functionalities, such as facial recognition, object tracking and voice recognition within robotic systems.

•Engineering and science. Our services combine coding knowledge with its practical applications. Specifically, we instruct students on how to engineer a model which may be programmed with various functions, as well as how to effectively write and apply code to their models. Our offerings involve the use of off-the-shelf programmable pocket-sized computers, STEAM solutions supplied by LEGO® Education and our programming platform CodeN'Sim. Through our instruction and activities, students learn to write code on the pocket-sized computers and build models of steamboats, rocket cars and legged robots, with which they may test the effectiveness of their coding. They also benefit from the flexible teaching mode of our CodeN'Sim platform to master coding languages such as Python and Scratch, beyond the constraints of a traditional classroom. In addition, we offer students the opportunity to apply their know-how by engineering and coding robots, using STEAM solutions and hardware kits supplied by LEGO® Education.

•Mathematics and problem-solving. We believe that mathematics is the bedrock of any school curriculum. We aim to support students in developing mathematical skills such as number processing, logical grouping, scenario-based problem solving and pattern recognition. Through our proprietary Learnlex platform, we deliver MAD contents in an interactive yet systematic approach. Students learn through gamified arithmetic and problem-solving questions, participating in challenges and accessing mock papers and model solutions to refine their skills. Our Learnlex platform is powered by AI functionality to enable easy distribution of homework online and real-time evaluation and monitoring of students' progress. Students may also utilize our Learnlex platform and MAD courses to prepare for World Class Tests (“WCT”). WCT was conceived by the Department for Education of the Government of the United Kingdom. It covers Mathematics and Problem Solving sections and is designed to provide a challenging and fun assessment for students aged 8 to 14.

These skillsets are delivered through the following services:

•Fundays. Our signature Fundays are game-based, experiential workshops designed to introduce STEAM concepts to students from Primary 4 to Secondary 3 (Grades 4 to 9), utilizing both our proprietary processes and externally supplied hardware and kits. In the span of a few hours, we challenge students with problem-solving questions, and lead discussions on topics ranging from general STEAM developments to advanced issues such as ethics in AI. The workshops culminate in group competitions to foster teamwork and peer-learning. In addition to school-based workshops, we also organize AI-related fieldtrips and interactive workshops at the Hong Kong Science Park.

•Student Courses. To cater to the need for in-depth learning of STEAM knowledge, our student courses are taught face-to-face by our experienced instructors with a systematic approach, typically over six to 20 lessons. Our courses combine lectures, discussions and interactive components utilizing both our proprietary contents and localized LEGO® Education course materials. In addition to regular courses, we also deliver competition training courses targeting students who are preparing for interschool STEAM competitions. For example, in connection with the Greater Bay Area Artificial Intelligent Robot Competition, we offer a preparation course exposing students to advanced concepts of image recognition, autopilot and physics necessary to manipulate a robot.

•Teacher Training. We believe that teacher training is an equally important component of quality, school-based STEAM education. Our teacher training courses are developed for school teachers wishing to deepen their STEAM knowledge and to refine their pedagogical methods for technology-assisted STEAM education. Our teaching training courses are delivered by our instructors through a series of hands-on workshops.

We provide hardware sourced from third parties as part of our On-Site STEAM Services. The use of hardware is an important component of our Fundays and Student Courses that provides students with hands-on learning. For example, when learning on our online CodeN'Sim platform, students will have the opportunity to build robots with LEGO® Education kits and program the built robots to perform assigned tasks.

Interschool STEAM Competitions

Interschool STEAM competitions are large-scale events that require considerable effort to mobilize and coordinate a large number of participants and different schools efficiently and effectively. Because of our long-standing relationships with the schools we service and our expertise in organizing STEAM activities, we are among the few education service providers in Hong Kong that are positioned to organize interschool STEAM competitions.

We believe these interschool STEAM competitions serve to promote STEAM education, foster collaboration among students and solidify our reputation as a market leader in STEAM education. We organize or jointly organize a host of competitions in Hong Kong, including:

•GBA Artificial Intelligence Technology Innovation Competition and Greater Bay Area Artificial Intelligent Robot Competition. These competitions are among the largest scaled AI Technology competitions in the Guangdong-Hong Kong-Macao Greater Bay Area, which challenge students to tackle real-world issues with practical yet innovative robotics and AI programming solutions. Participants compete in teams of two to five. On competition day, teams present their prototypes, report on their project process, as well as answer any questions raised by the panel of judges.

•FIRST® LEGO® League (“FLL”). FLL is an international robotics competition designed to inspire young people, to engage in science, technology, engineering, and programming. FLL combines the excitement of a sporting event with the challenge of solving real-world problems through robotics and innovation. FLL is divided into FLL Discover (for ages 4-6), FLL Explore (for ages 6-10), and FLL Challenge (for ages 9-16). Students are invited to propose solutions and build models with digital hardware to enhance their problem-solving skills and analytical ability.

•Race-for-the-Line competition, Micro:bit Model Hovercraft competition and Micro:bit Legged Robot competition. These competitions are designed for students to develop their STEAM capabilities, in particular their knowledge of physics, by optimizing specific performance metrics for the model they build with off-the-shelf programmable pocket-sized computers and coding software accessible on our CodeN'Sim platform.

•CodeN'Sim Coding & Problem Solving Competition. Leveraging our proprietary CodeN'Sim platform, we have launched the CodeN'Sim Coding & Problem Solving Competition targeting primary students (Grade 1-6). We host this exciting coding competition to encourage student's application of computational thinking and problem-solving skills to real-life scenarios. During the competition, students compete in coding on our CodeN'Sim platform to program the models they build with designated LEGO® Education SPIKE™ Prime or LEGO® Education SPIKE™ Essential sets.

Other Technical Support Services

We have the capabilities and resources to provide other education-related technical support services to our customers. These may include technical services and STEAM classroom set-up services. We have provided our technical services to HKUST, to develop and operate the Global Englishes AI-assisted Virtual Reality Learning System ("GAVIS"), an advanced AI-powered English assessment and learning system, for secondary school students.

Our Competitive Strengths

We believe the following to be our key competitive strengths:

•Market leadership in STEAM education in Hong Kong.  According to the F&S Report, we were the largest STEAM education solution provider in Hong Kong in terms of revenue in 2023. We organize over 300 STEAM activities and events annually. We have served over 60% of primary and secondary schools in Hong Kong in the past three years. We believe our strong market presence enhances our credibility and opens avenues for horizontal and vertical business expansion.

•Proven capability and expertise in education technology. We have over 20 years of experience in developing and implementing cutting-edge education technology tailored for institutions and schools. Our understanding of the needs of both teachers and students enables the creation of impactful classroom and out-of-classroom solutions. We also serve the Special Education Needs (“SEN”) schools and SEN students in Hong Kong. Our instructors are also skilled at providing guidance and assistance to SEN students. Some of our STEAM courses are certified by the Hong Kong Q-Mark Council which is established to enhance product, service and environmental standards of companies through its Q-mark schemes. We are one of the first companies to be awarded the STEM Mark Certification under the Q STEM Certification Scheme of the Q-Mark Council.

•Well-established in-house event management system. We have a well-established in-house management system that allows us to maximize our service delivery capacity and effectively meet growing demands for our on-site services. Our in-house online platform provides a single interface that optimizes and consolidates the processing of bookings, service delivery, customer support and accounting handled by our employees, customers and suppliers. Through this system, we are able to efficiently deliver our services to more customers, especially during the peak period.

•Know-how and resources to expand into the science curriculum market. The Hong Kong Education Bureau has been implementing various measures and strategies to promote STEAM education, innovation and technology learning for all in primary and secondary school. In line with accepted proposals put forward by the Curriculum Development Council (“CDC”), starting in the 2025/2026 school year all primary schools in Hong Kong will implement the Primary Science Curriculum at Primary 1 and Primary 4 (Grades 1 to 4), to be extended to other levels progressively. We are able to tap into our accumulated know-how and resources from years of experience in STEAM education to adapt swiftly and expand into the growing science curriculum market in Hong Kong by delivering innovative solutions for school-based science teaching.

•Partnerships with leading educators and universities. Our collaboration with leading educators and universities bolsters our market position and competitive advantage. As an authorized LEGO® Education reseller in Hong Kong, we are uniquely positioned in the market to integrate highly sought-after LEGO® Education products into our offerings. As LEGO® Education continues to launch new products, we anticipate being able to capitalize on the popularity of these offerings. We have supported the Centre for Realisation of Engineering and Technology Education (the “Centre”) at The Chinese University of Hong Kong by providing two-year free access to our CodeN'Sim platform to over 50 schools designated by the Centre. We have also partnered with The Hong Kong University of Science and Technology to develop GAVIS, with over HK$30 million in funding from the Quality Education Fund. GAVIS is an advanced AI-powered English assessment and learning system aimed to support students with diverse backgrounds and capabilities, with free access for all secondary school students in Hong Kong to achieve education equality. We have forged a new partnership with Imperial College London to support science teacher training in Hong Kong with digital tools and tailored resources for schools. We believe our partnerships with leading universities will enhance our brand visibility and expand our network for future opportunities.

Our Growth Strategies

We believe our strength in developing and implementing cutting-edge education technology to provide engaging and effective content featuring experiential learning provides us with a sustainable competitive advantage to serve the increasing demand for STEAM education in Hong Kong and throughout the broader ASEAN and Middle East regions. Our growth strategy consists of leveraging the investments we have already made in our course content and learning systems to serve a growing need for technology-enabled teaching across different school subjects, including the STEAM subjects. Our strategy consists of the following components:

•Expand our product offerings into science curriculum. In response to recent educational policy changes in Hong Kong requiring science as an isolated school subject, we are developing and will launch our science curriculum products. Our science curriculum products comprise printed products including textbooks, teacher guides, exploring activities books, and digital products including web-based interactive learning content, video learning content, and an AI-empowered learning and teaching platform. We are engaged in the preparation of our educational textbooks, including editorial work, digital conversion, and development of other digital contents necessary for the creation of the master copy of a qualified textbook alongside our digital products. Through the launch of our products, we aim to integrate innovative, AI-powered learning and teaching methods into our science curriculum offerings to position ourselves as a leader in education innovation. On January 14, 2025, LEGO® Education announced its new learning solution, LEGO® Education Science, which includes over 120 standards-aligned science lessons and ready-to-use class presentations to increase student engagement and to encourage hands-on science learning in the classroom. Building upon our longstanding partnership with LEGO® Education in our STEAM services, we expect to continue this successful collaboration into our science curriculum offerings.

•Further research and development of existing teaching and learning platforms. The growing relevance of coding as a fundamental skill underscores the importance of investing in further research and development of our existing teaching and learning platforms to ensure market competitiveness. We are upgrading our existing CodeN'Sim platform to enhance user experience and functionality as well as integrate our evolving technology into our future products and services, to address growing market demands for high-quality and adaptable coding education solutions.

•Expanding our target market into ASEAN and Middle East regions. We are actively pursuing opportunities to expand our target market into ASEAN and Middle East regions. We are currently engaged in discussion with an international education group in Malaysia to provide our STEAM products and services as well as digital learning platforms. Our strategic expansion into the ASEAN and Middle East regions and beyond is anticipated to generate additional revenue streams by leveraging the course content and learning systems already developed for the Hong Kong market. Furthermore, this initiative supports our objective of establishing a recognized and reputable brand on an international scale.

Sales and Marketing

We employ a comprehensive sales and marketing strategy to operate direct sales to schools and leverage word-of-mouth referrals that we generate as our brand grows.

Lead Generation

We utilize diverse methods to generate leads and engage with our target customers:

•Social media campaigns. We use platforms such as Facebook, LinkedIn and Instagram to promote our educational products and initiatives. Engaging content including posts, videos and interactive materials, helps attract educators, parents and students.

•Website optimization. We maintain a user-friendly website featuring detailed information about our products, resources and upcoming events. By implementing search engine optimization (SEO) techniques, we manage to increase organic traffic and capture potential leads through newsletter subscriptions and inquiry forms.

•Workshops and events. We organize workshops, seminars, and webinars for schools and educational institutions to demonstrate our products and interact directly with educators. These events serve as a platform to gather contact information and build lasting relationships with potential customers.

•Customized solutions for schools. We tailor our offerings to meet the diverse needs of educational institutions, acting as a trusted partner for schools across various stages of learning.

Lead Nurturing

To foster meaningful relationships with prospective customers, we employ targeted and personalized approaches:

•Email marketing. We execute email campaigns to provide valuable resources, share success stories, and update recipients on new product developments.

•Personalized follow-up. We directly follow up with customers through email or phone to address their specific needs and offer tailored solutions.

Product Demonstration

•Free trials and demos. We emphasize hands-on experiences to showcase our products by offering free trials and live demonstrations of our products. At workshops, expos, and online sessions, we enable educators and institutions to assess the practical benefits of our offerings.

Advertising and Promotion

We actively promote our brand and engage with the education community through a variety of channels:

•Participation in educational exhibitions and competitions. We co-organized the 2024 FIRST® LEGO® League Asia Championship which provided opportunities for us to enhance brand visibility and interact directly with potential customers.

•Publishing success stories and customer feedback. By highlighting the effectiveness of our educational technologies and past successes, we attract more schools and institutions to adopt our solutions.

•Teacher seminars. We organize seminars to introduce educators to the benefits of our products and AI solutions, fostering a collaborative community of good teaching practice and driving classroom adoption.

•Online and offline promotional activities. We leverage social media, our website and participation in educational exhibitions to showcase our products and services.

Community Engagement and Customer Expansion

•STEAM events and competitions. We further strengthen our market presence by hosting events such as the Micro:bit Model Hovercraft and Legged Robot Competitions, the CodeN'Sim Coding & Problem Solving Competition and the FLL to boost brand visibility and draw participation from schools and students.

Through our robust sales, marketing, and promotional strategies, we continue to expand our reach and reinforce our leadership in the educational technology market.

Seasonality

We experience seasonality in our business due to the structure of the Hong Kong school year, which typically spans 29 to 30 weeks. Our services are primarily delivered in non-exam school days in each school term amounting to a total of ten weeks' time for a whole school year. This timing reflects the designated weeks within the school year allocated for curriculum teaching, extracurricular activities, examinations, and review, which limit the availability of schools to engage our services. As a result, a significant portion of our business occurs during this peak period with relatively little sales activities during school holidays in Hong Kong.

In addition, schools in Hong Kong may apply for government subsidies for STEAM education programs only after the completion of a school term. Schools will then pay the service fees to us after the event or the course package is completed. This practice may affect our cash flows and delay the reflection of our revenue and accounts receivables in our periodic reports.

Competition

We are a leader in the STEAM education solution market in Hong Kong. We compete with other providers including:

•TechBob Academy; and

•Preface.

We also continually strengthen our advantages in the following principal competitive factors:

•STEAM and AI content and services covering diversified educational scenarios and friendly user experience;

•exclusive proprietary STEAM education content and services to provide tailor-made one-stop solutions;

•high-quality content synchronized with local curriculum, textbook versions and academic assessment objectives;

•insights based on learning data and empowered by data analytics capabilities;

•application of a wide range of advanced technology in different educational scenarios;

•effectiveness of customer services and sales and marketing efforts; and

•track record, trust and brand recognition.

We believe that we are well-positioned to effectively compete on the factors listed above. For a discussion of risks relating to competition, see “Risk Factors—Risks Relating to Our Business and Industry — We may face increasing competition.”

Intellectual Property

We highly value our intellectual property rights, which are fundamental to our success and competitiveness. We rely on a combination of copyright and trademark law, trade secret protection and confidentiality agreements with employees to protect our intellectual property rights.

On January 1, 2025, we entered into a trademark licensing agreement (“Trademark Licensing Agreement”) with Higher Education Limited (“Higher Education”), previously a wholly-owned subsidiary of Trumptech Digital Education Services and presently wholly-owned by Mr. Kwok Tin Ming, a director and chairman of the Board of the Company. Pursuant to the Trademark Licensing Agreement, Higher Education agreed to license to our Company the trademarks “T Trumptech” and “Learnlex” on a royalty-free basis for a term of ten (10) years, in the PRC, Hong Kong, and Macau. As part of the terms of the Trademark Licensing Agreement, we are required to use the licensed trademarks only in connection with our business as an education solutions service provider and any other business segment that may be agreed between us and Higher Education from time to time. As of the date of this prospectus, we have 2 licensed trademarks and 26 domain names in Hong Kong.

Employees

As of February 28, 2025, we had a total of 24 full-time employees who are all located in Hong Kong. Their scope of work includes curriculum and resource development, training and STEAM program delivery, client support and consultation, and evaluation and reporting. The following table illustrates the number of full-time employees by department as of February 28, 2025.

Department	Number of full-time employees
Senior Management	2
Account, Finance & Legal	1
Telemarketing & Customer Service	2
Human Resources & Administration	3
Business Development	3
Sales	4
Curriculum Development	3
eProduct Development	1
Marketing	2
Training & Services	3
Total	24

We consider our relationship with our employees to be excellent, and we have not experienced any material labor disputes. We have entered into non-disclosure agreements with our key employees. We typically enter into standard employment agreements including a non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment and for six months after termination of his or her employment. Moral rights of all work undertaken by the employees have been waived.

Properties

We do not own any properties.

Our principal executive office is located at Unit 2101, 21/F, The Bay Hub, 17 Kai Cheung Road, Kowloon Bay, Hong Kong. The premises are leased pursuant to a lease agreement that expires on June 15, 2029, and the current monthly rent for the property is HKD110,523.Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. We are not, nor have we been, a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information concerning our directors and executive officers, including their ages as of the date of this prospectus:

Name	Age	Position
Mr. Kwok Tin Ming	64	Chief Executive Officer, Director, Chairman of the Board
Mr. Cheng Chung Ming	47	Chief Financial Officer, Director
Mr. Ng Ka Yu	49	Head of Curriculum Development
Mr. Lo Kwok Yui	45	Head of e-Product Development & IT Infrastructure
Mr. Anthony Tong Kai Hong	78	Independent Director nominee
Dr. Shigeru Miyagawa	73	Independent Director nominee
Ms. Ngai Yuk Chun Josephine	49	Independent Director nominee

Mr. Kwok Tin Ming is the founder, chief executive officer, director and Chairman of the Board of our Company. He holds directorships in our subsidiaries, Trumptech Digital Education Holdings and Trumptech Digital Education Services. Mr. Kwok is a director of TrumpEd, which is controlled by him. Mr. Kwok is also a director at Higher Education Limited, TAI Limited and TAI Holdings Limited, which are our affiliates. Mr. Kwok has more than 29 years of experience of team management, business strategy formulation and development in the education industry at the Group. From 1989 to 1996, Mr. Kwok worked in Unisearch, Fujikura, City University of Hong Kong and Hong Kong University of Science and Technology, where his work focused on optical communications and spectroscopy research. After founding the Group, Mr. Kwok worked to promote Computer-Base Problem Solving Assessments, STEAM education, as well as the incorporation of artificial intelligence into online problem solving platform for K-12. Mr. Kwok is an active participant in the local community of Hong Kong and in PRC. Mr. Kwok is the founder, governor and chairman of the school board of the Lady Eleanor Holles School (Foshan), and is also a non-executive director of the Badminton Association of Hong Kong, China. From 2012 to 2017, Mr. Kwok was a committee member of the Internet Learning Support Programme at The Boys’ & Girls’ Clubs Association of Hong Kong. Mr. Kwok also previously held the post of Deputy Director of IT People Association of Hong Kong from 2006 to 2008. Mr. Kwok received his bachelor’s degree in electrical engineering from University of New South Wales, Australia in 1988, and his master’s degree in engineering science from University of New South Wales, Australia in 1991, with a research focus on optical communication technologies. Mr. Kwok currently resides in Hong Kong.

Mr. Cheng Chung Ming is the chief financial officer and a director of the Company. Mr. Cheng has over 11 years of experience overseeing accounts, legal, human resources, sales operations and customer service operations of the Group. Mr. Cheng is a fellow of the Associate of Chartered Certified Accountants. Mr. Cheng has over 12 years of experience in finance and accounting areas and over 4 years of financial controlling experience. Prior to joining the Group in 2013, Mr. Cheng worked as an accountant in a telecommunications company, a role in which Mr. Cheng also gained experience actively participating in the company’s Hong Kong IPO process. From 2010 to 2013, Mr. Cheng was chief financial officer at a multinational game technology company, during which he led in various fund-raising exercises for the company. Mr. Cheng was a founding project team core member and is currently the supervisor of the board of directors of Lady Eleanor Holles School (Foshan). Mr. Cheng received his bachelor’s degree in social sciences from Lingnan University in 2001 and obtained a postgraduate diploma in professional accounting from The Open University of Hong Kong in 2006. Mr. Cheng currently resides in Hong Kong.

Mr. Ng Ka Yu will serve as our Head of Curriculum Development. Mr. Ng has over 17 years of experience in education curriculum development. From 2007 to 2010, Mr. Ng was Project Officer at the Hong Kong University of Science and Technology, where he developed web-based thematic courses as well as Mathematics programs for primary and secondary school students. From 2010 to 2012, Mr. Ng held the position of Project Officer at the Hong Kong Academy for Gifted Education where his responsibilities included developing mathematics programs for gifted students. From 2012 to 2021, he was an Education Officer then the Senior Curriculum Manager of Trumptech (Hong Kong) Limited. Since 2021, he took on the role of Assistant Education Development Director in Trumptech Digital Education Services, where his responsibilities include overseeing and managing education products developments. Mr. Ng received his bachelor’s degree in applied mathematics with a minor in computing science from the University of Alberta in 1999 and received his master’s degree in applied mathematics from the University of Alberta in 2003. Mr. Ng currently resides in Hong Kong.

Mr. Lo Kwok Yui will serve as our Head of e-Product Development & IT Infrastructure. Mr. Lo has over 15 years of experience in technical strategy development, project management, technology evaluation and risk management. From 2010 to 2016, Mr. Lo was the Project & Technical Director and subsequently the Project Manager & Technical Director at Runup Game Distribution Limited, where his responsibilities included defining technological strategies and quality assurance for the projects undertaken. From 2016 to 2019, Mr. Lo was a Senior Software Developer at Fidessa Limited where he developed and maintained feed handler for stock exchanges in the Asia Pacific region. From 2019 to 2021, Mr. Lo was Digital Development Manager at Trumptech (Hong Kong) Limited. Since 2021, Mr. Lo serves as Digital Development Manager, Senior Manager and now Technical Director at Trumptech Digital Education Services. His main responsibilities include leading the e-Product development strategies and IT infrastructure strategies. Mr. Lo received his bachelor’s degree in computer science from the University of Melbourne in 2003, and received his master’s degree in big data technology from the Hong Kong University of Science and Technology in 2018. Mr. Lo currently resides in Hong Kong.

Mr. Anthony Tong Kai Hong will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Tong is a veteran educator and a visionary leader who has dedicated more than 55 years of his life to advancing education and social development in Hong Kong and other parts of the world. He was the former Deputy Director of the Education Department of the Hong Kong government, overseeing the full gamut of administration, planning, curriculum and research for education for 33 years before retiring in 2002. After his retirement, he served as the School Principal of S.K.H. Tsang Shiu Tim Secondary School in Hong Kong from 2002 to 2007, leading students to volunteer as English teachers in remote areas like Gansu and Neimenggu in China. He is currently the School Supervisor of S.K.H. Ma On Shan Holy Spirit Primary School and the Board Chairman of Li Po Chun United World College of Hong Kong, which is one of the 18 United World Colleges worldwide. Mr. Tong planned and constructed the Li Po Chun United World College in 1987 and, under his guidance, the college now attracts and nurtures high caliber students from more than 95 countries. From 2008 to 2024, he also served as the Executive Director of Amity Foundation, Hong Kong. Under his watch, the organization had raised more than $250 million in donations to complete disaster relief and development projects in China and other countries, such as Kenya, Ethiopia, Nepal, Pakistan, Sri Lanka, etc. Mr. Tong received his bachelor's degree in 1968 and post-graduate certificate in education in 1973 from the University of Hong Kong. He had also completed his diploma in management studies from the Chinese University of Hong Kong in 1983 and his diploma in public administration from University of California, Berkeley (USA) in 1987. Mr. Tong currently resides in Hong Kong.

Dr. Shigeru Miyagawa will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Dr. Miyagawa is currently a Professor of Linguistics and the Kochi Prefecture-John Manjiro Professor of Japanese Language Culture at the Massachusetts Institute of Technology, having held these positions since 1991 and 1995, respectively. Dr. Miyagawa is concurrently a Visiting Professor in Biosciences at the University of São Paulo, as well as Executive Advisor at the Research Center for Society 5.0 of Seikei University, Tokyo, having held both positions since 2022. Previously, Dr. Miyagawa has also held academic positions at the University of Tokyo, Ohio State University and University of Arizona. Dr. Miyagawa has been appointed in 2019 and is currently an External Board Member at Cyber University, a Softbank company. He also serves as member on various editorial boards for journals including Glossa, Journal of East Asian Linguistics, Linguistic Inquiry (MIT Press) and Journal of Japanese Linguistics. Dr. Miyagawa's academic fields of interest include: (i) open education and future of learning; (ii) AI and learning; (iii) human language evolution; (iv) syntactic and morphological theories; (v) visualizing cultures through new media; and (vi) application of multimedia technology to learning. Since 1982, he has published articles and reviews, conducted presentations, as well as having obtained grants in furtherance of his study in the aforementioned fields. Dr. Miyagawa received his bachelor's degree from International Christian University (Tokyo) in 1975, his master's degree from University of Arizona in 1978 and his doctor of philosophy degree from University of Arizona in 1980. Dr. Miyagawa currently resides in the United States.

Ms. Ngai Yuk Chun Josephine will serve as an independent director upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Ms. Ngai is a Certified Public Accountant of the Hong Kong Institute of Certified Public Accountants, and has over 20 years of experience in both financial reporting and auditing of listed companies and multinational corporations with medium to large capitalization. Ms. Ngai is currently Chief Financial Officer of Amber International Holding Limited (Nasdaq: AMBR), a listed company on Nasdaq Global Market, which operates an Enterprise and Marketing Cloud Platform in China and overseas to offer consumer full lifecycle solutions. Ms. Ngai's responsibilities include leading a team of 20 finance professionals and overseeing financial reporting functions in various jurisdictions. She also collaborates with the CEO to support and drive the overall business and group strategy, as well as guide the company's financial strategies which includes capital markets and corporate finance initiatives. From 2018 to 2019, Ms. Ngai was the Chief Financial Officer of SMI Holdings Group Limited (HKSE: 0198), a main board listed company on The Stock Exchange of Hong Kong Limited ("HKSE"). From 2014 to 2017, Ms. Ngai was a Senior Finance Manager at Orange Sky Golden Harvest Entertainment (Holdings) Limited (HKSE: 1132), a main board listed company on HKSE. Ms. Ngai has experience handling listing rules compliance with regards to HKSE and Nasdaq, as well as practical experience implementing SAP Enterprise Resource Planning (ERP) systems including Oracle and SAP. Ms. Ngai received her bachelor's degree in accountancy from the Hong Kong Polytechnic University in 1999, and her executive master of business administration degree from the Chinese University of Hong Kong in 2012. Mr. Ngai currently resides in Hong Kong.

Family Relationships

None of the directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our executive officers on an individual, rather than an aggregate, basis. For the years ended August 31, 2024 and 2023, we paid an aggregate compensation of HK$4,237,072 and HK$4,077,072, respectively, to our executive officers and directors. We have not set aside any amount to provide pension, retirement or other similar benefits to our executive officers and directors. We have also not made any agreements with our directors or executive officers to provide benefits upon termination of employment.

Controlled Company

Upon completion of this Offering, our Controlling Shareholder will beneficially own approximately 98% of the aggregate voting power of our outstanding ordinary shares. As a result, we may be deemed to be a “controlled company” within the meaning of the Nasdaq listing standards. Our Controlling Shareholder has the ability to control the outcome of matters submitted to the shareholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. If we are deemed a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

(i)the requirement that a majority of the board of directors consist of independent non-executive directors;

(ii)the requirement that our director nominees be selected or recommended solely by independent non-executive directors; and

(iii)the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Currently, we do not expect to rely on the exemption from the corporate governance requirements under Nasdaq listing rules. We could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq listing rules.

Foreign Private Issuer

Upon consummation of this Offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with the Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

•Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or extraordinary meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four days of their occurrence, and from the disclosure requirements of Regulation FD.

•Exemption from Section 16 rules regarding sales of ordinary shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

•Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

•Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

•Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (1) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

We will be required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, once listed on Nasdaq, we will be required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to U.S. GAAP, but they must be provided no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will consist of five directors, three of whom will be independent as such term is defined by Nasdaq.

A director shall, forthwith after becoming aware of the fact that he or she is interested in a transaction entered into or to be entered into by the Company, declare the nature of his or her interest to all other directors of the Company. A director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he or she may be interested therein and if he or she does so his or her vote shall be counted and he or she may be counted in the quorum at any meeting of our directors at which any such contract or transaction or proposed contract or transaction is considered.

Committees of the Board of Directors

We plan to establish three committees under the board of directors immediately upon the effectiveness of the registration statement, of which this prospectus forms a part: an audit committee, a compensation committee, and a nominating and corporate governance committee. We plan to adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Mr. Anthony Tong Kai Hong, Dr. Shigeru Miyagawa, and Ms. Ngai Yuk Chun Josephine. Ms. Ngai Yuk Chun Josephine will be the chair of our audit committee. We have determined that each of our audit committee members satisfies the “independence” requirements under Nasdaq Rule 5605 and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Ms. Ngai Yuk Chun Josephine qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of Nasdaq Rule 5605(c)(2)(A). The audit committee will oversee our accounting and financial reporting processes and the audits of our financial statements. The audit committee will be responsible for, among other things:

•appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

•reviewing with the independent auditors any audit problems or difficulties and management’s response;

•discussing the annual audited financial statements with management and the independent auditors;

•reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

•reviewing and approving all proposed related-party transactions;

•meeting separately and periodically with management and the independent auditors; and

•monitoring compliance with our code of conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee will consist of Mr. Anthony Tong Kai Hong, Dr. Shigeru Miyagawa, and Ms. Ngai Yuk Chun Josephine. Dr. Shigeru Miyagawa will be the chair of our compensation committee. We have determined that each of our compensation committee members satisfies the “independence” requirements under Nasdaq Rule 5605. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

•reviewing and approving, or recommending to the board for its approval, the compensation for our chief executive officer and other executive officers;

•reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

•reviewing periodically and approving any incentive compensation or equity plans, programs, or similar arrangements; and

•selecting compensation consultant, legal counsel, or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee will consist of Mr. Anthony Tong Kai Hong, Dr. Shigeru Miyagawa, and Ms. Ngai Yuk Chun Josephine. Mr. Anthony Tong Kai Hong will be the chair of our nominating and corporate governance committee. We have determined that each of our nominating and corporate governance committee members satisfies the “independence” requirements under Nasdaq Rule 5605. The nominating and corporate governance committee will assist the Board of Directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

•selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

•reviewing annually with the board the current composition of the board in regard to characteristics such as independence, knowledge, skills, experience, and diversity;

•making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

•advising the board periodically in regard to significant developments in the law and practice of corporate governance, as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

Under Caymans Islands law, our directors owe fiduciary duties to our Company, including a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to our Company, our directors must ensure compliance with the Amended and Restated Memorandum and Articles of our Company, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in the name of our Company if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

As set out above, our directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position, and a director must promptly disclose the interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. You should refer to “Description of Share Capital — Differences in Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Under Cayman Islands law, our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our Board of Directors include, among others:

•convening meetings of members (including annual and extraordinary general meetings) and reporting its work to shareholders at such meetings;

•declaring dividends and distributions;

•appointing officers and determining the term of office of the officers;

•exercising the borrowing powers of our Company and mortgaging the property of our Company; and

•approving the transfer of shares in our Company, including the registration of such shares in our Share register.

Terms of Directors and Officers

Our directors may be appointed by resolutions of directors or resolutions of members. Pursuant to our Amended and Restated Memorandum and Articles, each director holds office for the term, if any, fixed by the resolution of the members of or resolution of directors of the Company appointing him or her; or until his or her early resignation, death, or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his or her earlier death, resignation or removal.

Our executive officers are appointed by and serve at the discretion of our Board of Directors.

Code of Conduct, Insider Trading Policy and Executive Compensation Recovery Policy

Prior to the effectiveness of the registration statement of which this prospectus is a part, we intend to adopt (i) a code of conduct and ethics, (ii) an insider trading policy that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions, and (iii) an executive compensation recovery policy that applies to our officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions.

Employment Agreements with Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specific time period, and such agreements will be automatically renewed unless otherwise agreed in writing. We may terminate, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

We may also terminate an executive officer’s employment without cause upon a three- month advance written notice following expiry of probation period. An executive officer may resign anytime with a three- month advance written notice following expiry of probation period.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for six and 24 months, respectively, following the last date of employment.

Each executive officer has agreed to hold, during his or her employment and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third-party received by us and for which we have confidential obligations.

Indemnification Agreements

We will enter into indemnification agreements with each of our directors and executive officers, to be effective upon the effectiveness of the registration statement of which this prospectus forms a part. Under these agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Equity Incentive Plan

We approved the TDE Group Limited Equity Incentive Plan on [●], 2025, which we refer to as the Plan, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. The maximum aggregate number of shares which may be issued under the Plan shall initially be [●] Class A Ordinary Shares, representing [●]% of the issued share capital of the Company upon completion of this Offering (assuming no exercise of the option granted to the underwriters to purchase additional Class A ordinary shares) to such eligible persons as defined in the Plan. As of the date of this prospectus, no awards have been granted under the Plan.

The following paragraphs describe the principal terms of the Plan:

Types of Awards. The Plan provides for the granting of Non-qualified Share Options, Restricted Share Awards, Restricted Share Unit Awards, Unrestricted Share Awards, Distribution Equivalent Right Awards, Performance Share Awards, Performance Unit Awards, Share Appreciation Rights, Tandem Share Appreciation Rights, or any combination thereof, and solely for non-U.S. employees, an Incentive Share Options.

Plan Administration. The Plan will be administered by a committee comprised of two (2) or more members of the Board (the “Committee”) to be appointed by the Board, which, if necessary, in the Board’s discretion, will in compliance with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service.

Eligibility. We may grant awards to employees, directors and/or consultants determined by the Committee to be eligible for participation in the Plan in accordance with its terms.

Vesting Schedule. In general, the Committee determines the vesting schedule, which is specified in the relevant award agreements.

Exercise of Awards. In general, the Committee determines the exercise or purchase price, as applicable, for each award, which is stated in the relevant award agreements. Options that are vested and exercisable will terminate if they are not exercised prior to the time as the Committee determines at the time of grant.

Transfer Restrictions. Awards may not be transferred in any manner by the participant other than in accordance with the exceptions provided in the Plan or the relevant award agreements or otherwise determined by the Committee, such as transfers (i) by will or by the laws of descent and distribution or (ii) where permitted under applicable tax rules, by gift to any family member of the participant, subject to compliance with applicable laws.

Amendment and Termination of the Plan. The Plan will terminate on the 10 year anniversary of its adoption by the Board (except as to awards outstanding on that date).

Outstanding Equity Awards at Fiscal Year-End

As of August 31, 2024, we had no outstanding equity awards.

REGULATIONS

Our operations are subject to various laws and regulations in Hong Kong where we operate. This section sets forth a summary of the most significant rules and regulations that affect our business in Hong Kong.

Laws and Regulations in Hong Kong

(A)Business Registration

Business Registration Ordinance

The Business Registration Ordinance (Cap. 310) requires every entity which carries on a business in Hong Kong to apply for business registration and to display the valid business registration certificate at the place of business. Any person who fails to apply for business registration or display a valid business registration certificate at the place of business shall be guilty of an offence and shall be liable to a fine of HK$5,000 and imprisonment for one year.

(B)Trade Descriptions

Trade Descriptions Ordinance

The Trade Descriptions Ordinance (Cap. 362) (“TDO”) prohibits false trade descriptions, false, misleading or incomplete information, false marks and misstatements in respect of goods in the course of trade. Under the TDO, it is an offence for a person, in the course of trade or business, to apply a false or misleading trade description to any goods or supply any goods with false or misleading trade descriptions, forge any trade mark or falsely apply any trade mark to any goods, or engages in relation to a consumer in a commercial practice that is a misleading omission, is aggressive, or constitutes bait advertising, a bait and switch, or wrongly accepting payment for a product.

A person who commits any such offence is subject to, on conviction on indictment, a fine of HK$500,000 and imprisonment for five years, and, on summary conviction, to a fine of HK$100,000 and imprisonment for two years.

(C)Misrepresentation

Misrepresentation Ordinance

Under the Misrepresentation Ordinance (Cap. 284) (“MO”), where a person entered into a contract after a misrepresentation has been made to him, and (i) the misrepresentation has become a term of the contract; or (ii) the contract has been performed, or both, then, if otherwise he would be entitled to rescind the contract without alleging fraud, he shall be so entitled, subject to the provisions of the MO, notwithstanding the matters mentioned in (i) and (ii) above.

Under section 3 of the MO:

(a)Where a person entered into a contract after a misrepresentation has been made to him by another party thereto and as a result thereof he has suffered loss, then, if the person making the misrepresentation would be liable to damages in respect thereof had the misrepresentation been made fraudulently, that person shall be so liable notwithstanding that the misrepresentation was not made fraudulently, unless he proves that he had reasonable grounds to believe and did believe up to the time the contract was made that the facts represented were true.

(b)Where a person entered into a contract after a misrepresentation has been made to him otherwise than fraudulently, and he would be entitled, by reason of the misrepresentation, to rescind the contract, then, if it is claimed, in any proceedings arising out of the contract, that the contract ought to be or has been rescinded the court or arbitrator may declare the contract subsisting and award damages in lieu of rescission, if it is of the opinion that it would be equitable to do so, having regard to the nature of the misrepresentation and the loss that would be caused by it if the contract were upheld, as well as to the loss that rescission would cause to the other party.

(c)Damages may be awarded against a person under subsection (b) above whether or not he is liable to damages under subsection (a) above, but where he is so liable any award under subsection (b) above shall be taken into account in assessing his liability under subsection (a) above.

(D)Sale of Goods

Sale of Goods Ordinance

The Sale of Goods Ordinance (Cap. 26) aims to codify the law relating to the sale of goods providing that:

(a)under section 15, where there is a contract for the sale of goods by description, there is an implied condition that the goods shall correspond with the description;

(b)under section 16, where a seller sells goods in the course of a business, there is an implied condition that the goods supplied under the contract are of merchantable quality, except that there is no such condition (1) as regards defects specifically drawn to the buyer’s attention before the contract is made; or (2) if the buyer examines the goods before the contract is made, as regards defects which examination ought to reveal; or (3) if the contract is a contract for sale by sample, as regards defects which would have been apparent on a reasonable examination of the sample; and

(c)under section 17, where there is a contract for sale by sample, there are implied conditions that (1) the bulk shall correspond with the sample in quality, (2) the buyer shall have a reasonable opportunity of comparing the bulk with the sample, and (3) the goods shall be free from any defects, rendering them unmerchantable, which would not be apparent on reasonable examination of the sample.

Where any right, duty or liability arises under a contract of sale of goods by implication of law, it may (subject to the Control of Exemption Clauses Ordinance (Cap. 71)) be negatived or varied by express agreement, or by course of dealings between the parties, or by usage if the usage is such as to bind both parties to the contract.

(E)Supply of Services

Supply of Services (Implied Terms) Ordinance

The Supply of Services (Implied Terms) Ordinance (Cap. 457) implies into a contract for the supply of a service terms to the effect that the supplier will (a) carry out the service with reasonable care and skill; (b) carry out the service within a reasonable time; and (c) be paid a reasonable charge if the consideration of the service is not determined.

The Supply of Services (Implied Terms) Ordinance provides that, as against a person who deals as a consumer, the supplier cannot by reference to any contract term exclude or restrict liability of breach of obligations arising under the Supply of Service (Implied Terms) Ordinance.

(F)Taxation

Inland Revenue Ordinance

The Inland Revenue Ordinance (Cap. 112) (“IRO”) regulates taxes on property, earnings and profits in Hong Kong. The IRO provides that every person including corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the date of this prospectus, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

(G)Employment

Employment Ordinance

The Employment Ordinance (Cap. 57) (“EO”) provides for, among other things, the basic employment protection of wages to all employees to regulate the general conditions of employment and for matters connected therewith.

The EO provides that where a contract of employment is terminated, any sum due to the employee shall be paid to him as soon as is practicable and in any case not later than seven days after the day of termination. Under the EO, any employer who willfully and without reasonable excuse fails to pay the said sum due to the employee within seven days after the day of termination, commits an offence and is liable to a fine of HK$350,000 and to imprisonment for three years.

Further, the EO provides that if any wages or any sum earned by the employee for work done over the period commencing on the expiry of his wage period next preceding the time of termination up to that time are not paid within seven days from the day on which they become due, the employer shall pay interest at a specified rate on the outstanding amount of wages or sum from the date on which such wages or sum became due up to the date of actual payment. Any employer who willfully and without reasonable excuse fails to pay such wages or sum within seven days from the day on which they become due, commits an offence and is liable on conviction to a fine of HK$10,000.

Mandatory Provident Fund Schemes Ordinance

The Mandatory Provident Fund Schemes Ordinance (Cap. 485) (“MPFSO”) provides that every employer must take all practicable steps to ensure that each employee is covered under a Mandatory Provident Fund (MPF) scheme. An employer who fails to comply with such a requirement may face a fine and imprisonment. The MPFSO provides that an employer must, for each contribution period, (a) from the employer’s own funds, contribute to the relevant MPF scheme the amount determined in accordance with the MPFSO; and (b) deduct from the employee’s relevant income for that period as a contribution by the employee to that scheme the amount determined in accordance with the MPFSO.

Minimum Wage Ordinance

The prescribed minimum hourly wage rate (currently set at HK$42.1 per hour) for every employee is govern by the Minimum Wage Ordinance (Cap. 608) (the “MWO”). Section 15 of the MWO provides that any provision of employment contract which purports to extinguish or reduce the right, benefit or protection conferred on the employee under the MWO is void.

(H)Health and Safety

Employees’ Compensation Ordinance

The Employees’ Compensation Ordinance (Cap. 282) (“ECO”) establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees respectively in respect of injuries or death caused by accidents arising out of and in the course of employment, or by prescribed occupational diseases.

Under the ECO, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his employment, his employer is generally liable to pay compensation even if the employee might have committed acts of faults or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease or dies from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

Under the ECO, an employer must notify the Commissioner for Labour of any work accident by submitting the prescribed form (within fourteen days after the accident for general work accidents and within seven days after the accident for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to his knowledge within such period of seven or fourteen days (as the case may be), then such notice shall be given not later than seven days or, as may be appropriate, fourteen days after the happening of the accident was first brought to the notice of the employer or otherwise came to his knowledge.

The ECO further provides that all employers are required to take out insurance policies to cover their liabilities under the ECO and common law for injuries at workplace for all of their employees. An employer failing to do so is liable on conviction upon indictment to a fine of HK$100,000 and to imprisonment for two years, and on summary conviction to a fine of HK$100,000 and imprisonment for one year.

Occupational Safety and Health Ordinance

The Occupational Safety and Health Ordinance (Cap. 509) (“OSHO”) provides for the safety and health protection to employees in workplaces, both industrial and non-industrial.

Employers must as far as reasonably practicable ensure the safety and health in their workplaces by:

(a)providing and maintaining plants and systems of work that are safe and without risks to health;

(b)making arrangements for ensuring safety and absence of risks to health in connection with the use, handling, storage or transport of plant or substances;

(c)as regards any workplace under the employer’s control: maintenance of the workplace in a condition that is safe and without risks to health; and provision and maintenance of means of access to and egress from the workplace that are safe and without any such risks;

(d)providing all necessary information, instructions, training and supervision for ensuring safety and health; and

(e)providing and maintaining a working environment for the employer’s employees that is safe and without risks to health.

Failure to comply with any of the above provisions constitutes an offence and the employer is liable on summary conviction to a fine of HK$3,000,000 and conviction on indictment to a fine of $10,000,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offence and is liable on summary conviction to a fine of HK$3,000,000 and to imprisonment for six months and on conviction on indictment to a fine of HK$10,000,000 and to imprisonment for two years.

The Commissioner for Labor may also issue an improvement notice against non-compliance of the OSHO or suspension notice against activity or condition of workplace which may create imminent risk of death or serious bodily injury. Failure to comply with such notice without reasonable excuse constitutes an offence punishable by a fine of HK$400,000 and HK$1,000,000 respectively and imprisonment of 12 months. An employer or occupier may be subject to a further fine of $100,000 for each day or part of a day during which the offender knowingly and intentionally continues the contravention of a suspension notice.

Limitation Ordinance

Under the Limitation Ordinance (Cap. 347), the time limit for an applicant to commence common law claims for personal injuries is three years from the date on which the cause of action accrued.

Occupiers Liability Ordinance

The Occupiers Liability Ordinance (Cap. 314) regulates the obligations of a person occupying or having control of premises on injury resulting to persons or damage caused to goods or other property on the land.

The Occupiers Liability Ordinance imposes a common duty of care on an occupier of premises to take such care as in all the circumstances of the case is reasonable to see that the visitor will be reasonably safe in using the premises for the purposes for which he is invited or permitted by the occupier to be there.

(I)Personal Data

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Cap. 486) (the “PDPO”) protects the privacy interests of living individuals in relation to personal data. PDPO covers any automated and non-automated data relating directly or indirectly to a living individual and applies to both public and private bodies as data users that control the collection, holding, processing or use of personal data. There are six principles under the PDPO, which set out the principles in respect of the purpose and manner of collection of data, the accuracy and duration of retention of data, the use of personal data, the security of personal data, the information to be generally available and the access and correction to personal data. In general, the personal data shall be lawfully and fairly collected and steps should be taken to ensure that the data subject is explicitly or implicitly informed on or before collecting the data. Personal data should also be accurate, up-to-date and kept no longer than necessary while unless with the consent from the data subjects, personal data should be used for the purposes for which they were collected or a directly related purpose. The Office of the Privacy Commissioner for Personal Data is the governing body to promote, administer and oversee the enforcement of the PDPO. It has the power to carry out inspections of any personal data systems, to receive complaints from individuals and to investigate data users in respect of the complaints filed.

(J)Intellectual Property

Copyright Ordinance

The Copyright Ordinance (Cap. 528) (“CO”) currently in force in Hong Kong has come into effect since 27 June 1997. It provides comprehensive protection for recognized categories of literary, dramatic, musical and artistic works, as well as for films, television broadcasts and cable diffusion, and works made available to the public on the Internet.

It is not necessary to register a copyright nor are there other formalities required to obtain copyright protection for a work in Hong Kong. There is no official registry in Hong Kong for registration of copyright works. Works of authors from any place in the world, or works first published anywhere in the world, also qualify for copyright protection in Hong Kong.

Pursuant to the CO, the author of a work is the first owner of any copyright in it except for employee work and commissioned work. For employee work, the employer is the first owner of any copyright in it unless an agreement has been made to the contrary. For commissioned work, the ownership of copyright in it depends on the agreement between the author and the commissioner.

The owner of the copyright in a work has the exclusive right to, among other things, reproduce the work, issue copies of the work to the public and make available copies of the work to the public through the Internet.

Trade Marks Ordinance

Trade Marks Ordinance (Cap. 559) (the “TMO”) protects registered trademarks. The duration of the registered trademarks is for ten years, which can be further renewed for ten years per renewal. A registered trade mark may be challenged in revocation proceedings if it is not used in Hong Kong for a continuous period of three years.

A person infringes a registered trade mark if he uses in the course of trade or business a sign:

(a)Which is identical to the trade mark in relation to goods or services which are identical to those for which it is registered;

(b)Which is identical to the trade mark in relation to goods or services which are similar to those for which it is registered, and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public;

(c)Which is similar to the trade mark in relation to goods or services which are identical or similar to those for which it is registered and the use of the sign in relation to those goods or services is likely to cause confusion on the part of the public; or

(d)Which is identical or similar to the well-known trade mark in relation to any goods or services, and the use of the sign, being without due cause, takes unfair advantage of, or is detrimental to, the distinctive character or repute of the trade mark.

TMO also provides an exemption from an infringement of registered trade mark if the registered trade mark is used for the purpose of (1) identifying goods or services as those of the owner of the registered trade mark, and (2) any such use is in accordance with honest practices in industrial or commercial matters. In considering whether the use is in accordance with honest practices in industrial or commercial matters, the relevant factors are whether: (i) the use takes unfair advantage of the trade mark; (ii) the use is detrimental to the distinctive character or repute of the trade mark; and (iii) the use is such to deceive the public.

It was identified in case law that the manners by which a person may take unfair advantage of the trade mark or cause detriment to the distinctive character or repute can take the following forms:

(a)detriment to the distinctive character is caused when that mark’s ability to identify the goods or services for which it is registered is weakened;

(b)detriment to the repute of the mark caused when the goods or services for which the identical or similar sign is used by the third party may be perceived by the public in such a way that the trade mark’s power of attraction is reduced; and

(c)the unfair advantage refers to the advantage taken by the third party as a result of the use of the identical or similar sign, such as an exploitation on the coat-tails of the mark with a reputation.

In relation to parallel importing, TMO exempts parallel importing from infringement of registered trade mark if the goods, on which the registered trade mark has been applied, have been put on the market anywhere in the world under that trade mark by the owner or with his consent (whether express or implied or conditional or unconditional).

(K)Curriculum

Curriculum Guides developed by Curriculum Development Council

There are no laws or regulations governing details of each educational course offered by providers of education technology services in Hong Kong. The Curriculum Development Council (“CDC”) is an advisory body giving recommendations to the Hong Kong government on all matters relating to curriculum development for schools. The CDC has developed a series of curriculum guides for each of the key learning areas for students in Hong Kong. The curriculum guides aim to present curriculum frameworks which specify the curriculum planning, learning and teaching strategies, assessment and resources. Schools are encouraged to adopt the recommendations in the curriculum guides and to achieve the learning goals of the school curriculum, taking into consideration their contexts, needs and strengths. The supervisor of every school shall submit the syllabus of instruction of each class to the Permanent Secretary for Education in Hong Kong when required, and the Permanent Secretary for Education in Hong Kong may give directions in writing as to the instruction which shall be or shall not be included in any syllabus.

(L)Sexual Conviction Record Check

Sexual Conviction Record Check Scheme

The Sexual Conviction Record Check (SCRC) Scheme was implemented by the Hong Kong Police Force (Police) in December 2011 to minimize the risks of children or mentally incapacitated persons being sexually abused. The SCRC Scheme enables employers of organizations or enterprises that engage persons to undertake child-related or MIP-related work to request eligible employees to apply to the Police for sexual conviction record check, to ascertain whether they have any sexual conviction records against a specified list of sexual offences. The SCRC Scheme is voluntary in nature.

Eligible applicants include prospective employees, contract renewal staff as well as staff assigned by outsourced service providers to organizations or enterprises, applying for work relating to children or mentally incapacitated persons. The scope of the SCRC Scheme was expanded to cover prospective self-employed persons (including but not limited to private tutors, music teachers, sports coaches, persons providing door-to-door services) starting from 16 December 2024.

In the Education Bureau Circular Memorandum No. 179/2011, the Permanent Secretary for Education in Hong Kong strongly advised schools to request all prospective employees (for both teaching and non-teaching posts) to undergo SCRC. Specifically, for staff who are deployed by service contractors to fill positions that provide services mainly for children, require working in premises that provide services for children, or involve frequent or regular contact, in particular unmonitored contact with children, even though they are not employees of the school, schools may ask the service contractors to request their staff to undergo the SCRC and to provide the school access to the results. Schools that do not request certain types of individual prospective employees to undergo SCRC should deliberate and have the justifications clearly documented in committee meeting notes of the school's incorporated management committees or school management committees.

Employers of education services contractors should provide eligible staff of such contractors with documentary proof to acknowledge that the staff are likely to undertake child-related or mentally incapacitated persons-related work, and that they have read the “Notes to Employers” circulated by the Hong Kong Police Force in relation to the SCRC Scheme. Staff of education services contractors may then submit their applications to the SCRC Office of the Police for approval. The validity period for check results of new or renewal applications submitted on or after 16 December 2024 is extended from the previous 18 months to 36 months.

(M)Use of Pyrotechnic Special Effects Materials

Entertainment Special Effects Ordinance

The Entertainment Special Effects Ordinance (Cap. 560) (“ESEO”) governs the use of dangerous goods in the production of special effects in films, TV programs and theatrical performances regulated by the Entertainment Special Effects Licensing Authority (“ESELA”). ESEO specifically provides for the issue of permits for the discharge of special effects materials, conveyance of pyrotechnic special effects materials, as well as the registration, restriction on the supply and labelling of pyrotechnic special effects materials.

In addition, The Government of the Code of Practice on the Use, Storage and Conveyance of Special Effects Materials issued by ESELA outlines the general obligations, safety requirements, fire protections and precautions, safety briefings and rehearsals, electrical firing circuits, PSEM firing prerequisites to reduce harm to those who are directly and indirectly involved with the use of special effects materials.

Pursuant to Schedule 1 of the Entertainment Special Effects (General) Regulation (Cap. 560A), use of special effects materials for the production of entertainment special effects is classified into two streams, Stream A and Stream B. Application may be made to ESELA to obtain a license to become a special effects operator under either stream. It shall be an offence to use or cause or permit to be used any special effects material without a special effects operator license, and such person is liable to (a) a fine of HK$100,000 and imprisonment of six months on first conviction; and (b) a fine of HK$200,000 and imprisonment of 12 months on the second or subsequent conviction(s).

Application may be made to obtain a discharge permit by persons who organize an entertainment program which involves the use of special effect materials, or by a licensed special effects operator who is responsible for using the special effects materials for such entertainment program. Stream A Discharge Permit may be issued for the production of special effects in films, commercials, television episodes and programs (excluding any stage or similar productions performed before a proximate audience) and other similar productions. Stream B Discharge Permit may be issued for the production of special effects in literary, dramatic, musical and artistic works and other similar stage productions normally performed before a proximate audience. No person shall discharge or cause or permit to be discharged any special effects materials except under and in accordance with a discharge permit, the contravention of which is an offence and such person is liable to (a) a fine of HK$100,000 and imprisonment of six months on first conviction; and (b) a fine of HK$200,000 and imprisonment of 12 months on the second or subsequent conviction(s).

Under Section 14 of ESEO, no person shall supply, convey, store or use any pyrotechnic special effects materials in Hong Kong unless that material has been registered and included in the register kept by ESELA, unless the pyrotechnical special effects materials are in transit in accordance with Section 15 of the ESEO, or otherwise approved by ESELA in writing. The contravention of Section 14 is an offence that renders the offender liable to (a) a fine of HK$100,000 and imprisonment of six months on first conviction; and (b) a fine of HK$200,000 and imprisonment of 12 months on the second or subsequent conviction(s).

Application may also be made for a conveyance permit in order to convey or cause to be conveyed by land or water within Hong Kong any pyrotechnic special effects materials. The failure to obtain this permit is an offence and such person is liable to (a) a fine of HK$100,000 and imprisonment of six months on first conviction; and (b) a fine of HK$200,000 and imprisonment of 12 months on the second or subsequent conviction(s).

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares (Class A Ordinary Shares or Class B Ordinary Shares).

The number and percentage of Class A Ordinary Shares and Class B Ordinary Shares beneficially owned are based on 23,750,000 ordinary shares outstanding immediately before this Offering. The following table assumes that the underwriters have not exercised the over-allotment option.

Holders of our Class A Ordinary Shares are entitled to one (1) vote per share on all matters subject to a vote at general meetings of the Company, and holders of our Class B Ordinary Shares are entitled to ten (10) votes per share. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by such person, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to this Offering(2)		Ordinary Shares Beneficially Owned After this Offering(3)
Name of Beneficial Owner(1)	Ordinary Shares	Percentage of Ordinary Shares (%)	Class A Ordinary Shares	Percentage of Class A Ordinary Shares (%)	Class B Ordinary Shares	Percentage of Class B Ordinary Shares	Total Voting Power (%)(6)
Directors and Executive Officers:
Mr. Kwok Tin Ming(4)	20,500,000	86.3%	-	-	20,500,000	100%	97.9%
Mr. Cheng Chung Ming(5)	-	-	-	-	-	-	-
Mr. Ng Ka Yu	-	-	-	-	-	-	-
Mr. Lo Kwok Yui	-	-	-	-	-	-	-
Mr. Anthony Tong Kai Hong	-	-	-	-	-	-	-
Dr. Shigeru Miyagawa	-	-	-	-	-	-	-
Ms. Ngai Yuk Chun Josephine	-	-	-	-	-	-	-
All Directors and executive officers as a group	20,500,000	86.3%	-	-	20,500,000	100%	97.9%
5% shareholders
TrumpEd Limited(4)(5)	20,500,000	86.3%	-	-	20,500,000	100%	97.9%
Frontera Global Limited(6)	750,000	3.2%	750,000	16.7%	-	-	*
Prosper Shine Group Limited(7)	750,000	3.2%	750,000	16.7%	-	-	*
SCM Fortune Investment Limited(8)	750,000	3.2%	750,000	16.7%	-	-	*
Rosy Ocean Limited(9)	500,000	2.1%	500,000	11.1%	-	-	*
TMK Education Investment Limited(10)	500,000	2.1%	500,000	11.1%	-	-	*

*Less than 1%.

(1)Unless otherwise noted, the business address of each of the following entities or individuals is Unit 2101, 21/F, The Bay Hub, 17 Kai Cheung Road, Kowloon Bay, Hong Kong.

(2)Applicable percentage of ownership is based on 23,750,000 ordinary shares outstanding immediately before this Offering.

(3)Applicable percentage of ownership is based on 25,000,000 Ordinary Shares, consisting of 4,500,000 Class A Ordinary Shares and 20,500,000 Class B Ordinary Shares outstanding immediately after this Offering, assuming the underwriters do not exercise their over-allotment option.

(4)The number of shares beneficially owned prior to this offering represents 20,500,000 ordinary shares held by TrumpEd Limited, which shares will be redesignated as Class B Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. TrumpEd Limited is controlled by Mr. Kwok Tin Ming, our Chief Executive Officer, Director, and Chairman of the Board. As such, Mr. Kwok Tin Ming is deemed to beneficially own the shares held through TrumpEd Limited. The registered office of TrumpEd Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands. Mr. Kwok disclaims any beneficial ownership of any shares held by TrumpEd except to the extent of his ultimate pecuniary interest therein.

(5)Mr. Cheng Chung Ming, our Chief Financial Officer and Director, owns 500 shares in TrumpEd Limited, representing 1% of issued share capital of TrumpEd Limited.

(6)Percentage total voting power represents voting power with respect to all shares of our Class A Ordinary Shares and Class B Ordinary Shares, as a single class. Each holder of Class B Ordinary Shares shall be entitled to ten (10) votes per share and each holder of Class A Ordinary Shares shall be entitled to one (1) vote per share on all matters submitted to our shareholders for a vote. The Class A Ordinary Shares and Class B Ordinary Shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by the Companies Act or the Memorandum and Articles of

Association. The Class B Ordinary Share is convertible at any time by the holder into shares of Class A Ordinary Share on a share-for-share basis.

(7)The number of shares beneficially owned prior to this offering represents 750,000 ordinary shares held by Frontera Global Limited, a British Virgin Islands company, which is solely owned by Ms. Lam, Chi Wai Tammy, which shares will be redesignated as Class A Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. The registered address of Frontera Global Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(8)The number of shares beneficially owned prior to this offering represents 750,000 ordinary shares held by Prosper Shine Group Limited, a British Virgin Islands company, which is solely owned by Mr. Lam, Chi Yin Henry, which shares will be redesignated as Class A Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. The registered address of Prosper Shine Group Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(9)The number of shares beneficially owned prior to this offering represents 750,000 ordinary shares held by SCM Fortune Investment Limited, a British Virgin Islands company, which is solely owned by Mr. Foo, Shu Hoo Andy, which shares will be redesignated as Class A Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. The registered address of SCM Fortune Investment Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(10)The number of shares beneficially owned prior to this offering represents 500,000 ordinary shares held by Rosy Ocean Limited, a British Virgin Islands company, which is solely owned by Mr. Li, Wing Chun Charles, which shares will be redesignated as Class A Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. The registered address of Rosy Ocean Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(11)The number of shares beneficially owned prior to this offering represents 500,000 ordinary shares held by TMK Education Investment Limited, a British Virgin Islands company, which is solely owned by Mr. Wai, Andrew Kim Hung, which shares will be redesignated as Class A Ordinary Shares on a one-for-one basis immediately prior to the completion of this offering. The registered address of TMK Education Investment Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions with Certain Related Parties

In the ordinary course of business, from time to time, we carry out transactions and enter into arrangements with related parties. Our policy is to enter into transactions with related parties on terms that, on the whole, are no more favorable, or no less favorable, than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. The following is a description of material transactions, or series of related material transactions, to which we were or will be a party and in which the other parties included or will include our directors, director nominees, executive officers, holders of more than 5% of our voting securities, or any member of the immediate family of any of the foregoing persons.

Nature of relationships with related parties are listed below:

Names and Relationship of Related Party:	Existing Relationship with the Company
Kwok Tin Ming (“Mr. Kwok”)	Director of the Company
Hsu Show Hoo (“Mr. Hsu”)	Shareholder of TrumpEd Limited
TrumpEd Limited	Entity controlled by Mr. Kwok
Trumptech (Hong Kong) Limited	Entity controlled by Mr. Kwok
Trumptech International Education Limited	Entity controlled by Mr Kwok.
Trumptech International Schools Limited	Entity controlled by Mr Kwok.
Trumptech Education Tour Limited	Entity controlled by Mr Kwok.
TAI Limited (previously known as Trumptech International Assessment Limited)	Entity in which Mr. Kwok holds an indirect 29% equity interest.
Higher Education Limited	Entity controlled by Mr Kwok.
World Class Tests (Asia) Limited (“WCTAL”)*	Mr. Hsu is the director of WCTAL.
ECU Education Development Research Centre (Hong Kong) Limited	Entity controlled by Company's staff (training and services manager)

*Mr. HSU Show Hoo was deceased on March 9, 2025. Since then, WCAAL ceased to be a related party of TDE Group Limited.

Summary of Related Party Transactions

The related party balances consisted of the following:

			As of August 31,		As of February 28,	Up to the date of this prospectus
Name	Nature	2022	2023	2024	2025
		USD	USD	USD	USD	USD
TrumpEd Limited	Amount due to/from shareholder	(784,800)	(1,348,094)	nil	45,592	nil
Kwok Tin Ming	Amount due from a director	nil	nil	nil	359,100	nil

The amount due to shareholder represented temporary advances to the Company in non-trade nature, which is unsecured, interest-free and fully settled during the year.

In the ordinary course of business, during the years ended August 31, 2022, 2023 and 2024, our Company has involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the three years as presented (for the portion of such period that they were considered related):

		For the year ended August 31,			For the six months ended February 29,	For the six months ended February 28,	From March 1, 2025 up to the date of this prospectus
Name	Nature	2022	2023	2024	2024	2025
		USD	USD	USD	USD	USD	USD
Trumptech (Hong Kong) Limited	Administrative service expense	202,018	477,078	515,406	257,581	90,169	67,626
	Management fee expenses	259,946	nil	nil	nil	nil	nil
	Management fee income	84,048	nil	nil	nil	nil	nil
Trumptech International Education Limited	Management fee income	23,922	nil	nil	nil	nil	nil
	Consultancy fee income	511,705	nil	nil	nil	nil	nil
Trumptech International Schools Limited	Management fee income	7,548	nil	nil	nil	nil	nil
Trumptech Education Tour Limited	Management fee income	32,621	nil	nil	nil	nil	nil
TAI Limited (previously known as Trumptech International Assessment Limited)	Purchase price for the sale of discontinued operation (see Note 5)	nil	nil	2,422,883	nil	nil	nil
World Class Tests (Asia) Limited	Technical service income (under discontinued operations)	nil	nil	76,079	nil	nil	nil
ECU Education Development Research Centre (Hong Kong) Limited*	Purchases	28,598	265,237	151,753	113,261	111,457	nil
	Management fee income	6,013	nil	nil	nil	nil	nil
Higher Education Limited	Trademark licensing	nil	nil	nil	nil	nil	nil

*ECU Education Development Research Centre (Hong Kong) Limited was no longer a related company of the Company since January 1, 2025 due to ownership changed.

Apart from the transactions and balances detailed above and elsewhere in these accompanying combined financial statements, our Company has no other significant or material related party transactions during the years presented.

Before the completion of this Offering, we intend to adopt an audit committee charter, which will require the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

•whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

•whether there are business reasons for the Company to enter into the related party transaction;

•whether the related party transaction would impair the independence of an outside director;

•whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

•any pre-existing contractual obligations.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our Amended and Restated Memorandum and Articles, as amended from time to time, and the Companies Act and the common law of Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000.00 divided into 500,000,000 shares of a nominal or par value of US$0.0001, of which 23,750,000 ordinary shares issued and outstanding. Upon the closing of this Offering, our Amended and Restated Amended and Restated Memorandum and Articles will authorize a share capital of US$50,000 divided into 500,000,000 shares of a nominal or par value of US$0.0001 each comprising of (a) 460,000,000 Class A Ordinary Shares with a par value of US$0.0001 each, and (b) 40,000,000 Class B Ordinary Shares with a par value of US$0.0001 each.

There will be 23,750,000 ordinary shares outstanding immediately prior to this Offering. Upon the completion of this Offering and assuming that the underwriters do not exercise their option to purchase additional Class A Ordinary Shares in this Offering, there will be 4,500,000 Class A Ordinary Shares and 20,500,000 Class B Ordinary Shares issued and outstanding.

The following are summaries of the material provisions of our Amended and Restated Memorandum and Articles of Association and the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. The form of our Amended and Restated Memorandum and Articles of Association is filed as exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

Share Rights.  Class A Ordinary Shares and Class B Ordinary Shares shall carry equal rights and rank pari passu with one another other than as set out below:

(a)Voting Rights – Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times (other than in respect of separate general meetings of the holders of a class or series of shares held in accordance with the Amended and Restated Memorandum and Articles), vote together as one class on all matters submitted to a vote at general meetings of the Company. Each Class A Ordinary Share is entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share is entitled to ten (10) votes on all matters subject to a vote at general meetings of the Company.

(b)Conversion Rights – A holder of Class B Ordinary Shares shall have the Conversion Right (as defined in the Amended and Restated Memorandum and Articles) in respect of each Class B Ordinary Share. Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into one fully paid Class A Ordinary Share calculated at the Conversion Rate. (as defined in the Amended and Restated Memorandum and Articles). For the avoidance of doubt, a holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

Shares.    Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue ordinary shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles provide that we shall, if required by the Companies Act, in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our Amended and Restated Memorandum and Articles do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of not less than two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares.    Our Amended and Restated Memorandum and Articles authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions.    Some provisions of our Amended and Restated Memorandum and Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company.    We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•        does not have to file an annual return of its shareholders with the Registrar of Companies;

•        is not required to open its register of members for inspection;

•        does not have to hold an annual general meeting;

•        may issue shares with no par value;

•        may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        may register as an exempted limited duration company; and

•        may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved (i) in the case of a shareholder scheme, by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and (ii) in the case of a creditor scheme only, by  a majority in number of each class of creditors with whom the arrangement is to be made and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

•        the statutory provisions as to the required majority vote have been met;

•        the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•        the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

•        a company acts or proposes to act illegally or ultra vires;

•        the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•        those who control the company are perpetrating a “fraud on the minority.”

Our Amended and Restated Memorandum and Articles contains a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, willful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that that we shall indemnify our directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Amended and Restated Memorandum and Articles provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Amended and Restated Memorandum and Articles and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Amended and Restated Memorandum and Articles allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Amended and Restated Memorandum and Articles do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Memorandum and Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Amended and Restated Memorandum and Articles, a director’s office shall be vacated if the director (i) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office pursuant to the laws of the Cayman Islands or any other provisions of our Amended and Restated Memorandum and Articles.

Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Memorandum and Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

The following is a summary of our securities issuances in the past three years.

TDE Group Limited (formerly known as Trumptech Digital Education Group Limited) was incorporated in the Cayman Islands as an exempted company and is authorized to issue 500,000,000 ordinary shares with a par value of US$0.0001 each. On December 17, 2024, the Company allotted and issued 1 ordinary share to TrumpEd Limited.

On January 16, 2025, TrumpEd transferred 10,000 shares, being the entire share capital, in Trumptech Digital Education Services to Trumptech Digital Education Holdings, in consideration of the Company allotting and issuing to TrumpEd 23,749,999 ordinary shares of the Company.

We believe that each of the above-referenced issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

Data Protection in the Cayman Islands — Privacy Notice

We have certain duties under the Data Protection Act (as revised) of the Cayman Islands (the “DPA”), based on internationally accepted principles of data privacy.

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment in us, this will be relevant for those individuals and you should transit the content of this privacy notice to such individuals or otherwise advise them of its content.

We may, as the data controller, collect, store and use personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under  any agreements; (ii) where this is necessary for compliance with a legal and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

We are subject to Cayman Islands economic substance legislation (“ESA”) requiring that where a company carries on a relevant activity (as defined in the ESA) it must maintain economic substance within the Cayman Islands, including adequate premises and employees within the Cayman Islands.  As an entity subject to the ESA, we are required to assess our operations to determine the required compliance (if any) with the ESA, to file an annual notification with the Cayman Islands Registrar of Companies disclosing whether we are carrying out any relevant activities within the meaning of the ESA and an annual return with the Department of International Tax Co-Operation. Where applicable, we must establish that our operations satisfy the economic substance requirements of the ESA. We are required to monitor our operations to ensure we remain in compliance with all requirements under the ESA. Failure to satisfy these requirements may subject us to penalties under the ESA.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there was no established public market for our Ordinary Shares, including our Class A Ordinary Shares, and while we will apply for approval to have our Class A Ordinary Shares listed on The Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this Offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this Offering, including Class A Ordinary Shares issued upon the exercise of outstanding options, or the perception that these sales could occur, could adversely affect prevailing market prices of our Class A Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities.

Upon completion of this Offering and assuming that the underwriters do not exercise their option to purchase additional Class A Ordinary Shares in this Offering, we will have an aggregate of 4,500,000 Class A Ordinary Shares and 20,500,000 Class B Ordinary Shares outstanding.

The Class A Ordinary Shares sold in this Offering and by the Resale Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act. The Class A Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below. As defined in Rule 144, an affiliate of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of our Class A Ordinary Shares and Class B Ordinary Shares that will be outstanding upon the completion of this Offering, other than those Class A Ordinary Shares sold in this Offering, are “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person is entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

•1% of the number of Class A Ordinary Shares then outstanding, which will equal 45,000 Class A Ordinary Shares immediately after our initial public offering, or

•the average weekly trading volume of the Class A Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our Class A Ordinary Shares and Class B Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this Offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-up Agreements

We, our directors and executive officers, and Shareholders beneficially owning 5% or more of our Shares have agreed, subject to some exceptions, not to transfer or dispose of, directly or indirectly, any of our Shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, for a period of 180 days from the date of this prospectus, with respect to our officers, directors and 5% or more Shareholders, and 90 days from the closing date of this Offering, with respect to us. After the expiration of the 180 day period, the ordinary shares held by our directors, executive officers and our existing Shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings. Notwithstanding the foregoing, these restrictions do not apply to the Resale Shareholders with respect to Class A Ordinary Shares sold by them pursuant to the Resale Prospectus. See “Underwriting” for more information.

Resale Prospectus

As described in the Explanatory Note to the registration statement of which this prospectus forms a part, the registration statement also contains the Resale Prospectus to be used in connection with the potential resale of our Class A Ordinary Shares held by the Resale Shareholders. These Class A Ordinary Shares have been registered to permit public resale of such shares, and the Resale Shareholders may offer the shares for resale from time to time pursuant to the Resale Prospectus. The Resale Shareholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. Any shares sold by the Resale Shareholders until our Class A Ordinary Shares are listed or quoted on an established public trading market will take place at the public offering price of the Class A Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices.

MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax considerations relating to the acquisition, ownership, and disposition of our Shares. You should consult your own tax advisor concerning the tax considerations of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, or other taxing jurisdiction.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

Hong Kong Taxation

The following brief description of Hong Kong laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our Shareholders. Please refer to the section titled “Dividend Policy.”

Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property, such as our Ordinary Shares. However, trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax. Liability for Hong Kong profits tax would therefore arise in respect of trading gains from the sale of Ordinary Shares realized by persons in the course of carrying on a business of trading or dealing in securities in Hong Kong where the purchase or sale contracts are effected (being negotiated, concluded and/or executed) in Hong Kong. Effective from April 1, 2018, profits tax is levied on a two-tiered profits tax rate basis, with the first HK$2 million of profits being taxed at 8.25% for corporations and 7.5% for unincorporated businesses, and profits exceeding the first HK$2 million being taxed at 16.5% for corporations and 15% for unincorporated businesses.

In addition, Hong Kong does not impose withholding tax on gains derived from the sale of stock in Hong Kong companies and does not impose withholding tax on dividends paid outside of Hong Kong by Hong Kong companies. Accordingly, investors will not be subject to Hong Kong withholding tax with respect to a disposition of their Ordinary Shares in Hong Kong, if any. No income tax treaty relevant to the acquiring, withholding or dealing in the Ordinary Shares exists between Hong Kong and the United States.

Stamp duty

Hong Kong stamp duty is generally payable on the transfer of “Hong Kong stocks.” The term “Hong Kong stocks” is defined under the Stamp Duty Ordinance (Cap. 117) (the “SDO”) to mean stock transfer of which is required to be registered in Hong Kong. However, our Ordinary Shares are not considered “Hong Kong stocks” under the SDO since the transfer of the Ordinary Shares are not required to be registered in Hong Kong given that the books for the transfer of Ordinary Shares are located in the Cayman Islands or the U.S. The transfer of Ordinary Shares is therefore not subject to stamp duty in Hong Kong. If Hong Kong stamp duty applies, both the purchaser and the seller are liable for the stamp duty charged on each of the sold note and bought note at the ad valorem rate of 0.10% on the higher of the consideration stated on the contract notes or the fair market value of the shares transferred. In addition, a fixed duty, currently of HK$5.00, is payable on an instrument of transfer.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

•financial institutions or financial services entities;

•underwriters;

•insurance companies;

•pension plans;

•cooperatives;

•regulated investment companies;

•grantor trusts;

•real estate investment trusts;

•broker-dealers;

•traders that elect to use a mark-to-market method of accounting;

•governments or agencies or instrumentalities thereof;

•certain former U.S. citizens or long-term residents;

•tax-exempt entities (including private foundations);

•persons liable for alternative minimum tax;

•persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

•persons whose functional currency is not the U.S. dollar;

•passive foreign investment companies;

•controlled foreign corporations;

•the Company’s officers or directors;

•holders who are not U.S. Holders;

•persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

•partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

•an individual who is a citizen or resident of the United States;

•a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

PERSONS CONSIDERING AN INVESTMENT IN OUR CLASS A ORDINARY SHARES SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS AND NON-U.S. TAX LAWS.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our Company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made. Our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

•the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

•the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual Shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Cayman Islands experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed Cogency Global Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this Offering or any purchase or sale of securities in connection with this Offering. The address of our agent is 122 East 42nd Street, 18th Floor, New York, NY 10168.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the U.S. federal or state courts under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Substantially all of our assets are located outside the United States. In addition, nearly all of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons.

Name	Position	Nationality	Residence
Mr. Kwok Tin Ming	Chief Executive Officer	Chinese	Hong Kong
Mr. Cheng Chung Ming	Chief Financial Officer	Chinese	Hong Kong
Mr. Ng Ka Yu	Head of Curriculum Development	Canadian	Hong Kong
Mr. Lo Kwok Yui	Head of e-Product Development & IT Infrastructure	Chinese	Hong Kong
Mr. Anthony Tong Kai Hong	Independent Director nominee	Chinese	Hong Kong
Dr. Shigeru Miyagawa	Independent Director nominee	American	United States
Ms. Ngai Yuk Chun Josephine	Independent Director nominee	Chinese	Hong Kong

Hong Kong

Substantially all of our directors and officers reside outside the United States in Hong Kong. We have been advised by Johnson Stokes & Master, our Hong Kong counsel, that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any State in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any State in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability of judgments of United States courts in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

UNDERWRITING

In connection with this Offering, we will enter into an underwriting agreement (the “Underwriting Agreement”) with WallachBeth Capital LLC, acting as the representative of the underwriter(s) named below. The representative may retain other brokers or dealers to act as sub-agents on its behalf in connection with this Offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it. Under the terms and subject to the conditions contained in the Underwriting Agreement, the underwriter(s) named below have agreed to purchase from us, and we have agreed to sell to them, the number of Class A Ordinary Shares set forth opposite its name below, at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus:

Name	Number of shares
WallachBeth Capital LLC	[●]
Total	1,250,000

The underwriters and the representative are collectively referred to as the “underwriters” and the “representative,” respectively. The underwriters are offering the Class A Ordinary Shares subject to their acceptance of the Class A Ordinary Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Class A Ordinary Shares covered by the over-allotment option described below.

Indemnification

We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments that the underwriters may be required to make for these liabilities.

Over-Allotment Option

We agree to grant to the underwriters an option, exercisable for 45 days after the closing of this Offering, to purchase up to an additional 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ordinary shares as the number listed next to the underwriters’ name in the preceding table.

Discounts and Expenses

The underwriters will offer the Class A Ordinary Shares to the public at the initial public offering price set forth on the cover of this prospectus and to selected dealers at the initial public offering price less a selling concession not in excess of $[●] per Class A Ordinary Share, based on the initial public offering price of $[●] per Class A Ordinary Share. After this Offering, the initial public offering price, concession and reallowance to dealers may be reduced by the representative. No change in those terms will change the amount of proceeds to be received by us as set forth on the cover of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part.

The underwriting discount is equal to [●]% of the initial public offering price on each of the Class A Ordinary Shares being offered.

The table below shows the initial public offering price per Class A Ordinary Share, underwriting discounts to be paid by us, and the proceeds before expenses to us.

		Per Share (US$)		Total Without Exercise of Over-allotment Option (US$)		Total With Full Exercise of Over-allotment Option (US$)
Initial public offering price(1)	$	[●]	$	[●]	$	[●]
Underwriting discounts ([●]%)(2)	$	[●]	$	[●]	$	[●]
Proceeds, before expenses, to us	$	[●]	$	[●]	$	[●]

(1)Initial public offering price per share is assumed to be US$[●], which is the midpoint of the range set forth on the cover page of this prospectus.

(2)Assumes an underwriting discount of [●]% of the initial public offering price.

We agree to reimburse the representative up to a maximum of $230,000 for out-of-pocket accountable expenses, including, but not limited to travel, due diligence expenses, reasonable fees and expenses of its legal counsel, roadshow, and background check of the Company’s principals. In addition, at the closing of the offering, we will reimburse the representative 1.0% of the actual amount of the offering as non-accountable expenses.

As of the date of this prospectus, we have paid an advanced expense deposit of $40,000 to the representative for the representative’s anticipated out-of-pocket expenses. Any expense deposits will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

Except as disclosed in this prospectus, the representative has not received and will not receive from us any other item of compensation or expense in connection with this Offering considered by FINRA to be underwriting compensation under FINRA Rule 5110.

We estimate that the total expenses of the offering payable by us, excluding the underwriting discounts and non-accountable expense allowance, will be approximately US$1.5 million.

Right of First Refusal

We have agreed to grant the representative a right of first refusal (the “Right of First Refusal”), exercisable at the sole discretion of the representative for 12 months from the closing day of this Offering, to act as the sole investment banker, sole book-runner and/or sole placement agent for each and every future public and private equity and debt offering (other than bank debt or similar financing), including all equity-linked financings of the Company, or any successor to or any subsidiary of the Company, during such twelve (12) month period, on terms and conditions as mutually agreed by the representative and the Company. The Right of First Refusal shall be subject to FINRA Rule 5110(g)(5).

Lock-up Agreements

We agree that, subject to certain exceptions, we will not, without the prior written consent of the underwriters, during the period ending 90 days after the closing of this Offering (the “restricted period”):

•offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company, except for the shares or options issued under the Company’s incentive plan;

•file or cause to be filed any registration statement with the SEC relating to the offering of any shares of capital stock of our Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of our Company; or

•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of our Company whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Each of our directors and executive officers named in the section “Management,” and all of our existing Shareholders that own 5% or more of our total outstanding shares agree that, subject to certain exceptions, such director, executive officer or Shareholder will not, without the prior written consent of the underwriters, for a period of 180 days from the date of this prospectus:

•offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or capital stock of our Company including any securities convertible into or exercisable or exchangeable for such ordinary shares or capital stock, or

•enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such ordinary shares or capital stock whether any such transaction described above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

Notwithstanding the foregoing, these restrictions do not apply to the Resale Shareholders with respect to Class A Ordinary Shares sold by them pursuant to the Resale Prospectus.

Pricing of the offering

Prior to this Offering, there has been no public market for the Class A Ordinary Shares. The initial public offering price was determined by negotiations between us and the representative. In determining the initial public offering price, the representative and we considered a number of factors, including:

•the information set forth in this prospectus and otherwise available to the underwriters;

•our prospects and the history and prospects for the industry in which we compete;

•an assessment of our management;

•our prospects for future earnings;

•the general condition of the securities markets at the time of this Offering;

•the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

•other factors deemed relevant by the underwriters and us.

The initial public offering price set forth on the cover page of this prospectus is subject to change due to market conditions and other factors. Neither the underwriters nor we can assure investors that an active trading market will develop for our Class A Ordinary Shares or that the shares will trade in the public market at or above the initial public offering price.

Listing

We plan to apply to list our Class A Ordinary Shares on The Nasdaq Capital Market under the symbol “TTEI”. There can be no assurance that we will be successful in listing our Class A Ordinary Shares on Nasdaq or another national exchange. We make no representation that our Class A Ordinary Shares will continue to trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this Offering unless such Class A Ordinary Shares remain so listed at completion of this Offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the representative or by its affiliates. Other than the prospectus in electronic format, the information on the representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the representative in its capacity as an underwriter, and should not be relied upon by investors. The ordinary shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates may from time to time in the future engage with us and perform services for us or in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us, the Resale Shareholders or the underwriters that would permit a public offering of the ordinary shares offered by this prospectus in any jurisdiction where action for that purpose is required. The ordinary shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any ordinary shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions

In connection with this Offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our Class A Ordinary Shares in this Offering because such underwriter repurchases those shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, our Class A Ordinary Shares in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

EXPENSES RELATED TO OFFERING

The following table sets forth the costs and expenses other than underwriting discounts and commissions, payable by us in connection with the offer and sale of Class A Ordinary Shares in this Offering. All amounts listed below are estimates except the SEC registration fee, Nasdaq listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

Itemized expense	Amount
SEC registration fee	$2,297
FINRA filing fee	2,750
Nasdaq listing fee	75,000
Printing and engraving expenses	25,000
Legal fees and expenses	1,116,026
Accounting fees and expenses	80,513
Miscellaneous	204,803
Total	$1,506,389

*To be filed by amendment.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters of U.S. federal securities laws, by Johnson Stokes & Master with respect to certain legal matters of Hong Kong laws, and by Sundial Law Firm with respect to certain legal matters of PRC laws. The underwriters are being represented by TroyGould PC with respect to legal matters of United States federal and New York State law, in connection with this Offering. The legal matters concerning this Offering relating to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The combined financial statements for the fiscal years ended August 31, 2023 and 2024, included in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of ARK Pro CPA & Co., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address office of ARK Pro CPA & Co is located at Unit 1602-03, 16/F, Stelux House, 698 Prince Edward Road East, San Po Kong, Hong Kong.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 of which this prospectus forms a part under the Securities Act relating to this Offering of our Class A Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but they are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this Offering, we will become subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations of those requirements by filing reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act relating to the furnishing and content of proxy statements, and our officers, directors, and principal Shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. A copy of the registration statement, including the related exhibits and schedules, and any document we may file with the SEC may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement and other information may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Condensed Consolidated and Combined Balance Sheets as of February 28, 2025 and August 31, 2024	F-2
Unaudited Condensed Consolidated and Combined Statements of Operations and Comprehensive Loss for the Six Months Ended February 28, 2025 and February 29, 2024	F-3
Unaudited Condensed Consolidated and Combined Statements of Shareholders’ Equity (Deficit) for the Six Months Ended February 28, 2025 and February 29, 2024	F-4
Unaudited Condensed Consolidated and Combined Statements of Cash Flows for the Six Months Ended February 28, 2025 and February 29, 2024	F-5
Notes to Unaudited Condensed Consolidated and Combined Financial Statements	F-7
Report of Independent Registered Public Accounting Firm (PCAOB ID: 3299)	F-45
Combined Balance Sheets as of August 31, 2024 and 2023	F-46
Combined Statements of Operations and Comprehensive Income (Loss) for the Years Ended August 31, 2024 and 2023	F-47
Combined Statements of Changes in Shareholders’ Equity (Deficit) for the Years Ended August 31, 2024 and 2023	F-48
Combined Statements of Cash Flows for the Years Ended August 31, 2024 and 2023	F-49
Notes to Combined Financial Statements	F-51

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(Expressed in United States Dollars (“US$”), except for number of shares)

	As of February 28,	As of August 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$29,176	$292,170
Accounts receivable, net	581,635	460,015
Inventories, net	288,159	246,511
Deposit, prepayments, and other receivables	103,116	13,034
Due from a related company	45,592	-
Due from a director	359,100	-
Total current assets	1,406,778	1,011,730

Non-current assets:
Plant and equipment, net	4,279	2,751
Intangible assets, net	378,413	211,220
Deferred offering costs	484,725	75,651
Deferred tax assets, net	720,378	617,513
Total non-current assets	1,587,795	907,135

TOTAL ASSETS	$2,994,573	$1,918,865

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank overdraft	$46,779	$-
Accounts payable	1,244	6,141
Accrued liabilities and other payables	313,106	453,271
Contract liabilities	121,402	49,525
Bank borrowings	2,389,449	916,430
Total current liabilities	2,871,980	1,425,367

Long-term liabilities:
Other long-term liabilities	4,613	9,727
Total long-term liabilities	4,613	9,727

TOTAL LIABILITIES	2,876,593	1,435,094

Commitments and contingencies	—	—

Shareholders’ equity:
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 23,750,000 shares issued and outstanding as of August 31, 2024 and 2023, respectively*	2,375	2,375
Additional paid-in capital	3,422,544	3,422,544
Accumulated other comprehensive loss	(2,164)	(3,485)
Accumulated deficit	(3,304,775)	(2,937,663)
Total shareholders’ equity	117,980	483,771

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,994,573	$1,918,865

* The share amounts are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the unaudited condensed consolidated and combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States Dollars (“US$”), except for number of shares)

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024

Revenues, net	$1,406,518	$1,763,718

Cost of revenue:
Related parties	(111,457)	(113,261)
Third parties	(492,103)	(475,279)
	(603,560)	(588,540)

Gross profit	802,958	1,175,178

Operating expenses:
Sales and distribution expenses	(49,263)	(45,222)
Research and development expenses	(41,538)	(13,005)
Personnel and benefit costs	(607,110)	(1,044,384)
General and administrative expenses	(549,668)	(196,507)
Total operating expenses	(1,247,579)	(1,299,118)

Loss from continuing operations	(444,621)	(123,940)

Other income (expense):
Interest income	4	-
Interest expenses	(24,314)	(18,375)
Sundry income	423	8
Total other expense, net	(23,887)	(18,367)

Loss from continuing operations before income taxes	(468,508)	(142,307)
Income tax credit	101,396	73,863
Net loss from continuing operations	(367,112)	(68,444)

Discontinued operations:
Loss from discontinued operations, net of tax	-	(190,761)
Net loss from discontinued operations, net of tax	-	(190,761)

NET LOSS	$(367,112)	$(259,205)

Other comprehensive income (loss):
Foreign currency translation adjustment	1,321	(3,266)
COMPREHENSIVE LOSS	$(365,791)	$(262,471)

Basic and diluted loss per share from:
Continuing operations	$(0.0155)	$(0.0029)
Discontinued operations	-	(0.0080)
Loss per share – Basic and Diluted	$(0.0155)	$(0.0109)
Weighted average number of shares outstanding – Basic and Diluted*	23,750,000	23,750,000

* The share amounts and per share data are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the unaudited condensed consolidated and combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated losses	Total shareholders’ deficit
	No. of shares*	Amount
Balance as of August 31, 2023	23,750,000	$2,375	$3,422,544	$982	$(4,880,240)	$(1,454,339)
Foreign currency translation adjustment	—	—	—	(3,266)	—	(3,266)
Net loss for the period	—	—	—	—	(259,205)	(259,205)
Balance as of February 29, 2024	23,750,000	$2,375	$3,422,544	$(2,284)	$(5,139,445)	$(1,716,810)

	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive loss	Accumulated losses	Total shareholders’ equity
	No. of shares*	Amount
Balance as of August 31, 2024	23,750,000	$2,375	$3,422,544	$(3,485)	$(2,937,663)	$483,771
Foreign currency translation adjustment	—	—	—	1,321	—	1,321
Net loss for the period	—	—	—	—	(367,112)	(367,112)
Balance as of February 28, 2025	23,750,000	$2,375	$3,422,544	$(2,164)	$(3,304,775)	$117,980

* The share amounts and per share data are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the unaudited condensed consolidated and combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars (“US$”))

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
Cash flows from operating activities:
Net loss	$(367,112)	$(259,205)
Less: net loss from discontinued operations	-	(190,761)
Loss from continuing operations	(367,112)	(68,444)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,189	4,691
Allowance for expected credit losses	3,766	13,843
Allowance for inventory obsolescence	4,662	514
Defined benefit cost	(2,611)	(4,177)
Deferred income tax	(102,865)	(76,102)
Change in operating assets and liabilities:
Accounts receivable	(125,386)	(440,886)
Inventories	(46,310)	(504)
Deposit, prepayments, and other receivables	(90,082)	7,920
Accounts payable	(4,897)	-
Contract liabilities	71,877	382,613
Accrued expenses and other current liabilities	(140,165)	11,377
Net cash used in operating activities – continuing operations	(797,934)	(169,155)
Net cash used in operating activities – discontinued operations	-	(190,727)
Net cash used in operating activities	(797,934)	(359,882)

Cash flows from investing activities:
Prepublication expenditure paid	(169,696)	(98,617)
Advances to related parties	(404,692)	(210,365)
Purchase of plant and equipment	(2,711)	-
Net cash used in investing activities – continuing operations	(577,099)	(308,982)
Net cash used in investing activities – discontinued operations	-	-
Net cash used in investing activities	(577,099)	(308,982)

Cash flows from financing activities:
Drawdown from overdraft facility	46,779	-
Repayment of bank borrowings	(971,754)	(57,053)
Proceeds from bank borrowings	2,443,101	-
Payments of offering costs	(409,074)	-
Advance from a related party	-	723,036

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars (“US$”))

		Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
		(Unaudited)	(Unaudited)
Net cash provided by financing activities – continuing operations	1,109,052		665,983
Net cash provided by financing activities – discontinued operations	-		-
Net cash provided by financing activities	1,109,052		665,983

Foreign currency translation adjustment	2,987		(3,293)

Net change in cash and cash equivalents	(262,994)		(6,174)

BEGINNING OF THE PERIOD	292,170		9,560

END OF THE PERIOD	$29,176		$3,386

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-		$-
Cash paid for interest	$18,892		$18,375
Accrued offering cost	10,312		-

See accompanying notes to the unaudited condensed consolidated and combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1. Organization and Business Description

Organization and Nature of Operations

TDE Group Limited (formerly Trumptech Digital Education Group Limited) (“the Company”) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on December 17, 2024. On April 9, 2025, the Company changed its name to TDE Group Limited.

The Company is a leading educational operator and distributor with nearly 8 years of experience in education technology in Hong Kong, which is specialized in STEAM education integrating with Science, Technology, Engineering, Arts, and Mathematics subjects to encourage students with interdisciplinary learning skill and to develop creativity and innovation for a rapidly evolving technological landscape.

Currently, the Company through its subsidiaries, distributes and operates STEAM-related curriculums and related products to primary and secondary schools in Hong Kong.  Also, the Company publishes educational textbooks and digital books, through a technology-based learning platform, in combination, offers schools, as well as parents and children, customized and comprehensive solutions to support children’s learning and reading both at school and at home.

The Company provides technical support service in the development of technology-based learning materials or platforms with universities and/or educational institutions.

On August 31, 2024, the Company entered into a sale and purchase agreement to sell its B2C Virtual Reality Online Education business unit to a related party, TAI Limited (formerly known as Trumptech International Assessment Limited) at a consideration of $2,422,883 (HK$18,939,680) (see Note 5).

Description of subsidiaries incorporated and controlled by the Company:

Name	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
Trumptech Digital Education Holdings Limited (“Trumptech BVI”)	December 24, 2024	British Virgin Islands	100% owned by the Company	Investment holding
Trumptech Digital Education Services Limited (“Trumptech HK”)	February 23, 2018	Hong Kong	100% owned by Trumptech BVI	Provision of education services

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Reorganization and Share Issuance

Since December 2024, the Company conducted several transactions for the purposes of a group reorganization (“Group Reorganization”).

Prior to a Group Reorganization, Trumptech HK was held as to 100% by TrumpEd Limited (“TrumpEd”). Following the formation of the Company, TrumpEd is majority-controlled by Mr. Kwok Tin Ming (“Mr. Kwok”), who ultimately owns 23,750,000 ordinary shares in the Company and Trumptech HK has become an indirectly-owned subsidiary of the Company.

On December 24, 2024, Trumptech BVI was incorporated under the laws of the British Virgin Islands and issued 1 ordinary share to the Company.

On January 16, 2025, the Company issued 23,749,999 ordinary shares to TrumpEd in exchange of transferring 100% equity interest of Trumptech HK to Trumptech BVI (being the nominee of the Company). The Company completed a share swap transaction on January 16, 2025, whereby the entire share capital of Trumptech HK was transferred to Trumptech BVI and resulting in both Trump BVI and Trumptech HK have become as directly and indirectly-owned subsidiaries, respectively.

The Company completed a Group reorganization on January 16, 2025.

During the periods presented in these unaudited condensed consolidated and combined financial statements, the control of these entities has been demonstrated by Mr. Kwok, as a major shareholder, as if the Group Reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a consolidated basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated and combined financial statements.

Note 2. Liquidity and Capital Resources

The Company reported a net loss of $367,112 for the six months ended February 28, 2025. As of February 28, 2025, the Company had approximately $29,176 in cash and cash equivalents and $1,465,202 in working capital deficit, which may raise concerns regarding its ability to meet short-term obligations.

However, management has evaluated the Company’s liquidity and operational outlook and believes that the current financial position is primarily attributable to seasonal fluctuations in its business cycle. Historically, the Company experienced lower revenues and profitability in the first half of the year, followed by a recovery in the latter half. The Company believes that it will be able to continue to grow its revenue base and control expenditures in the next twelve months.

Management has developed plans that are intended to alleviate these unfavourable conditions. These plans include anticipated improvements in operating performance, cost control measures, revenue strategy and expected cash inflows from seasonal revenue growth. In parallel, the Company continually monitors its capital structure and operating plans and pursues alternative sources of liquidity, including equity and debt offerings that may be needed in order to finance the Company’s product development and working capital.

In December 2024, the Company successfully obtained the external borrowings of $1.5 million from the bank.

Based on these factors, management believes that it is probable the Company will be able to meet its obligations as they become due over the next twelve months from the issuance of these unaudited condensed consolidated and combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 3. Summary of Significant Accounting Policies

These accompanying unaudited condensed consolidated and combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed consolidated and combined financial statements and notes.

Basis of Presentation

The accompanying unaudited condensed consolidated and combined financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the six months ended February 28, 2025 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2025. Accordingly, these unaudited condensed consolidated and combined financial statements should be read in conjunction with the Company’s audited combined financial statements and note thereto as of and for the years ended August 31, 2024 and 2023 on Form F-1.

Principles of Consolidation

The unaudited condensed consolidated and combined financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Use of Estimates and Assumptions

The preparation of unaudited condensed consolidated and combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated and combined financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed consolidated and combined financial statements include the allowance for expected credit losses, the useful lives of plant and equipment and intangible assets, impairment of long-lived assets, revenue recognition, inventory obsolescence, provision for defined benefit costs, allowance for deferred tax assets, uncertain tax position, and income tax provision.

Discontinued Operations

On August 31, 2024, the Company entered into a sale and purchase agreement relating to the sale of B2C Virtual Reality Online Education Business Unit. Accordingly, the assets and liabilities of B2C Virtual Reality Online Education Business Unit have been accounted for as discontinued operations in the Company’s unaudited condensed consolidated and combined balance sheets for all periods presented.  The operating results related to this line of business have been included in discontinued operations in the Company’s unaudited condensed consolidated and combined statements of operations for all periods presented.

Foreign Currency Translation and Transaction

The reporting currency of the Company is US$ and the accompanying unaudited condensed consolidated and combined financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters (“ASC 830”), using the exchange rate on the unaudited condensed consolidated and combined balance sheet date. Revenues and expenses are translated at average rates prevailing during the periods. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive loss within the unaudited condensed consolidated and combined statements of changes in shareholders’ equity (deficit).

Translations of amounts in the unaudited condensed consolidated and combined balance sheets, unaudited condensed consolidated and combined statements of income and comprehensive loss, and unaudited condensed consolidated and combined statements of cash flows from HK$ into US$ as of and for the six months ended February 28, 2025 and February 29, 2024. The following table outlines the currency exchange rates that were used in preparing the unaudited condensed consolidated and combined financial statements:

	February 28, 2025	February 29, 2024
Period-end spot rate	US$1 = HK$7.780	US$1 = HK$7.828
Average rate	US$1 = HK$7.777	US$1 = HK$7.820

The above currency exchange rates are derived from Hong Kong Monetary Authority as published at the abovementioned date.

No representation is made that the HK$ amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable, net

Accounts receivable are recorded at the gross billing amount less an allowance for any uncollectible accounts due from the customers. Accounts receivable do not bear interest and are considered overdue after 7 days from the date of sale invoices. The Company records impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstated credit losses after management has determined that the likelihood of collection is not probable.

For the six months ended February 28, 2025 and February 29, 2024, the Company recorded $3,766 and $13,843 the allowance for expected credit losses, respectively.

Allowance for Credit Losses

In accordance with ASC Topic 326 “Credit Losses – Measurement of Credit Losses on Financial Instruments” (ASC Topic 326), the Company utilizes the current expected credit losses (“CECL”) model to determine an allowance that reflects its best estimate of the lifetime expected credit losses on accounts receivable and deposit, prepayments, and others receivable which is recorded as a liability to offset the receivables. The CECL model is prepared after considering historical experience, current conditions, and reasonable and supportable economic forecasts to estimate lifetime expected credit losses. Accounts receivable and deposit, prepayments, and others receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense.

As of February 28, 2025 and August 31, 2024, the allowance for expected credit losses was $11,530 and $7,746, respectively.

Inventories

Inventories primarily consist of goods in transit and finished goods which are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method for all inventories. The Company takes ownership, risks, and rewards of the products purchased.

Inventories are written down to estimated net realizable value, which could be impacted by certain factors including historical usage, expected demand, anticipated sales price, new product development schedules, product obsolescence, and other factors. The Company continuously evaluates the recoverability of the Company’s inventories. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Plant and Equipment

Plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	3 years
Office equipment	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any resulting gain or loss is recognized in the results of operations.

Intangible Assets

Intangible assets are initially recorded at cost, net of accumulated amortization and impairment losses, if any.

Prepublication costs include costs incurred to create the educational textbooks, editorial, digital conversion and other digital contents required for the creation of the master copy of a qualified textbook.

Digital teaching learning platform was internally developed by the Company to provide the access to its users to deploy with the related textbooks.

Amortization is recognized on a straight-line basis over the estimated useful lives of the respective assets, as follows:

Expected useful life
Prepublication Cost of Science Textbooks	6 years
Digital Teaching Learning Platform (solely for textbooks)	6 years

Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets, such as plant and equipment and intangible assets owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the six months ended February 28, 2025 and February 29, 2024, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Deferred Offering Cost

Deferred offering costs consist principally of the direct offering costs incurred by the Company, such as underwriting, legal, consulting, printing, and other registration related costs in connection with the initial public offering (“IPO”). Such costs are deferred until the closing of the IPO offering, at which time the deferred costs are offset against the offering proceeds. In the event the IPO offering is unsuccessful or aborted, the costs will be expensed.

Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with the customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price. – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract. – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation. – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The primary sources of the Company’s revenues are as follows:

(a) STEAM and other Digital Education Services

The Company generates its revenues from the provision of educational services, STEAM-related and other services. The Company’s performance obligations include organizing Fundays and competition, providing training sessions and courses, hardware sales, software licensing subscription and STEAM-related classroom set-up services. The Company’s contracts with customers typically include a single performance obligation with contractual terms and a fixed amount of consideration.

Fundays and competition

The Company provides STEAM-related Fundays and competition training services to primary and secondary schools. These activities are mainly performed and delivered to the schools on an individual basis and generally completed in one day, which is accounted for as a single performance obligation and which is satisfied at the point in time when the service is delivered and completed. The service fee is generally collected in advance upon the confirmation of commencement date and is initially recorded as deferred revenue. It will be recognized as revenue when these services are delivered and completed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Training courses

The Company enters into training agreements with primary and secondary schools which provide STEAM-related educational services to their individual students in a small group at in-school classrooms. Each contract of project-based educational programs is accounted for as a single performance obligation, in which the students are guided to practice STEAM methodology and complete a STEAM-related portfolio that usually consists of 8 to 10 sessions during the school terms, less than 12 months. The Company solely has the right to invoice the schools at the time the performance obligation is satisfied, whereas the programs are delivered to the students and completed by the Company, and the schools complete the assessment of their student portfolios. Accordingly, the revenue is recognized at a point in time in which the schools obtain control of the projects, schools accept and confirm the completion of the program.

Hardware sales

The Company provides hardware sales, such as STEAM-related training materials. The revenue is recognized when the customer obtains control of the products based on the contractual shipping terms, at which time the performance obligation is deemed to be completed.

Software licensing subscription

Revenue from software licensing subscription comprises of subscription fees from customers accessing to the Company’s STEAM-related learning platform for a subscribed period, usually one year. The fee is charged based on the number of users upon sale orders by the customers. The subscription arrangement is considered service contract because customers do not have the right to take possession of the software and can only benefit from the software when provided the right to access the software. Accordingly, the subscription service contract typically includes a single performance obligation and the terms of pricing and payment are fixed, no variable consideration is involved. The revenue from subscription services is recognized over the contract term of 12 months, based on a straight-line basis.

STEAM classroom set-up services

The Company provides classroom set-up services to schools, including design, technical support to classroom layout and settings under STEAM-related methodology. The Company generally enters into a written agreement with its customer, in which the scope of service, service fee and payment terms are fixed in a contract, which is considered one performance obligation. The duration of the service period is short, usually less than one year. The revenue from STEAM classroom set-up services is recognized at the point in time when these services are rendered and completed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(b) Non-STEAM related services

Technical support service

The Company derives its revenue from the provision of technical support and educational consulting services to educational institutions. The Company generally enters into a written agreement with its customers. The scope of service, service fee and payment terms are fixed in a contract. The Company’s performance is to design, develop, test and provide training support, which are considered one performance obligation, as the customers do not benefit for each separate service or product.

Under the contract, the Company has an enforceable right to payment for performance delivered. Revenue is recognized over time, based on the Company’s measurement of progress towards completion.

The Company considers itself the principal for the revenue as the Company assessed itself as the primary obligor that responsible for fulfilling the promise to provide the service, subject to inventory risk, and has latitude in establishing prices and selecting suppliers. Therefore, such revenues are reported on a gross basis.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Disaggregation of Revenue

The table below represents the disaggregation of revenue by product/service categories as follows:

		Six Months Ended
	Point of recognition	February 28, 2025	February 29, 2024
		US$	US$
STEAM and other Digital Education Services
STEAM Fundays and Competition	Point in time	$286,718	$415,026
STEAM Training Course	Point in time	179,145	647,803
STEAM Hardware sales	Point in time	238,792	466,448
STEAM classroom set-up service	Point in time	185,199	-
STEAM software licensing subscription	Over time	5,252	40,287
		895,106	1,569,564

Non-STEAM related service
Technical support service	Over time	511,412	194,154

Total		$1,406,518	$1,763,718

Contract Liabilities

Contract liabilities represent the payments received in advance of performance under the contract, and are realized with the associated revenue recognized under the contract.

The Company had short-term contract liabilities from contracts with customers of $121,402 and $49,525 as of February 28, 2025 and August 31, 2024, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Cost of Revenues

The Company’s cost of revenues is primarily comprised of material costs, subcontracting costs and consumable costs. These costs are expensed as incurred.

Segment Reporting

ASC Topic 280, Segment Reporting establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in consolidated financial statements for details on the Company’s business segments.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), the Chief Executive Officer of the Company for making decisions, allocating resources and assessing performance. Consequently, after the disposal of B2C Virtual Reality Online Education business unit, the Company has determined that it has only one reportable operating segment.

In accordance with ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures, the Company considered whether additional disclosures were required, including significant segment expenses and measures used by the CODM. However, the CODM evaluates the Company’s performance based solely on consolidated financial results, and no additional measures or expense categories are used for internal decision-making.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying unaudited condensed consolidated and combined statements of operations and comprehensive loss as the related employee service are provided.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The cost of providing benefits is measured using projected unit credit method with actuarial valuations to determine its present value and service cost. When the calculation results in a benefit to the Company, the recognized assets are limited to lower of the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan and the asset ceiling. The net defined benefit liabilities recognized in the unaudited condensed consolidated and combined balance sheets represent the present value of the obligation under defined benefit plan minus the fair value of plan assets. The Company carried out a comprehensive actuarial valuation at the end of reporting period. The remeasurement of the net defined benefit liabilities during a period are recognized as cost of defined benefit plan during the period.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited condensed consolidated and combined financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the six months ended February 28, 2025 and February 29, 2024, the Company did not have any interest and penalties associated with tax positions. As of February 28, 2025 and August 31, 2024, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

Net Loss Per Share

The Company computes net loss per share (“EPS”) in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing loss available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of February 28, 2025 and August 31, 2024, there were no dilutive shares.

Comprehensive Loss

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income (loss), as presented in the accompanying unaudited condensed consolidated and combined statements of changes in shareholders’ equity (deficit), consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive loss is not included in the computation of income tax expense or benefit.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s unaudited condensed consolidated and combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The unaudited condensed consolidated and combined financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of unaudited condensed consolidated and combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which consolidated statements of operations and comprehensive income are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which unaudited condensed consolidated and combined statements of operations and comprehensive loss are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Commitments and Contingencies

The Company follows the ASC Topic 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1	—	Inputs are based upon unadjusted quoted prices in active markets for identical assets and liabilities.
Level 2	—

Inputs are based upon quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, net, deposit, prepayments and other receivables, accounts payable, bank borrowings, contract liabilities, amount due to shareholder and accrued expenses and other payables approximated their fair values as of As of February 28, 2025 and August 31, 2024, due to their short-term nature.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Recently Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its unaudited condensed consolidated and combined financial statements, but does not expect the impact to be material.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all periods presented in the financial statements. The Company has adopted the requirements of the expanded segment disclosures as of August 31, 2024.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its unaudited condensed consolidated and combined financial statements and disclosures.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its unaudited condensed consolidated and combined financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its unaudited condensed consolidated and combined financial statements which is expected to result in enhanced disclosures.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the unaudited condensed consolidated and combined balance sheets, statements of operations and cash flows.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 4. Segment Reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Mr. Kwok Tin Ming (a chief executive officer of the Company), for making decisions, allocating resources and assessing performance, as the following reportable segments.

-	STEAM and other Digital Education Services Business Unit	Provision of STEAM and other digital education services to school bases and their students.

-	B2C Virtual Reality Online Education Business Unit (discontinued operation)**	Provision of virtual online educational content to consumers (B2C) (which was discontinued and sold to a related party on August 31, 2024. See note 5)

Based on the management’s assessment, the Company determined that it has two reportable operating segments, as defined by ASC 280. For the six months ended February 28, 2025 and February 29, 2024 , all of the Company’s revenue and assets are locally generated in Hong Kong. Therefore, no geographical segments are presented.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Additional details about each of the reportable segments and its corporate income and expenses were set forth below:

	STEAM and other Digital Education Services Business Unit		B2C Virtual Reality Online Education Business Unit (discontinued operations)**		Total
	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue, net
By products and services
STEAM Fundays and Competition	286,718	415,026	-	-	286,718	415,026
STEAM Training Course and other	179,145	647,803	-	-	179,145	647,803
STEAM Hardware sales	238,792	466,448	-	-	238,792	466,448
STEAM classroom set-up service	185,199	-	-	-	185,199	-
STEAM software licensing subscription	5,252	40,287	-	-	5,252	40,287
Technical support service	511,412	194,154	-	-	511,412	194,154
			-	-
Total operating revenues	1,406,518	1,763,718	-	-	1,406,518	1,763,718

Cost of revenue	(603,560)	(588,540)	-	(2,334)	(603,560)	(590,874)

Gross profit	802,958	1,175,178	-	(2,334)	802,958	1,172,844

Operating expenses:
Sales and distribution	(49,263)	(45,222)	-	-	(49,263)	(45,222)
Research and development expenses	(41,538)	(13,005)	-	-	(41,538)	(13,005)
Personnel and benefit	(607,110)	(1,044,384)	-	(8,440)	(607,110)	(1,052,824)
Depreciation	(1,189)	(4,691)	-	-	(1,189)	(4,691)
General and administrative	(548,479)	(191,816)	-	(179,987)	(548,479)	(371,803)
Total operating expenses	(1,247,579)	(1,299,118)	-	(188,427)	(1,247,579)	(1,487,545)
			-
Operating loss	(444,621)	(123,940)	-	(190,761)	(444,621)	(314,701)

Other income (loss):
Interest income	4	-	-	-	4	-
Interest expenses	(24,314)	(18,375)	-	-	(24,314)	(18,375)
Government subsidies	-	-	-	-	-	-
Other income	423	8	-	-	423	8
Total other expense, net	(23,887)	(18,367)		-	(23,887)	(18,367)

Loss from operations before income taxes	(468,508)	(142,307)	-	(190,761)	(468,508)	(333,068)
Income tax credit	101,396	73,863	-	-	101,396	73,863
Segment loss	(367,112)	(68,444)	-	(190,761)	(367,112)	(259,205)

** B2C Virtual Reality Online Education Business Unit was discontinued and sold to a related party on August 31, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Reconciliations of reportable significant items to the consolidated totals:

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
	(Unaudited)	(Unaudited)
Revenues
Total revenues for reportable segments	1,406,518	1,763,718
Less: segment revenue of discontinued operations	-	-
Total consolidated revenues	1,406,518	1,763,718

Profit or Loss
Total loss for reportable segments	(468,508)	(142,307)
Less: loss from discontinued operations	-	(190,761)
Total consolidated loss from continuing operations before income taxes	(468,508)	(333,068)

Net Loss
Segment loss of reportable segment of STEAM and other Digital Education Services Business Unit	(367,112)	(68,444)
Add: segment income of B2C Virtual Reality Online Education Business Unit (discontinued operations)	-	(190,761)
Segment loss for reportable segments	(367,112)	(259,205)
Add: gain on disposal of discontinued operations	-	-
Total consolidated net loss	(367,112)	(259,205)

Supplemental segment information with respect to the unaudited condensed consolidated and combined income statement, balance sheet, and cash flow follow:

	STEAM and other Digital Education Services Business Unit		B2C Virtual Reality Online Education Business Unit (discontinued operations)**		Total
	February 28, 2025	August 31, 2024	February 28, 2025	August 31, 2024	February 28, 2025	August 31, 2024
	(Unaudited)	(Audited)	(Unaudited)	(Audited)	(Unaudited)	(Audited)
Capital expenditures	577,099	212,523	-	-	577,099	212,523
Segment assets	2,994,573	1,918,865	-	-	2,994,573	1,918,865

** B2C Virtual Reality Online Education Business Unit was discontinued and sold to a related party on August 31, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 5. Discontinued Operations

On August 1, 2024, the Company initiated a restructuring program to concentrate and allocate their resources to deploy and develop in STEAM and other Digital Education Services Business. Therefore, the Company considered the strategic discontinuance of its B2C Virtual Reality Online Education business.

On August 31, 2024, the Company entered into a sale and purchase agreement to sell its B2C Virtual Reality Online Education business unit to a related party, TAI Limited (formerly known as Trumptech International Assessment Limited) at a consideration of $2,422,883 (HK$18,939,680) based on the net carrying value of B2C Virtual Reality Online Education business unit. The transaction was completed on August 31, 2024.

The assets and liabilities of B2C Virtual Reality Online Education business unit have been accounted for as a discontinued operation in the Company’s unaudited condensed consolidated and combined balance sheets for all periods presented. The operating results related to this business unit have been included in discontinued operations in the Company’s Consolidated statements of operations for all periods presented.  For the year ended August 31, 2024, the Company recognized a gain of $2,438,455 from the sale of B2C Virtual Reality Online Education business unit.

The following table summarized the significant items included in income from discontinued operations, net of tax in the unaudited condensed consolidated and combined statements of operations and comprehensive loss for the six months ended February 28, 2025 and February 29, 2024:

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
	(Unaudited)	(Unaudited)
Revenue, net	$-	$-

Cost of revenue	-	(2,334)

Gross loss	-	(2,334)

Operating expenses:
Sales and distribution expenses	-	-
Personnel and benefit costs	-	(8,440)
General and administrative expenses	-	(179,987)
Total operating expenses	-	(188,427)

Other income	-	-
Interest expenses	-	-
Total other income	-	-

Loss before income tax	-	(190,761)
Income tax credit	-	-
Loss from discontinued operations, net of tax	-	(190,761)
Gain on disposal of discontinued operations	-	-
Net loss from discontinued operations, net of tax	$-	$(190,761)

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 6. Accounts Receivable, net

	As of February 28,	As of August 31,
	2025	2024
Accounts receivable at cost	$593,165	$467,761
Less: allowance for expected credit losses	(11,530)	(7,746)
Accounts receivable, net	$581,635	$460,015

Activities in the allowance for expected credit losses consisted of the following:

	As of February 28,	As of August 31,
	2024	2024
Balance at beginning of the period/year	$7,746	$4,436
Provision for allowance for expected credit losses	3,766	3,275
Recovery of allowance for expected credit losses	-	-
Exchange difference	18	35
Balance at end of the period/year	$11,530	$7,746

For the six months ended February 28, 2025 and February 29, 2024, the Company recorded the allowance of expected credit losses of $3,766 and $13,843, respectively. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for expected credit losses using the CECL model. The CECL model is prepared after considering several factors including historical experience, current market conditions, and reasonable and supportable economic forecasts. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

Accounts receivable do not bear interest and are considered overdue after 7 days from the date of sale invoices.

As of February 28, 2025 and August 31, 2024, accounts receivable, net amounted to $150,509 and $286,825 were past due for more than 7 days, respectively.

Up to the date of this report, the Company subsequently collected approximately 99.26% of accounts receivable as of February 28, 2025.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 7. Inventories, net

Inventories, net consisted of the following:

	As of February 28, 2025	As of August 31, 2024
Finished goods	$200,214	$149,998
Goods-in-transit	87,945	96,513
	$288,159	$246,511

For the six months ended February 28, 2025 and February 29, 2024, the Company recorded $4,662 and $514 on the allowance for inventory obsolescence.

Note 8. Plant and Equipment, net

Plant and equipment, net consisted of the following:

	As of February 28, 2025	As of August 31, 2024
At cost:
Computer equipment	$28,415	$26,911
Equipment	5,477	4,194
	33,892	31,105
Less: accumulated depreciation	(29,613)	(28,354)
Plant and equipment, net	$4,279	$2,751

Depreciation expenses of plant and equipment for the six months ended February 28, 2025 and February 29, 2024 were $1,189 and $4,691, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 9. Intangible assets, net

Intangible assets, net consisted of the following:

	Estimated useful life	As of February 28, 2025	As of August 31, 2024

Prepublication Costs of Science Textbooks	6 years	$154,790	$71,203
Digital Teaching Learning Platform (solely for textbooks)	6 years	223,623	140,017
		378,413	211,220
Less: accumulated amortization		-	-
		$378,413	$211,220

During the six months ended February 28, 2025 and February 29, 2024, the Company developed the digital teaching learning platform and created content for the publication of educational textbooks. The management assessed the commercial life of these platforms and textbooks content and determined the estimated useful life of 6 years.

As of February 28, 2025, the estimated amortization expense for intangible assets for each of the succeeding five years and thereafter is as follows:

Year ending August 31:	Amount
2025	$-
2026	91,001
2027	91,001
2028	91,001
2029	91,001
Thereafter	14,409
Total	$378,413

As of February 28, 2025, these intangible assets remain not ready for commercial use, therefore no amortization is commenced. Up to the date of this report, the publication of the science textbook and the associated digital learning platform have received approved from the relevant regulatory agency.  These projects are currently in the final stages of the commercialization plan and are expected to be launched in the upcoming fiscal year.

Note 10. Accrued Expenses and Other Payables

Accrued expenses and other payables consisted of the following:

	As of February 28, 2025	As of August 31, 2024

Accrued staff costs	$153,410	$346,066
Accrued operating expenses	154,537	102,058
Deposits received	5,159	5,147
Total	$313,106	$453,271

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 11. Contract Liabilities

The movement in contract liabilities was as follows:

	As of February 28, 2025	As of August 31, 2024
Balance at beginning of the period/year	$49,525	$185,101
Add: recognized as deferred revenue	121,448	33,242
Less: recognized as revenue	(49,525)	(169,641)
Exchange difference	(46)	823
Balance at end of the period/year	$121,402	$49,525

For the six months ended February 28, 2025 and February 29, 2024, the Company recognized revenue of $49,525 and $185,101, respectively, that was previously included in the beginning balance of contract liabilities.

Note 12. Bank Borrowings

	Interest rate (per annum)		As of February 28, 2025	As of August 31, 2024
SME Guarantee loan 1	3.625%	(1)	$507,973	$559,245
SME Guarantee loan 2	3.625%	(2)	339,060	357,185
Revolving line of credit	HIBOR+3%	(3)	1,542,416	-
			$2,389,449	$916,430

(1)On July 5, 2021, the Company obtained a SME government guaranteed loan from a financial institution in Hong Kong, with the principal amount of $772,000 (HK$6,000,000). This loan bears an annual interest rate of Prime Rate (“PR”) minus 2.50% and will mature in July 2029. The loan is secured by guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by the Hong Kong Government. Additionally, the loan is also secured by personal guarantee for an unlimited amount executed by Mr. Kwok Tin Ming, the director of the Company, Mr. Kwok Tin Fook, a brother of Mr. Kwok and Mr. Hsu Show Hoo, shareholder of the Company. As of February 28, 2025 and August 31, 2024, the outstanding amount of the loan was $511,500 and $559,245, respectively. For the six months ended February 28, 2025 and February 29, 2024, the interest expenses were $9,147 and $11,510, respectively.

(2)On October 26, 2022, the Company obtained a SME government guaranteed loan from a financial institution in Hong Kong, with the principal amount of US$386,000 (HK$3,000,000). This loan bears an annual interest rate of Prime Rate (“PR”) minus 2.50% and will mature in November 2032. The loan is secured by guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by the Hong Kong Government. Additionally, the loan is also secured by personal guarantee for an unlimited amount executed by Mr. Kwok Tin Ming, director of the Company. As of February 28, 2025 and August 31, 2024, the outstanding amount of the loan was $335,533 and $357,185, respectively. For the six months ended February 28, 2025 and February 29, 2024, the interest expenses were $5,842 and $6,865, respectively.

(3)  On December 11, 2024, the Company obtained a revolving line of credit facility from a financial institution in Hong Kong, with the maximum credit limit of US$1,542,416 (HK$12,000,000) under Hong Kong SME Financing Guarantee Scheme. This line of credit bears an annual interest rate of 3% over HIBOR and will mature up to 10 years of the Guarantee issued by HKMC Insurance Limited. The line of credit is secured by guarantee issued by HKMC Insurance Limited for US$1,233,933 (HK$9,600,000) under the Hong Kong SME Financing Guarantee Scheme, launched by the Hong Kong Government. Additionally, the line of credit is secured by personal guarantee for US$1,542,416 (HK$12,000,000) executed by Mr. Kwok Tin Ming, director of the Company, and corporate guarantee for US$1,542,416 (HK$12,000,000) executed by Higher Education Limited and TrumpEd Limited, related companies of the Company. As of February 28, 2025 and August 31, 2024, the outstanding balance under the line of credit was $1,542,416 and $0, respectively. For the six months ended February 28, 2025 and February 29, 2024, the interest expenses were approximately $3,903 and $0, respectively.

As of February 28, 2025 and August 31, 2024, the Company was also granted with the overdraft facilities among various financial institutions in Hong Kong, in the aggregate principal amount of up to US$64,267 (HK$500,000), respectively. The overdraft facilities bear annual interest rate of PR plus 5%. These overdraft facilities are personally guaranteed by Mr. Kwok Tin Ming, the director of the Company.

These SME government guaranteed loans and revolving line of credit contain a repayment on demand clause which the bank may at any time without prior notice modify, cancel or suspend the facility and to be immediately due and payable. Therefore, all the outstanding balance are classified as current liabilities.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 13. Shareholders’ Equity

Ordinary shares

The Company was established under the laws of Cayman Island on December 17, 2024, with authorized to issue 500,000,000 ordinary shares, at a par value of $0.0001 per share.

At the date of filing, 23,750,000 ordinary shares were issued and outstanding.

Unless indicated or the context otherwise requires, all share numbers of ordinary shares in this report have been retroactively presented to reflect the completion of Group Reorganization (see Note 1), as if such transactions occurred on the earliest day of the periods presented.

Additional paid-in capital

The amount of $3,422,544 and $3,422,544 represented the additional capital contribution made by a shareholder in prior periods, which was reclassified as “additional paid-in capital” under equity, as of February 28, 2025 and August 31, 2024, respectively. No additional capital was contributed during the six months ended February 28, 2025 and February 29, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 14. Net loss per share

	Six Months Ended February 28,	Six Months Ended February 29,
	2025	2024
Numerator:
Net loss from continuing operations, net of tax	$(367,112)	$(68,444)
Net loss from discontinued operations, net of tax	-	(190,761)
Net loss attributable to the Company’s shareholders	$(367,112)	$(259,205)

Denominator:
Weighted average ordinary shares outstanding
Basic and diluted*	23,750,000	23,750,000

Net loss per share:
Continuing operations - Basic and diluted*	$(0.0155)	$(0.0029)
Discontinued operations - Basic and diluted*	$-	$(0.0080)
Net loss per share – Basic and diluted*	$(0.0155)	$(0.0109)

* The share amounts and per share data are presented on a retroactive basis to reflect the completion of Group Reorganization (see Note 1).

Note 15. Income Taxes

The provision for the income tax expense consisted of the following:

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024

Current income tax	$-	$-
Deferred income tax	(101,396)	(73,863)

Income tax credit	$(101,396)	$(73,863)

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company mainly operates in Hong Kong that are subject to taxes in the jurisdictions in which it operates, as follows:

Cayman Islands

Pursuant to the rules and regulations of the Cayman Islands, the Company is not subject to any income tax in the Cayman Islands during the six months ended February 28, 2025 and February 29, 2024. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

British Virgin Islands

Pursuant to the rules and regulations of the British Virgin Islands, Trumptech BVI is not subject to any income tax in the British Virgin Islands during the six months ended February 28, 2025 and February 29, 2024. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Trumptech HK is operating in Hong Kong and is subject to the Hong Kong profits tax at the two-tiered income tax rates at the rate of 8.25% on the estimated assessable income up to HK$2,000,000 (US$257,169) and 16.5% on any part of assessable income over HK$2,000,000 arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on loss before income tax expense for the six months ended February 28, 2025 and February 29, 2024 are as follows:

	Six Months Ended February 28, 2025	Six Months Ended February 29, 2024
Loss before income taxes	$(449,478)	$(142,307)
Statutory income tax rate	16.5%	16.5%
Income taxes computed at statutory rate	(74,164)	(23,480)
Reconciling items:
Income not subject to taxes	(1)	(1)
Expenses not subject to tax deduction	-	232
Temporary difference	(128,113)	(88,555)
Net operating losses	100,502	37,941
Income tax credit	$(101,396)	$(73,863)

The tax effects of the temporary differences that give rise to the deferred tax assets and liabilities as of February 28, 2025 and August 31, 2024 are as follows:

	As of February 28, 2025	As of August 31, 2024
Deferred Tax Assets:
Net operating loss carryforwards	$715,939	$613,658
Accounts receivable	1,902	1,277
Inventories	2,188	1,415
Defined benefit costs	761	1,469
Total deferred tax assets	$720,790	$617,819

Deferred Tax Liabilities:
Plant and equipment	$(412)	$(306)
Total deferred tax liabilities	$(412)	$(306)

Total Deferred Tax Assets, net	$720,378	$617,513

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

At February 28, 2025, the Company had cumulative net operating losses of $4,339,029 under Hong Kong tax regime, which can be carried forward to offset future taxable income at no expiry.

A valuation allowance was not provided at February 28, 2025 and August 31, 2024. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Based upon the projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of February 28, 2025 and August 31, 2024, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the six months ended February 28, 2025 and February 29, 2024. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from February 28, 2025.

The Company’s income tax returns for the past three years are subject to examination by its tax authority and may change upon examination.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 16. Pension Costs

Defined contribution plan

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the six months ended February 28, 2025 and February 29, 2024, the contribution to the defined benefit plans was approximately $26,867 and $33,273, respectively.

Defined benefit plan

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The defined benefit liabilities relate to government-mandated long-service payments. All full-time employees, including executive directors, are covered by program. An employee employed under a continuous contract for not less than five years is eligible for long service payments if the employee retires, resigns or is dismissed under qualifying conditions.

For the eligible employees to be retired, resigned or dismissed before May 1, 2025, long service payments are calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service subject to a maximum amount of HK$390,000 (US$50,129).

For the eligible employees to be retired, resigned or dismissed on or after 1 May 2025, long service payments are divided into two portions (i.e. pre-transition portion and post-transition portion). The pre-transition portion is calculated based on two-third of the salary for April 2025 (or average monthly salary for the twelve months ending April 30, 2025) and the reckonable years of service up to April 30, 2025. The post-transition portion is calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service counting from May 1, 2025 to the last day of employment. The total of the two portions is subject to a maximum amount of HK$390,000 (US$50,129).

The accrued benefit held in a mandatory provident fund scheme in respect of the employer’s contribution up to the end of employment that would be used to offset the pre-transition portion of long service payments is deemed the plan assets for the long-service payments.

The provision of long service payments under defined benefit plan was $2,611 and $4,177 for the six months ended February 28, 2025 and February 29, 2024, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 17. Related Party Balance and Transactions

The following is a list of related parties with which the Company transacted during the periods presented:

Name of related party	Relationship with the Company
Kwok Tin Ming (“Mr. Kwok”)	Director of the Company
Hsu Show Hoo (“Mr. Hsu”)	Shareholder of TrumpEd Limited
Trumptech (Hong Kong) Limited	Entity controlled by Mr. Kwok
ECU Education Development Research Centre (Hong Kong) Limited	Entity controlled by Company’s employee (training and services manager)
World Class Tests (Asia) Limited (“WCTAL”)*	Mr. Hsu is the director of WCTAL
TAI Limited (formerly known as Trumptech International Assessment Limited)	Entity in which Mr. Kwok holds an indirect 29% equity interest

Related party balance

As of February 28, 2025 and August 31, 2024, the balances of due from related parties were as follows:

				As of February 28,	As of August 31,
Name	Nature		Relationship	2025	2024

Trumptech (Hong Kong) Limited	Due from a related company	(a)	Related company	$45,592	$-

Kwok Tin Ming	Due from a director	(a)	Director of the Company	$359,100	$-

(a)      The balance represented the temporary advances to a related company and the director. The amounts were non-trade in nature, unsecured, interest-free and repayable on demand. The Company subsequently collected the full outstanding balances in August 2025.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Related party transactions

In the ordinary course of business, during the six months ended February 28, 2025 and February 29, 2024, the Company has involved with transactions, either at cost or current market price and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

				Six Months Ended February 28,	Six Months Ended February 29,
Name	Nature		Relationship	2025	2024

Trumptech (Hong Kong) Limited	Administrative expense	(a)	Related company	$90,169	$257,581

ECU Education Development Research Centre (Hong Kong) Limited	Purchases	(b)	Related company	$111,457	$113,261

(a)The Company entered into administrative service agreements with a related company to pay the office and administrative expenses to the related company for the use of office premises and certain administrative services based on actual usage of the premises at the current market prices.

(b)The Company purchased the materials from a related company which was previously controlled by an employee serving as training and services manager of the Company. However, effective from January 1, 2025, ECU Education Development Research Centre (Hong Kong) Limited ceased to be a related party due to a change in ownership.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

*Mr. HSU Show Hoo was deceased on March 9, 2025. Since then, WCAAL ceased to be a related party of TDE Group Limited.

For the six months ended February 28, 2025 and February 29, 2024, Mr. Kwok Tin Ming, the director of the Company, Mr. Kwok Tin Fook, a brother of Mr. Kwok and Mr. Hsu Show Hoo, shareholder, provided the personal guarantees under banking facilities at no fee charge. (see note 12).

Apart from the transactions and balances detailed above and elsewhere in these accompanying unaudited condensed consolidated and combined financial statements, the Company has no other significant or material related party transactions during the periods presented.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 18. Concentrations of Risks

The Company is exposed to the following concentrations of risks:

(a)	Major customers

For the six months ended February 28, 2025 and February 29, 2024, the customer who accounted for 10% or more of the Company’s revenues, and its outstanding receivable balance at period-end dates, are presented as follows:

	Six months ended		February 28, 2025
Customer	February 28, 2025	February 29, 2024	Accounts receivable
Customer A	27.76%	11.01%	$255,115
Customer B	13.04%	-	$2,684

(b)	Major vendors

For the six months ended February 28, 2025 and February 29, 2024, the vendor who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at period-end dates, are presented as follows:

	Six months ended		February 28, 2025
Vendor	February 28, 2025	February 29, 2024	Accounts payable
Vendor A	23.81%	-	$-
Vendor B	18.47%	19.17%	$-
Vendor C	17.73%	32.92%	$-

Both customers and vendors are located in Hong Kong.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(c)	Credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$800,000 (US$102,827) if the bank in Hong Kong with which an individual/a company hold its eligible deposit fails.

As of February 28, 2025 and August 31, 2024, $29,176 and $292,170 was maintained at several financial institutions located in Hong Kong of which $288,398 was subject to credit risk. While management believes that these financial institutions have high credit quality and it also continually monitors their credit worthiness.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. Accounts receivable are typically unsecured and are derived from revenues earned from customers in Hong Kong. The Company performs periodic credit evaluations and provides an allowance for unexpected credit losses to reduce the accounts receivable balance to its net realizable value. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by management.

The Company has a single customer constituting 10% or more of the consolidated net revenues with accounts receivable for the six months ended February 28, 2025 and February 29, 2024.

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(e)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company is exposed to interest rate risk primarily relates to the variable-rate bank borrowings and is mainly concentrated on the fluctuation of Hong Kong Prime Rate and HIBOR arising from the Company’s bank borrowings. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

(f)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Note 19. Commitments and Contingencies

Legal Contingencies

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Severance Payment and Long Service Payment

Employment Ordinance of the Laws of Hong Kong requires employers to assure the liability of severance payment if an employee who has been working for the employer for not less than 24 months under a continuous contract is, due to redundancy, dismissed, laid off, or upon expiry of a fixed-term employment contract. The ordinance also requires employers to assure the liability of long service payment if an employee who has been working for the employer for not less than 5 years under a continuous contract is dismissed, dies, resigns on ground of ill health or on or after 65 years old, or upon expiry of a fixed-term employment contract.

As of February 28, 2025 and August 31, 2024, the Company has estimated its long service payment to be $4,613 and $9,727, respectively. The provision for long service payment as of February 28, 2025 and August 31, 2024 has been reflected in the unaudited condensed consolidated and combined balance sheets as “other long-term liabilities” under long-term liabilities.

No severance payment is provided since the Company has no plan to dismiss any staff due to redundancy and therefore considers the possibility of meeting the criteria of making severance payment is remote.

Apart from the commitments and contingencies detailed above and elsewhere in these accompanying unaudited condensed consolidated and combined financial statements, as of February 28, 2025, the Company did not have any significant commitments or contingencies involved.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 20. Subsequent Events

The Company has assessed all events from February 28, 2025, up through the date that these unaudited condensed consolidated and combined financial statements are available to be issued, unless as disclosed below, there are no other material subsequent events that require recognition or disclosure in these unaudited condensed consolidated and combined financial statements.

On April 9, 2025, the Company changed its name to TDE Group Limited.

On August 27, 2025, the Company passed the resolution to adopt a dual-class share structure (Class A and Class B), effective upon the Company's listing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To: The Board of Directors and Stockholders of

TDE Group Limited

(formerly Trumptech Digital Education Group Limited)

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of TDE Group Limited (formerly Trumptech Digital Education Group Limited) and Subsidiaries (“the Company”) as of August 31, 2024 and 2023, and the related combined statements of operations and comprehensive income (loss), changes in shareholders’ equity (deficit) and cash flows for each of the years in the two-year period ended August 31, 2024, and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the combined financial position of the Company as of August 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended August 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ ARK Pro CPA & Co
ARK Pro CPA & Co
PCAOB ID: 3299

We have served as the Company’s auditor since 2024.

Hong Kong, China
February 7, 2025, except for note 3, 4 and 17 as to which the date is March 21, 2025 and further amendments to note 1, 3, 4 and 20 as to which the date is May 2, 2025

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

COMBINED BALANCE SHEETS
(Expressed in United States Dollars (“US$”), except for number of shares)

	As of August 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$292,170	$9,560
Accounts receivable, net	460,015	429,809
Inventories, net	246,511	207,669
Deposit, prepayments, and other receivables	13,034	18,394
Total current assets	1,011,730	665,432

Non-current assets:
Plant and equipment, net	2,751	9,084
Intangible assets, net	211,220	-
Deferred offering costs	75,651	-
Deferred tax assets, net	617,513	953,618
Total non-current assets	907,135	962,702

TOTAL ASSETS	$1,918,865	$1,628,134

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,141	$-
Accrued liabilities and other payables	453,271	482,570
Contract liabilities	49,525	185,101
Amount due to shareholder	-	1,348,094
Bank borrowings	916,430	1,039,630
Current liabilities of discontinued operations	-	13,842
Total current liabilities	1,425,367	3,069,237

Long-term liabilities:
Other long-term liabilities	9,727	13,236
Total long-term liabilities	9,727	13,236

TOTAL LIABILITIES	1,435,094	3,082,473

Commitments and contingencies	—	—

Shareholders’ equity (deficit):
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized, 23,750,000 shares issued and outstanding as of August 31, 2024 and 2023, respectively*	2,375	2,375
Additional paid-in capital	3,422,544	3,422,544
Accumulated other comprehensive income (loss)	(3,485)	982
Accumulated deficit	(2,937,663)	(4,880,240)
Total shareholders’ equity (deficit)	483,771	(1,454,339)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$1,918,865	$1,628,134

* The share amounts are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Expressed in United States Dollars (“US$”), except for number of shares)

	Years Ended August 31,
	2024	2023
Revenues, net	$4,384,788	$3,581,784

Cost of revenue:
Related parties	(151,753)	(265,814)
Third parties	(1,360,446)	(1,322,499)
	(1,512,199)	(1,588,313)

Gross profit	2,872,589	1,993,471

Operating expenses:
Sales and distribution expenses	(87,916)	(97,690)
Research and development expenses	(26,724)	(14,917)
Personnel and benefit costs	(1,273,659)	(1,625,130)
General and administrative expenses	(416,191)	(375,498)
Total operating expenses	(1,804,490)	(2,113,235)

Income (loss) from continuing operations	1,068,099	(119,764)

Other income (expense):
Interest income	14	234
Interest expenses	(35,959)	(33,342)
Government subsidies	7,851	67,531
Sundry income	-	2,753
Total other income (expense), net	(28,094)	37,176

Income (loss) from continuing operations before income taxes	1,040,005	(82,588)
Income tax (expense) credit	(135,966)	13,222
Net income (loss) from continuing operations	904,039	(69,366)

Discontinued operations:
Gain on disposal of discontinued operations	2,438,455	-
Loss from discontinued operations, net of tax	(1,399,917)	(1,023,311)
Net income (loss) from discontinued operations, net of tax	1,038,538	(1,023,311)

NET INCOME (LOSS)	$1,942,577	$(1,092,677)

Other comprehensive income (loss):
Foreign currency translation adjustment	(4,467)	1,761
COMPREHENSIVE INCOME (LOSS)	$1,938,110	$(1,090,916)

Basic and diluted income (loss) per share from:
Continuing operations	$0.0381	$(0.0029)
Discontinued operations	0.0437	(0.0431)
Income (loss) per share – Basic and Diluted	$0.0818	$(0.0460)
Weighted average number of shares outstanding – Basic and Diluted*	23,750,000	23,750,000

* The share amounts and per share data are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023
(Expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated losses	Total shareholders’ equity (deficit)
	No. of shares*	Amount
Balance as of September 1, 2022	23,750,000	$2,375	$3,422,544	$(779)	$(3,787,563)	$(363,423)
Foreign currency translation adjustment	—	—	—	1,761	—	1,761
Net loss for the year	—	—	—	—	(1,092,677)	(1,092,677)
Balance as of August 31, 2023	23,750,000	2,375	3,422,544	982	(4,880,240)	(1,454,339)
Foreign currency translation adjustment	—	—	—	(4,467)	—	(4,467)
Net income for the year	—	—	—	—	1,942,577	1,942,577
Balance as of August 31, 2024	23,750,000	$2,375	$3,422,544	$(3,485)	$(2,937,663)	$483,771

* The share amounts and per share data are presented on a retroactive basis, due to the completion of group reorganization (see Note 1).

See accompanying notes to the combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars (“US$”))

	Years Ended August 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$1,942,577	$(1,092,677)
Less: income (loss) from discontinued operations	1,038,538	(1,023,311)
Income (loss) from continuing operations	904,039	(69,366)

Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	7,674	9,520
Allowance for inventory obsolescence	1,029	5,163
(Recovery from) allowance for expected credit losses	(3,275)	2,651
Defined benefit cost	(3,509)	(4,047)
Deferred income tax	341,186	(215,433)
Change in operating assets and liabilities:
Accounts receivable	(26,966)	(40,215)
Inventories	(41,236)	27,283
Deposit, prepayments, and other receivables	5,259	3,180
Accounts payable	6,142	-
Contract liabilities	(135,576)	160,145
Accrued expenses and other current liabilities	(29,299)	134,799
Net cash provided by operating activities – continuing operations	1,025,468	13,680
Net cash used in operating activities – discontinued operations	(1,413,759)	(1,009,469)
Net cash used in operating activities	(388,291)	(995,789)

Cash flows from investing activities:
Prepublication expenditure paid	(211,220)	-
Purchase of plant and equipment	(1,303)	-
Net cash used in investing activities – continuing operations	(212,523)	-
Net cash used in investing activities – discontinued operations	-	-
Net cash used in investing activities	(212,523)	-

Cash flows from financing activities:
Repayment of bank borrowings	(123,200)	(99,073)
Proceeds from bank borrowings	-	382,312
Payments of offering costs	(75,651)	-
Advance from a related party	1,090,361	563,294

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

COMBINED STATEMENTS OF CASH FLOWS
(Expressed in United States Dollars (“US$”))

		Year Ended August 31,
		2024	2023
Net cash provided by financing activities – continuing operations	891,510		846,533
Net cash provided by financing activities – discontinued operations	-		-
Net cash provided by financing activities	891,510		846,533

Foreign currency translation adjustment	(8,086)		2,198

Net change in cash and cash equivalents	282,610		(147,058)

BEGINNING OF THE YEAR	9,560		156,618

END OF THE YEAR	$292,170		$9,560

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes	$-		$-
Cash paid for interest	$35,788		$33,181
NON-CASH INVESTING AND FINANCING ACTIVITIES
Consideration payable to be settled in lieu of related party payable	$2,422,883		$-

See accompanying notes to the combined financial statements.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023
(Expressed in United States Dollars (“US$”), except for number of shares)

Note 1. Organization and Business Description

Organization and Nature of Operations

TDE Group Limited (formerly Trumptech Digital Education Group Limited) (“the Company”) was incorporated under the laws of the Cayman Islands as an exempted company with limited liability on December 17, 2024.

The Company is a leading educational operator and distributor with nearly 8 years of experience in education technology in Hong Kong, which is specialized in STEAM education integrating with Science, Technology, Engineering, Arts, and Mathematics subjects to encourage students with interdisciplinary learning skill and to develop creativity and innovation for a rapidly evolving technological landscape.

Currently, the Company through its subsidiaries, distributes and operates STEAM-related curriculums and related products to primary and secondary schools in Hong Kong.  Also, the Company publishes educational textbooks and digital books, through a technology-based learning platform, in combination, offers schools, as well as parents and children, customized and comprehensive solutions to support children’s learning and reading both at school and at home.

The Company provides technical support service in the development of technology-based learning materials or platforms with universities and/or educational institutions.

On August 31, 2024, the Company entered into a sale and purchase agreement to sell its B2C Virtual Reality Online Education business unit to a related party, TAI Limited (formerly known as Trumptech International Assessment Limited) at a consideration of $2,422,883 (HK$18,939,680) (see Note 5).

On April 9, 2025, the Company changed its name to TDE Group Limited.

Description of subsidiaries incorporated and controlled by the Company:

Name	Date of incorporation	Jurisdiction of formation	Percentage of direct/indirect economic ownership	Principal activities
Trumptech Digital Education Holdings Limited (“Trumptech BVI”)	December 24, 2024	British Virgin Islands	100% owned by the Company	Investment holding
Trumptech Digital Education Services Limited (“Trumptech HK”)	February 23, 2018	Hong Kong	100% owned by Trumptech BVI	Provision of education services

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Reorganization and Share Issuance

Since December 2024, the Company anticipated several transactions for the purposes of a group reorganization (“Group Reorganization”).

Prior to a Group Reorganization, Trumptech HK was held as to 100% by TrumpEd Limited (“TrumpEd”). Following the formation of the Company, TrumpEd is majority-controlled by Mr. Kwok Tin Ming (“Mr. Kwok”), who ultimately owns 23,750,000 ordinary shares in the Company and Trumptech HK has become an indirectly-owned subsidiary of the Company.

On December 24, 2024, Trumptech BVI was incorporated under the laws of the British Virgin Islands and issued 1 ordinary share to the Company.

On January 16, 2025, the Company issued 23,749,999 ordinary shares to TrumpEd in exchange of transferring 100% equity interest of Trumptech HK to Trumptech BVI (being the nominee of the Company). The Company completed a share swap transaction on January 16, 2025, whereby the entire share capital of Trumptech HK was transferred to Trumptech BVI and resulting in both Trump BVI and Trumptech HK have become as directly and indirectly-owned subsidiaries, respectively.

The Company completed a Group reorganization on January 16, 2025.

During the years presented in these combined financial statements, the control of these entities has been demonstrated by Mr. Kwok, as a major shareholder, as if the Group Reorganization had taken place at the beginning of the earlier date presented. Accordingly, the combination has been treated as a corporate restructuring of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The combination of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying combined financial statements.

Note 2. Liquidity and Going Concern Consideration

As of August 31, 2024, the Company reported a working capital deficit of $413,637 and cash and cash equivalents of $292,170.

The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s product development activities, general and administrative expenses and growth strategy. These alternatives include financial support from shareholders, external borrowings and continue to pursue fund-raising in the next twelve months.

Subsequently in December 2024, the Company successfully obtained the external borrowings of $1.5 million from the bank. Management believes that such new funds from the borrowings are sufficient to continue operating activities for at least 12 months following the issuance date of these combined financial statements. Going forward the Company keeps monitoring and maintaining adequate level of cash and cash equivalents to finance the Group’s operations and mitigate the effects of fluctuations in cash flows.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 3. Summary of Significant Accounting Policies

These accompanying combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined financial statements and notes.

Basis of Presentation

The accompanying combined financial statements are prepared in the United States Dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is not an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the years presented. Significant accounting estimates reflected in the Company’s combined financial statements include the allowance for expected credit losses, the useful lives of plant and equipment and intangible assets, impairment of long-lived assets, revenue recognition, inventory obsolescence, provision for defined benefit costs, allowance for deferred tax assets, uncertain tax position, and income tax provision.

Discontinued Operations

On August 31, 2024, the Company entered into a sale and purchase agreement relating to the sale of B2C Virtual Reality Online Education Business Unit. Accordingly, the assets and liabilities of B2C Virtual Reality Online Education Business Unit have been accounted for as discontinued operations in the Company’s combined balance sheets for all years presented.  The operating results related to this line of business have been included in discontinued operations in the Company’s combined statements of operations for all years presented.

Foreign Currency Translation and Transaction

The reporting currency of the Company is US$ and the accompanying combined financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 830, Foreign Currency Matters (“ASC 830”), using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income (loss) within the combined statements of changes in shareholders’ equity.

Translations of amounts in the combined balance sheets, combined statements of income and comprehensive income, and combined statements of cash flows from HK$ into US$ as of and for the years ended August 31, 2024 and 2023. The following table outlines the currency exchange rates that were used in preparing the combined financial statements:

	2024	2023
Year-end spot rate	US$1 = HK$7.799	US$1 = HK$7.847
Average rate	US$1 = HK$7.817	US$1 = HK$7.834

The above currency exchange rates derived from Hong Kong Monetary Authority as published at the abovementioned date.

No representation is made that the HK$ amounts could have been, or could be, converted, realized, or settled into US$ at such rate or at any other rate.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. They consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable, net

Accounts receivable are recorded at the gross billing amount less an allowance for any uncollectible accounts due from the customers. Accounts receivable do not bear interest and are considered overdue after 7 days from the date of sale invoices. The Company records impairment losses for accounts receivable based on assessments of the recoverability of the accounts receivable and individual account analysis, including the current creditworthiness and the past collection history of each customer and current economic industry trends. Impairments arise when there is objective evidence indicating that the balances may not be collectible. The identification of bad and doubtful debts, in particular of a loss event, requires the use of judgment and estimates, which involve the estimates of specific losses on individual exposures, as well as a provision on historical trends of collections. Based on analysis of customers’ credit and ongoing relationship, management makes conclusions about whether any balances outstated credit losses after management has determined that the likelihood of collection is not probable.

For the year ended August 31, 2024, the Company recorded $3,275 allowances for expected credit losses.

For the year ended August 31, 2023, the Company recovered $2,651 from the allowance for expected credit losses.

Allowance for Credit Losses

In accordance with ASC Topic 326 “Credit Losses – Measurement of Credit Losses on Financial Instruments” (ASC Topic 326), the Company utilizes the current expected credit losses (“CECL”) model to determine an allowance that reflects its best estimate of the lifetime expected credit losses on accounts receivable and deposit, prepayments, and others receivable which is recorded as a liability to offset the receivables. The CECL model is prepared after considering historical experience, current conditions, and reasonable and supportable economic forecasts to estimate lifetime expected credit losses. Accounts receivable and deposit, prepayments, and others receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense.

As of August 31, 2024 and 2023, the allowance for expected credit losses was $7,746 and $4,436, respectively.

Inventories

Inventories primarily consist of goods in transit and finished goods which are stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method for all inventories. The Company takes ownership, risks, and rewards of the products purchased.

Inventories are written down to estimated net realizable value, which could be impacted by certain factors including historical usage, expected demand, anticipated sales price, new product development schedules, product obsolescence, and other factors. The Company continuously evaluates the recoverability of the Company’s inventories. Inventories are written down to net realizable value when the cost of inventories is estimated to be unrecoverable due to obsolescence, damage, or declining selling prices.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Plant and Equipment

Plant and equipment are stated at cost, net of accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on a straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Computer equipment	3 years
Office equipment	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any resulting gain or loss is recognized in the results of operations.

Intangible Assets

Intangible assets are initially recorded at cost, net of accumulated amortization and impairment losses, if any.

Prepublication costs include costs incurred to create the educational textbooks, editorial, digital conversion and other digital contents required for the creation of the master copy of a qualified textbook.

Digital teaching learning platform was internally developed by the Company to provide the access to its users to deploy with the related textbooks.

Amortization is recognized on a straight-line basis over the estimated useful lives of the respective assets, as follows:

Expected useful life
Prepublication Cost of Science Textbooks	6 years
Digital Teaching Learning Platform (solely for textbooks)	6 years

Impairment of Long-lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets, such as plant and equipment and intangible assets owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. No impairment losses were recognized for the years ended August 31, 2024 and 2023, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Deferred Offering Cost

Deferred offering costs consist principally of the direct offering costs incurred by the Company, such as underwriting, legal, consulting, printing, and other registration related costs in connection with the initial public offering (“IPO”). Such costs are deferred until the closing of the IPO offering, at which time the deferred costs are offset against the offering proceeds. In the event the IPO offering is unsuccessful or aborted, the costs will be expensed.

Revenue Recognition

The Company receives revenue from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with the customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price. – The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract. – Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the Company satisfies a performance obligation. – An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

The primary sources of the Company’s revenues are as follows:

(a) STEAM and other Digital Education Services

The Company generates its revenues from the provision of educational services, STEAM-related and other services. The Company’s performance obligations include organizing Fundays and competition, providing training sessions and courses, hardware sales, software licensing subscription and STEAM-related classroom set-up services. The Company’s contracts with customers typically include a single performance obligation with contractual terms and a fixed amount of consideration.

Fundays and competition

The Company provides STEAM-related Fundays and competition training services to primary and secondary schools. These activities are mainly performed and delivered to the schools on an individual basis and generally completed in one day, which is accounted for as a single performance obligation and which is satisfied at the point in time when the service is delivered and completed. The service fee is generally collected in advance upon the confirmation of commencement date and is initially recorded as deferred revenue. It will be recognized as revenue when these services are delivered and completed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Training courses

The Company enters into training agreements with primary and secondary schools which provide STEAM-related educational services to their individual students in a small group at in-school classrooms. Each contract of project-based educational programs is accounted for as a single performance obligation, in which the students are guided to practice STEAM methodology and complete a STEAM-related portfolio that usually consists of 8 to 10 sessions during the school terms, less than 12 months. The Company solely has the right to invoice the schools at the time the performance obligation is satisfied, whereas the programs are delivered to the students and completed by the Company, and the schools complete the assessment of their student portfolios. Accordingly, the revenue is recognized at a point in time in which the schools obtain control of the projects, schools accept and confirm the completion of the program.

Hardware sales

The Company provides hardware sales, such as STEAM-related training materials. The revenue is recognized when the customer obtains control of the products based on the contractual shipping terms, at which time the performance obligation is deemed to be completed.

Software licensing subscription

Revenue from software licensing subscription comprises of subscription fees from customers accessing to the Company’s STEAM-related learning platform for a subscribed period, usually one year. The fee is charged based on the number of users upon sale orders by the customers. The subscription arrangement is considered service contract because customers do not have the right to take possession of the software and can only benefit from the software when provided the right to access the software. Accordingly, the subscription service contract typically include a single performance obligation and the terms of pricing and payment are fixed, no variable consideration is involved. The revenue from subscription services is recognized over the contract term of 12 months, based on a straight-line basis.

STEAM classroom set-up services

The Company provides classroom set-up services to schools, including design, technical support to classroom layout and settings under STEAM-related methodology. The Company generally enters into a written agreement with its customer, in which the scope of service, service fee and payment terms are fixed in a contract, which is considered one performance obligation. The duration of the service period is short, usually less than one year. The revenue from STEAM classroom set-up services is recognized at the point in time when these services are rendered and completed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

(b) Non-STEAM related services

Technical support service

The Company derives its revenue from the provision of technical support and educational consulting services to educational institutions. The Company generally enters into a written agreement with its customer. The scope of service, service fee and payment terms are fixed in a contract. The Company’s performance is to design, develop, test and provide training support, which are considered one performance obligation, as the customers do not benefit for each separate service or product.

Under the contract, the Company has an enforceable right to payment for performance delivered. Revenue is recognized over time, based on the Company’s measurement of progress towards completion.

The Company considers itself the principal for the revenue as the Company assessed itself as the primary obligor that responsible for fulfilling the promise to provide the service, subject to inventory risk, and has latitude in establishing prices and selecting suppliers. Therefore, such revenues are reported on a gross basis.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Principal vs Agent Considerations

When another party is involved in providing goods to the customer, the Company will apply the principal versus agent guidance in ASC Topic 606 to determine if the Company is acting as the principal or an agent to the transaction. This evaluation determined that the Company is in control of establishing the transaction price, managing all aspects of the shipment term, and taking the risk of loss for delivery, collection, and returns. Based on the Company’s evaluation of the control model, it determined that all the Company’s major businesses act as the principal rather than the agent within their revenue arrangements and such revenues are reported on a gross basis.

Disaggregation of Revenue

The table below represents the disaggregation of revenue by product/service categories as follows:

		Year Ended August 31,
	Point of recognition	2024	2023
		US$	US$
STEAM and other Digital Education Services
STEAM Fundays and Competition	Point in time	$1,296,317	$1,477,279
STEAM Training Course	Point in time	1,360,851	1,148,780
STEAM Hardware sales	Point in time	1,014,357	878,842
STEAM software licensing subscription	Over time	189,721	76,883
STEAM classroom set-up service	Point in time	70,354	-
		3,931,600	3,581,784

Non-STEAM related service
Technical support service	Over time	453,188	-

Total		$4,384,788	$3,581,784

Contract Liabilities

Contract liabilities represent the payments received in advance of performance under the contract, and are realized with the associated revenue recognized under the contract.

The Company had short-term contract liabilities from contracts with customers of $49,525 and $185,101 at August 31, 2024 and 2023, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Cost of Revenues

The Company’s cost of revenues is primarily comprised of material costs and tutor costs. These costs are expensed as incurred.

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the years ended August 31, 2024 and 2023 were $87,916 and $97,690, respectively.

Research and Development (“R&D”) Costs

Expenditures for internal and external research and development in order to remain the Company’s products and technology platforms competitive and to exploit potential untapped market opportunities, which are expensed as incurred. R&D costs, mainly relating to personnel and the associated administrative costs, were $26,724 and $14,917 for the years ended August 31, 2024 and 2023, respectively.

Government Assistance

Government assistance is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government assistance but the conditions attached to the grants have not been fulfilled, such government assistance is deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended August 31, 2024 and 2023, the Company received aggregated government assistances of $7,851 and $67,531, respectively, from Hong Kong SMEs Export Marketing Fund and the Employment Support Scheme in Hong Kong. The government assistances are recognized as government subsidy income in the combined statements of operations and comprehensive income (loss).

Segment reporting

ASC Topic 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments. As the Company’s chief operating decision maker has been identified as the chief executive officer, who reviews the combined results when making decisions about allocating resources and assessing performance of the Company, thus for the years ended August 31, 2024 and 2023, the Company has two single reportable segments operating in Hong Kong.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying combined statements of operations and comprehensive income as the related employee service are provided.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The cost of providing benefits is measured using projected unit credit method with actuarial valuations to determine its present value and service cost. When the calculation results in a benefit to the Company, the recognized assets are limited to lower of the present value of economic benefits available in the form of any future refunds from the plan or reductions in future contributions to the plan and the asset ceiling. The net defined benefit liabilities recognized in the combined balance sheets represent the present value of the obligation under defined benefit plan minus the fair value of plan assets. The Company carried out a comprehensive actuarial valuation at the end of reporting period. The remeasurement of the net defined benefit liabilities during a period are recognized as cost of defined benefit plan during the period.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the years ended August 31, 2024 and 2023, the Company did not have any interest and penalties associated with tax positions. As of August 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdictions. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

Net Income (Loss) Per Share

The Company computes net income (loss) per share (“EPS”) in accordance with ASC 260, Earnings per Share (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS are computed by dividing income (loss) available to ordinary shareholders of the Company by the weighted average ordinary shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue ordinary shares were exercised and converted into ordinary shares. As of August 31, 2024 and 2023, there were no dilutive shares.

Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income (loss), as presented in the accompanying combined statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

If the assessment of a contingency indicates that it is probable that a material loss is incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company’s combined financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Related parties

The Company follows the ASC Topic 850-10, Related Party (“ASC 850”) for the identification of related parties and disclosure of related party transactions.

Pursuant to ASC 850, the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of ASC Topic 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The combined financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which combined statements of operations and comprehensive income are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which combined statements of operations and comprehensive income are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Commitments and Contingencies

The Company follows the ASC Topic 450-20, Contingencies, to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1	—	Inputs are based upon unadjusted quoted prices in active markets for identical assets and liabilities.
Level 2	—

Inputs are based upon quoted prices in active markets for similar assets and liabilities, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3	—

Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

Categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The carrying amounts of the Company’s cash and cash equivalents, accounts receivable, deposit, prepayments and other receivables, accounts payable, bank borrowings, contract liabilities, amount due to shareholder and accrued expenses and other payables approximated their fair values as of August 31, 2024 and 2023 due to their short-term nature.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Recently Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In October 2023, the FASB issued Accounting Standards Updates (“ASU”) No. 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, which amends the disclosure or presentation requirements related to various subtopics in the FASB Accounting Standards Codification (the “Codification”). This update will improve disclosure and presentation requirements of a variety of topics and align the requirements in the FASB codification with the SEC’s regulations. The Company is currently evaluating the potential effect of this ASU on its combined financial statements, but does not expect the impact to be material.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280), Improvements to Reportable Segment Disclosures. The purpose of the update was to improve financial reporting by requiring disclosures of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision-useful financial analyses. The amendments in this ASU are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted and requires retrospective application to all periods presented in the combined financial statements. Management is evaluating the impact on the Company’s combined financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company’s management does not believe the adoption of ASU 2023-09 will have a material impact on its combined financial statements and disclosures.

In March 2024, the FASB issued ASU No. 2024-02, which removes references to the Board’s concepts statements from the FASB Accounting Standards Codification (the “Codification” or ASC). The ASU is part of the Board’s standing project to make “Codification updates for technical corrections such as conforming amendments, clarifications to guidance, simplifications to wording or the structure of guidance, and other minor improvements.” The Company’s management does not believe the adoption of ASU 2024-02 will have a material impact on its combined financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement–Reporting Comprehensive Income–Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires that an entity disclose, in the notes to financial statements, specified information about certain costs and expenses. The amendment in the ASU is intended to enhance the transparency and decision usefulness to better understand the major components of an entity’s income statement. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. The Company is currently evaluating the impact of the new standard on its combined financial statements which is expected to result in enhanced disclosures.

Except for the above-mentioned pronouncements, there are no new recently issued accounting standards that will have a material impact on the combined balance sheets, statements of operations and cash flows.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 4. Segment Reporting

ASC 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”), Mr. Kwok Tin Ming (a chief executive officer of the Company), for making decisions, allocating resources and assessing performance, as the following reportable segments.

-	STEAM and other Digital Education Services Business Unit	Provision of STEAM and other digital education services to school bases and their students.

-	B2C Virtual Reality Online Education Business Unit (discontinued operation)**	Provision of virtual online educational content to consumers (B2C) (which was discontinued and sold to a related party on August 31, 2024. See note 5)

Based on the management’s assessment, the Company determined that it has two reportable operating segments, as defined by ASC 280. For the years ended August 31, 2024 and 2023, all of the Company’s revenue and assets are locally generated in Hong Kong. Therefore, no geographical segments are presented.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Additional details about each of the reportable segments and its corporate income and expenses were set forth below:

	STEAM and other Digital Education Services Business Unit		B2C Virtual Reality Online Education Business Unit (discontinued operations)**		Total
	Years Ended August 31,		Years Ended August 31,		Years Ended August 31,
	2024	2023	2024	2023	2024	2023
Revenue, net
By products and services
STEAM Fundays and Competition	1,296,317	1,477,279	-	-	1,296,317	1,477,279
STEAM Training Course and other	1,360,851	1,148,780	310	5,681	1,361,161	1,154,461
STEAM Hardware sales	1,014,357	878,842	-	-	1,014,357	878,842
STEAM software licensing subscription	189,721	76,883	-	-	189,721	76,883
STEAM classroom set-up service	70,354	-	-	-	70,354	-
Technical support service	453,188	-	76,079	85,823	529,267	85,823

Total operating revenues	4,384,788	3,581,784	76,389	91,504	4,461,177	3,673,288

Cost of revenue	(1,512,199)	(1,588,313)	(39,515)	(5,940)	(1,551,714)	(1,594,253)

Gross profit	2,872,589	1,993,471	36,874	85,564	2,909,463	2,079,035

Operating expenses:
Sales and distribution	(87,916)	(97,690)	(998)	-	(88,914)	(97,690)
Research and development expenses	(26,724)	(14,917)	-	-	(26,724)	(14,917)
Personnel and benefit	(1,273,659)	(1,625,130)	(848,351)	(845,857)	(2,122,010)	(2,470,987)
Depreciation	(7,674)	(9,520)	-	-	(7,674)	(9,520)
General and administrative	(408,517)	(365,978)	(382,222)	(464,978)	(790,739)	(830,956)
Total operating expenses	(1,804,490)	(2,113,235)	(1,231,571)	(1,310,835)	(3,036,061)	(3,424,070)

Operating income (loss)	1,068,099	(119,764)	(1,194,697)	(1,225,271)	(126,598)	(1,345,035)

Other income (loss):
Interest income	14	234	-	-	14	234
Interest expenses	(35,959)	(33,342)	-	(251)	(35,959)	(33,593)
Government subsidies	7,851	67,531	-	-	7,851	67,531

Other income	-	2,753	-	-	-	2,753
Total other income (expense), net	(28,094)	37,176	-	(251)	(28,094)	36,925

Income (loss) from operations before income taxes	1,040,005	(82,588)	(1,194,697)	(1,225,522)	(154,692)	(1,308,110)
Income tax expenses (credit)	(135,966)	13,222	(205,220)	202,211	(341,186)	215,433
Segment profit (loss)	904,039	(69,366)	(1,399,917)	(1,023,311)	(495,878)	(1,092,677)

** B2C Virtual Reality Online Education Business Unit was discontinued and sold to a related party on August 31, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Reconciliations of reportable significant items to the consolidated totals:

	Years Ended August 31,
	2024	2023
Revenues
Total revenues for reportable segments	4,461,177	3,673,288
Less: segment revenue of discontinued operations	(76,389)	(91,504)
Total consolidated revenues	4,384,788	3,581,784

Profit or Loss
Total income (loss) for reportable segments	(154,692)	(1,308,110)
Less: income (loss) of discontinued operations	(1,194,697)	(1,225,522)
Total consolidated income (loss) from continuing operations before income taxes	1,040,005	(82,588)

Net Income (Loss)
Segment profit (loss) of reportable segment of STEAM and other Digital Education Services Business Unit	904,039	(69,366)
Add: segment loss of B2C Virtual Reality Online Education Business Unit (discontinued operations)	(1,399,917)	(1,023,311)
Segment profit (loss) for reportable segments	(495,878)	(1,092,677)
Add: Gain on disposal of discontinued operations	2,438,455	-
Total consolidated net income (loss)	1,942,577	(1,092,677)

Supplemental segment information with respect to the combined income statement, balance sheet, and cash flow follow:

	STEAM and other Digital Education Services Business Unit		B2C Virtual Reality Online Education Business Unit (discontinued operations)**		Total
	Years Ended August 31,		Years Ended August 31,		Years Ended August 31,
	2024	2023	2024	2023	2024	2023
Capital expenditures	212,523	-	-	-	212,523	-
Gain on disposal of discontinued operations	-	-	2,438,455	-	2,438,455	-
Segment assets	1,918,865	1,628,134	-	-	1,918,865	1,628,134

** B2C Virtual Reality Online Education Business Unit was discontinued and sold to a related party on August 31, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 5. Discontinued Operations

On August 1, 2024, the Company initiated a restructuring program to concentrate and allocate their resources to deploy and develop in STEAM and other Digital Education Services Business. Therefore, the Company considered the strategic discontinuance of its B2C Virtual Reality Online Education business.

On August 31, 2024, the Company entered into a sale and purchase agreement to sell its B2C Virtual Reality Online Education business unit to a related party, TAI Limited (formerly known as Trumptech International Assessment Limited) at a consideration of $2,422,883 (HK$18,939,680) based on the net carrying value of B2C Virtual Reality Online Education business unit. The transaction was completed on August 31, 2024.

The assets and liabilities of B2C Virtual Reality Online Education business unit have been accounted for as a discontinued operation in the Company’s combined balance sheets for all years presented. The operating results related to this business unit have been included in discontinued operations in the Company’s combined statements of operations for all years presented.  For the year ended August 31, 2024, the Company recognized a gain of $2,438,455 from the sale of B2C Virtual Reality Online Education business unit.

The following table summarized the significant items included in income (loss) from discontinued operations, net of tax in the combined statements of operations and comprehensive income (loss) for the years ended August 31, 2024 and 2023:

	Years Ended August 31,
	2024	2023
Revenue, net	$76,389	91,504

Cost of revenue	(39,515)	(5,940)

Gross profit	36,874	85,564

Operating expenses:
Sales and distribution expenses	(998)	-
Personnel and benefit costs	(848,351)	(845,857)
General and administrative expenses	(382,222)	(464,978)
Total operating expenses	(1,231,571)	(1,310,835)

Other income (loss)
Interest expenses	-	(251)
Total other income (loss)	-	(251)

Loss before income tax	(1,194,697)	(1,225,522)
Income tax (expense) credit	(205,220)	202,211
Loss from discontinued operations, net of tax	(1,399,917)	(1,023,311)
Gain on disposal of discontinued operations	2,438,455	-
Net income (loss) from discontinued operations, net of tax	$1,038,538	$(1,023,311)

The following table summarized the carrying value of the significant classes of assets and liabilities classified as discontinued operations as of August 31, 2024 and 2023:

	As of August 31,
	2024	2023
Current liabilities
Other payable	$-	$13,842
Total current liabilities	$-	$13,842

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 6. Accounts Receivable, net

	As of August 31,
	2024	2023
Accounts receivable at cost	$467,761	$434,245
Less: allowance for expected credit losses	(7,746)	(4,436)
Accounts receivable, net	$460,015	$429,809

Activities in the allowance for expected credit losses consisted of the following:

	As of August 31,
	2024	2023
Balance at beginning of the year	$4,436	$7,082
Provision for allowance for expected credit losses	3,275	-
Recovery of allowance for expected credit losses	-	(2,651)
Exchange difference	35	5
Balance at end of the year	$7,746	$4,436

For the years ended August 31, 2024 and 2023, the Company recorded the allowance of expected credit losses of $3,275 and $0, respectively. For the years ended August 31, 2024 and 2023, the Company recorded the recovery of allowance of expected credit losses of $0 and $2,651, respectively. The Company has not experienced any significant bad debt or write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for expected credit losses using the CECL model. The CECL model is prepared after considering several factors including historical experience, current market conditions, and reasonable and supportable economic forecasts. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

Accounts receivable do not bear interest and are considered overdue after 7 days from the date of sale invoices.

As of August 31, 2024 and 2023, accounts receivable, net amounted to $286,825 and $378,586 were past due for more than 7 days, respectively.

Up to the date of this combined financial statements, the Company subsequently collected approximately 99.42% of accounts receivable as of August 31, 2024.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 7. Inventories, net

Inventories, net consisted of the following:

	As of August 31,
	2024	2023
Finished goods	$149,998	$87,068
Goods-in-transit	96,513	120,601
	$246,511	$207,669

For the years ended August 31, 2024 and 2023, the Company recorded $1,029 and $5,163 on the allowance for inventory obsolescence.

Note 8. Plant and Equipment, net

Plant and equipment, net consisted of the following:

	As of August 31,
	2024	2023
At cost:
Computer equipment	$26,911	$26,747
Equipment	4,194	2,874
	31,105	29,621
Less: accumulated depreciation	(28,354)	(20,537)
Plant and equipment, net	$2,751	$9,084

Depreciation expenses of plant and equipment for the years ended August 31, 2024 and 2023 were $7,674 and $9,520, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 9. Intangible assets, net

Intangible assets, net consisted of the following:

		As of August 31,
	Estimated useful life	2024	2023

Prepublication Costs of Science Textbooks	6 years	$71,203	$-
Digital Teaching Learning Platform (solely for textbooks)	6 years	140,017	-
		211,220	-
Less: accumulated amortization		-	-
		$211,220	$-

During the year ended August 31, 2024, the Company developed the digital teaching learning platform and created content for the publication of educational textbooks. The management assessed the commercial life of these platforms and textbooks content and determined the estimated useful life of 6 years.

As of August 31, 2024, the estimated amortization expense for intangible assets for each of the succeeding five years and thereafter is as follows:

Year ending August 31:	Amount
2025	$35,203
2026	35,203
2027	35,203
2028	35,203
2029	35,203
Thereafter	35,205
Total	$211,220

As of August 31, 2024, these intangible assets are still not ready for commercial use. No amortization was commenced  accordingly. Up to now, the pre-published textbook and the related digital leaning platform are under approval process with the authorized agency.

Note 10. Accrued Expenses and Other Payables

Accrued expenses and other payables consisted of the following:

	As of August 31,
	2024	2023

Accrued staff costs	$346,066	$395,166
Accrued operating expenses	102,058	83,112
Deposits received	5,147	4,292
Total	$453,271	$482,570

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 11. Contract Liabilities

The movement in contract liabilities was as follows:

	As of August 31,
	2024	2023
Balance at beginning of the year	$185,101	$24,956
Add: recognized as deferred revenue	33,242	185,408
Less: recognized as revenue	(169,641)	(25,001)
Exchange difference	823	(262)
Balance at end of the year	$49,525	$185,101

For the years ended August 31, 2024 and 2023, the Company recognized revenue of $169,641, and $24,956, respectively, that was previously included in the beginning balance of contract liabilities.

Note 12. Bank Borrowings

			As of August 31,
	Interest rate (per annum)		2024	2023
SME Guarantee loan 1	3.625%	(1)	$559,245	$657,318
SME Guarantee loan 2	3.625%	(2)	357,185	382,312
			$916,430	$1,039,630

(1)On July 5, 2021, the Company obtained a SME government guaranteed loan from a financial institution in Hong Kong, with the principal amount of $772,000 (HK$6,000,000). This loan bears an annual interest rate of Prime Rate (“PR”) minus 2.50% and will mature in July 2029. The loan is secured by guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by the Hong Kong Government. Additionally, the loan is also secured by personal guarantee for an unlimited amount executed by Mr. Kwok Tin Ming, the director of the Company, Mr. Kwok Tin Fook, a brother of Mr. Kwok and Mr. Hsu Show Hoo, shareholder of the Company. As of August 31, 2024 and 2023, the outstanding amount of the loan was $559,245 and $657,318, respectively. For the years ended August 31, 2024, and 2023, the interest expenses were $22,168 and $23,927, respectively.

(2)On October 26, 2022, the Company obtained a SME government guaranteed loan from a financial institution in Hong Kong, with the principal amount of US$386,000 (HK$3,000,000). This loan bears an annual interest rate of Prime Rate (“PR”) minus 2.50% and will mature in November 2032. The loan is secured by guarantee issued by HKMC Insurance Limited under the Hong Kong SME Financing Guarantee Scheme, launched by the Hong Kong Government. Additionally, the loan is also secured by personal guarantee for an unlimited amount executed by Mr. Kwok Tin Ming, director of the Company. As of August 31, 2024 and 2023, the outstanding amount of the loan was $357,185 and $382,312, respectively. For the years ended August 31, 2024, and 2023, the interest expenses were approximately $13,620 and $9,254, respectively.

All SME government guaranteed loans contain a repayment on demand clause which the bank may at any time without prior notice modify, cancel or suspend the facility and to be immediately due and payable. Therefore, all the loan outstanding balance classified as current liabilities.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 13. Shareholders’ Equity (Deficit)

Ordinary shares

The Company was established under the laws of Cayman Island on December 17, 2024, with authorized to issue 500,000,000 ordinary shares, at per value of $0.0001 per share.

At the date of filing, 23,750,000 ordinary shares were issued and outstanding.

Unless indicated or the context otherwise requires, all share numbers of ordinary shares in this report have been retroactively presented to reflect the completion of Group Reorganization (see Note 1), as if such transactions occurred on the earliest day of the years presented.

Additional paid-in capital

The amount of $3,422,544 and $3,422,544 represented the additional capital contribution made by a shareholder in prior years, which was reclassified as “additional paid-in capital” under equity, as of August 31, 2024 and 2023, respectively. No additional capital was contributed during the years ended August 31, 2024 and 2023.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 14. Net income (loss) per share

	Years Ended August 31,
	2024	2023
Numerator:
Net income (loss) from continuing operations, net of tax	$904,039	$(69,366)
Net income (loss) from discontinued operations, net of tax	1,038,538	(1,023,311)
Net income (loss) attributable to the Company’s shareholders	$1,942,577	$(1,092,677)

Denominator:
Weighted average ordinary shares outstanding
Basic and diluted*	23,750,000	23,750,000

Net income (loss) per share:
Continuing operations - Basic and diluted*	$0.0381	$(0.0029)
Discontinued operations - Basic and diluted*	$0.0437	$(0.0431)
Net income (loss) per share – Basic and diluted*	$0.0818	$(0.0460)

* The share amounts and per share data are presented on a retroactive basis to reflect the completion of Group Reorganization (see Note 1).

Note 15. Income Taxes

The provision for the income tax expense consisted of the following:

	Years Ended August 31,
	2024	2023

Current income tax	$-	$-
Deferred income tax	135,966	(13,222)

Income tax expense (credit)	$135,966	$(13,222)

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company mainly operates in Hong Kong that are subject to taxes in the jurisdictions in which it operates, as follows:

Cayman Islands

Pursuant to the rules and regulations of the Cayman Islands, the Company is not subject to any income tax in the Cayman Islands during the years ended August 31, 2024 and 2023. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

British Virgin Islands

Pursuant to the rules and regulations of the British Virgin Islands, Trumptech BVI is not subject to any income tax in the British Virgin Islands during the years ended August 31, 2024 and 2023. In addition, upon payments of dividends by these entities to their shareholder, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Trumptech HK is operating in Hong Kong and is subject to the Hong Kong profits tax at the two-tiered income tax rates at the rate of 8.25% on the estimated assessable income up to HK$2,000,000 (US$254,842) and 16.5% on any part of assessable income over HK$2,000,000 arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income (loss) before income tax expense for the years ended August 31, 2024 and 2023 are as follows:

	Years Ended August 31,
	2024	2023
Income before income taxes	$1,040,005	$(82,588)
Statutory income tax rate	16.5%	16.5%
Income taxes computed at statutory rate	171,601	(13,627)
Reconciling items:
Income not subject to taxes	(2)	(39)
Expenses not subject to tax deduction	232	390
Temporary difference	102,424	54
Net operating losses	(138,289)	-
Income tax expense (credit)	$135,966	$(13,222)

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

The tax effects of the temporary differences that give rise to the deferred tax assets and liabilities as of August 31, 2024 and 2023 are as follows:

	As of August 31,
	2024	2023
Deferred Tax Assets:
Net operating loss carryforwards	$613,658	$952,102
Accounts receivable	1,277	731
Inventories	1,415	1,237
Defined benefit costs	1,469	949
Total deferred tax assets	$617,819	$955,019

Deferred Tax Liabilities:
Plant and equipment	$(306)	$(1,401)
Total deferred tax liabilities	$(306)	$(1,401)

Total Deferred Tax Assets, net	$617,513	$953,618

At August 31, 2024, the Company had cumulative net operating losses of $3,735,434 under Hong Kong tax regime, which can be carried forward to offset future taxable income at no expiry.

A valuation allowance was not provided at August 31, 2024 or 2023. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

Based upon the projections for future taxable income over the periods in which the deferred tax assets are expected to be deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income are reduced.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of August 31, 2024 and 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income taxes for the years ended August 31, 2024 and 2023. The Company also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from August 31, 2024.

The Company’s income tax returns for the past three years are subject to examination by tax authorities and may change upon examination.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 16. Pension Costs

Defined contribution plan

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. For the years ended August 31, 2024 and 2023, the contribution to the defined benefit plans was approximately $66,428 and $79,426, respectively.

Defined benefit plan

The Company also recognizes long service payments to be made by the Company to its employees upon the termination of services as a defined benefit plan under post-employment benefits. The defined benefit liabilities relate to government-mandated long-service payments. All full-time employees, including executive directors, are covered by program. An employee employed under a continuous contract for not less than five years is eligible for long service payments if the employee retires, resigns or is dismissed under qualifying conditions.

For the eligible employees to be retired, resigned or dismissed before May 1, 2025, long service payments are calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service subject to a maximum amount of HK$390,000 (US$49,694).

For the eligible employees to be retired, resigned or dismissed on or after 1 May 2025, long service payments are divided into two portions (i.e. pre-transition portion and post-transition portion). The pre-transition portion is calculated based on two-third of the salary for April 2025 (or average monthly salary for the twelve months ending April 30, 2025) and the reckonable years of service up to April 30, 2025. The post-transition portion is calculated based on two-third of the salary of last month (or average monthly salary over last twelve months) and the reckonable years of service counting from May 1, 2025 to the last day of employment. The total of the two portions is subject to a maximum amount of HK$390,000 (US$49,694).

The accrued benefit held in a mandatory provident fund scheme in respect of the employer’s contribution up to the end of employment that would be used to offset the pre-transition portion of long service payments is deemed the plan assets for the long-service payments.

The provision of long service payments under defined benefit plan was $3,509 and $4,047 for the years ended August 31, 2024 and 2023, respectively.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 17. Related Party Balance and Transactions

The following is a list of related parties with which the Company transacted during the period presented:

Name of related party	Relationship with the Company
Kwok Tin Ming (“Mr. Kwok”)	Director of the Company
Hsu Show Hoo (“Mr. Hsu”)	Shareholder of TrumpEd Limited
TrumpEd Limited	Entity controlled by Mr. Kwok
Trumptech (Hong Kong) Limited	Entity controlled by Mr. Kwok
ECU Education Development Research Centre (Hong Kong) Limited	Entity controlled by Company’s employee (training and services manager)
World Class Tests (Asia) Limited (“WCTAL”)	Mr. Hsu is the director of WCTAL
TAI Limited (formerly known as Trumptech International Assessment Limited)	Entity in which Mr. Kwok holds an indirect 29% equity interest

Related party balances consisted of the following:

				As of August 31,
				2024	2023
Name	Nature		Relationship

TrumpEd Limited	Amount due to shareholder	(a)	Shareholder	$-	$1,348,094

(a)As of August 31, 2023, the amount due to shareholder, TrumpEd Limited, represented temporary advances to the Company in non-trade nature, which is unsecured, interest-free and fully settled during the year.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Related party transactions

In the ordinary course of business, during the years ended August 31, 2024 and 2023, the Company has involved with transactions, either at cost or current market price and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

				Years Ended August 31,
				2024	2023
Name	Nature		Relationship

Trumptech (Hong Kong) Limited	Administrative expense	(a)	Related company	$515,406	$477,078

ECU Education Development Research Centre (Hong Kong) Limited	Purchases	(b)	Related company	$151,753	$265,237

World Class Tests (Asia) Limited*	Technical service income (under discontinued operations)	(c)	Related company	$76,079	$-

TAI Limited (formerly known as Trumptech International Assessment Limited)	Purchase price for the sale of discontinued operation (see Note 5)		Related company	$2,422,883	$-

(a)The Company entered into administrative service agreements with a related company to pay the office and administrative expenses to the related company for the use of office premises and certain administrative services based on actual usage of the premises at the current market prices.

(b)The Company purchased the materials from a related company which is controlled by an employee (training and services manager) of the Company.

(c)The Company received technical service income from a related company, which is controlled by Mr. Hsu. The Company charged their services based on time incurred on a project basis. There was no such transaction since the sale of discontinued operation.

*Mr. HSU Show Hoo was appointed as a director of the Company with effect from November 30, 2023. Since Mr. HSU Show Hoo is a shareholder in Trumptech Digital Education Services Limited, following his appointment, WCAAL became a related party of Trumptech Digital Education Services Limited.

For the years ended August 31, 2024 and 2023, Mr. Kwok Tin Ming, the director of the Company, Mr. Kwok Tin Fook, a brother of Mr. Kwok and Mr. Hsu Show Hoo, shareholder, provided the personal guarantees under banking facilities at no fee charge. (see note 12).

Apart from the transactions and balances detailed above and elsewhere in these accompanying combined financial statements, the Company has no other significant or material related party transactions during the years presented.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 18. Concentration Risk

The Company is exposed to the following concentrations of risk:

(a)	Major customers

For the year ended August 31, 2024, there was a single customer who accounted for 10% or more of the Company’s revenues, and its outstanding receivable balance at year-end dates, are presented as follows:

	Year ended August 31, 2024		As of August 31, 2024
Customer	Revenue	Percentage of revenue	Accounts receivable	Percentage of accounts receivable

Customer A	$453,188	10.33%	$128,966	28%

For the year ended August 31, 2023, there was no single customer who accounted for 10% or more of the Company’s revenues.

(b)	Major vendors

For the years ended August 31, 2024 and 2023, the single vendor who accounted for 10% or more of the Company’s purchases and its outstanding payable balances at year-end dates, are presented as follows:

	Year ended August 31, 2024		As of August 31, 2024
Vendor	Purchase	Percentage of purchase	Accounts payable

Vendor A	$385,756	24.86%	$-

	Year ended August 31, 2023		As of August 31, 2023
Vendor	Purchase	Percentage of purchase	Accounts payable

Vendor A	$448,412	28.13%	$-
Vendor B	$265,237	16.64%	$-

Both customer and vendors are located in Hong Kong.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

(c)	Credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and cash equivalents and accounts receivable. Cash equivalents are maintained with high credit quality institutions in Hong Kong, the composition and maturities of which are regularly monitored by the management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (US$63,710) if the bank in Hong Kong with which an individual/a company hold its eligible deposit fails.

As of August 31, 2024 and 2023, $292,170 and $9,560 was maintained at several financial institutions located in Hong Kong of which $288,398 was subject to credit risk. While management believes that these financial institutions have high credit quality and it also continually monitors their credit worthiness.

For the credit risk related to accounts receivable, the Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. Accounts receivable are typically unsecured and are derived from revenues earned from customers in Hong Kong. The Company performs periodic credit evaluations and provides an allowance for unexpected credit losses to reduce the accounts receivable balance to its net realizable value. The Company seeks to maintain strict control over its outstanding receivables. Overdue balances are reviewed regularly by management.

The Company has a single customer constituting 10% or more of the consolidated net revenues and accounts receivable in the year ended August 31, 2024.

There is no single customer constituting 10% or more of the consolidated net revenues and accounts receivable in year ended August 31, 2023.

(d)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore, there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED)  AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

(e)	Interest rate risk

Interest rate risk is the risk that the fair value or future cash flows of the Company’s financial instruments will fluctuate because of changes in market interest rates.

The Company is exposed to interest rate risk primarily relates to the variable-rate bank borrowings and is mainly concentrated on the fluctuation of Hong Kong Prime Rate and HIBOR arising from the Company’s bank borrowings. The Company has not used any derivative instruments to mitigate its exposure associated with interest rate risk. However, the management monitors interest rate exposure and will consider other necessary actions when significant interest rate exposure is anticipated.

The Company is also exposed to cash flow interest rate risk related to bank balances and cash held at financial institutions carried at the prevailing market rates and variable-rate bank borrowings.

(f)	Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

Note 19. Commitments and Contingencies

Legal Contingencies

From time to time, the Company may be involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

Severance Payment and Long Service Payment

Employment Ordinance of the Laws of Hong Kong requires employers to assure the liability of severance payment if an employee who has been working for the employer for not less than 24 months under a continuous contract is, due to redundancy, dismissed, laid off, or upon expiry of a fixed-term employment contract. The ordinance also requires employers to assure the liability of long service payment if an employee who has been working for the employer for not less than 5 years under a continuous contract is dismissed, dies, resigns on ground of ill health or on or after 65 years old, or upon expiry of a fixed-term employment contract.

As of August 31, 2024 and 2023, the Company has estimated its long service payment to be $9,727 and $13,236, respectively. The provision for long service payment as of August 31, 2024 and 2023 has been reflected in the consolidated balance sheets as “other long-term liabilities” under long-term liabilities.

No severance payment is provided since the Company has no plan to dismiss any staff due to redundancy and therefore considers the possibility of meeting the criteria of making severance payment is remote.

Apart from the commitments and contingencies detailed above and elsewhere in these accompanying consolidated financial statements, as of August 31, 2024, the Company did not have any significant commitments or contingencies involved.

TDE GROUP LIMITED (FORMERLY TRUMPTECH DIGITAL EDUCATION GROUP LIMITED) AND ITS SUBSIDIARIES

NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED AUGUST 31, 2024 AND 2023

(Expressed in United States Dollars (“US$”), except for number of shares)

Note 20. Subsequent Events

The Company has assessed all events from August 31, 2024, up through the date that these combined financial statements are available to be issued, unless as disclosed below, there are no other material subsequent events that require recognition or disclosure in these combined financial statements.

On December 24, 2024, Trumptech BVI was formed under the laws of the British Virgin Islands and issued 1 ordinary share to the Company.

In December 2024, the Company obtained the external borrowings of $1.5 million (approximately HK$12 million) from the bank.

On January 16, 2025, the Company issued 23,749,999 ordinary shares to TrumpEd in exchange of transferring 100% equity interest of Trumptech HK to Trumptech BVI (being the nominee of the Company). The Company completed a share swap transaction on January 16, 2025, whereby the entire share capital of Trumptech HK was transferred to Trumptech BVI and resulting in the Trump BVI and Trumptech HK has become as directly and indirectly-owned subsidiaries, respectively.

The Group Reorganization as detailed in Note 1 above, was completed on January 16, 2025.

On April 9, 2025, the Company changed its name to TDE Group Limited.

On August 27, 2025, the Company passed a resolution to adopt a dual-class share structure (Class A and Class B), which will become effective upon the Company's listing.

1,250,000 CLASS A ORDINARY SHARES

TDE GROUP LIMITED

______________________________

PRELIMINARY PROSPECTUS

[●], 2025

______________________________

WallachBeth Capital LLC

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [●] 2025 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

[RESALE PROSPECTUS ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. The Resale Shareholders may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED SEPTEMBER 19, 2025

TDE GROUP LIMITED

1,250,000 Class A Ordinary Shares to be sold by the Resale Shareholders

This prospectus relates to the resale of up to 1,250,000 Class A ordinary shares, par value US$0.0001 per share (“Class A Ordinary Shares”), of TDE Group Limited (“TDE Group,” the “Company,” “we,” “our” or “us”), by SCM Fortune Investment Limited and TMK Education Investment Limited (the “Resale Shareholders”), the shareholders named in this prospectus (such shares referred to as the “Resale Shares”). We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Resale Shareholders. Furthermore, the underwriters will neither underwrite the sale of the Class A Ordinary Shares nor receive any compensation from the sale of the Class A Ordinary Shares by the Resale Shareholders.

The sale of the Resale Shares is conditioned upon the successful completion of the sale of Class A Ordinary Shares by the Company in the underwritten primary offering and the listing of our Class A Ordinary Shares on The Nasdaq Capital Market (“Nasdaq”). Following listing of our Class A Ordinary Shares on Nasdaq, the per share public offering price of our Class A Ordinary Shares to be sold by the Resale Shareholders will be the then-prevailing market price. The registration of the Resale Shares does not mean that the Resale Shareholders will offer or sell any of the Resale Shares. In addition, we will pay all fees and expenses incident to the registration of the Resale Shares. The Resale Shareholders may offer their shares from time to time directly or through one or more broker-dealers or agents at market prices prevailing at the time of sale. For additional information on the possible methods of sale that may be used by the Resale Shareholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We intend to apply to list our Class A Ordinary Shares on Nasdaq under the symbol “TTEI”. However, there is no assurance that such application will be approved, and if our application is not approved by Nasdaq, our initial public offering will not be completed. No sales of the Class A Ordinary Shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering begin trading on Nasdaq.

Upon the completion of our initial public offering, our issued share capital will be a dual-class structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Class A Ordinary Shares are the only class of Ordinary Shares being sold by the Resale Shareholders pursuant to this prospectus. Upon completion of our initial public offering, TDE Group will have 4,500,000 Class A Ordinary Shares issued and outstanding (or 4,687,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full), as well as 20,500,000 Class B Ordinary Shares issued and outstanding. Holders of the Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting and conversion rights. Each Class A Ordinary Share will be entitled to one (1) vote on all matters subject to a vote at general meetings of the Company, and each Class B Ordinary Share will be entitled to ten (10) votes. Class B Ordinary Shares may be converted into the same number of Class A Ordinary Shares by the holders thereof at any time, while Class A Ordinary Shares cannot be converted into Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person other than holders of Class B Ordinary Shares or their affiliates, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares. For more detailed description of risks related to the dual-class structure, see “Risk Factors—Risks Related to our Class A Ordinary Shares and this Offering— Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.”

We will be a “controlled company” under Nasdaq corporate governance rules as we currently expect that more than 50% of our voting power will be held by an individual, a group or another company immediately following the consummation of our initial public offering. Following completion of our initial public offering and the sale of our Class A Ordinary Shares by the Resale Shareholders pursuant to this prospectus, TrumpEd, an entity controlled by Kwok Tin Ming, our Chief Executive Officer and Chairman of the Board, will own 100% of our total issued and outstanding Class B Ordinary Shares and no Class A Ordinary Shares, representing approximately 82% of our total issued and outstanding Ordinary Shares and approximately 98% of the total voting power, assuming that the underwriters do not exercise their over-allotment option. The total voting power of our Controlling Shareholder is derived from the voting rights attached to the Class B Ordinary Shares held by the Controlling Shareholder. As a result, the Controlling Shareholder will have the ability to determine all matters requiring approval by the Company’s shareholders.

TDE Group is a holding company incorporated in the Cayman Islands. As a holding company with no material operations of our own, we conduct all our operations through our indirectly wholly-owned operating company, Trumptech Digital Education Services Limited (“Trumptech Digital Education Services”), a company incorporated in Hong Kong, which is generating the revenue and profit stated in the combined financial statements of the Company. Our ownership interest in Trumptech Digital Education Services is held through a wholly-owned intermediate company, Trumptech Digital Education Holdings Limited (“Trumptech Digital Education Holdings”), which is a holding company incorporated in the British Virgin Islands (“BVI”) with no operations of its own. Investors in our Class A Ordinary Shares should be aware that they will not and may never hold equity interests in the Hong Kong operating company directly. Investors are purchasing equity solely in TDE Group, the Cayman holding company, which indirectly owns equity interests in the operating company. This structure involves unique risks to the investors, and the PRC regulatory authorities could disallow this structure, which would likely result in a material change in TDE Group’s operations and/or a material change in the value of the securities we are registering for sale, including that such event could cause the value of such securities to significantly decline or become worthless. Furthermore, shareholders may face difficulties in enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States. See “Risk Factors” beginning on page 17 of this prospectus for a discussion of risks facing the Company and the Offering as a result of this structure.

Trumptech Digital Education Holdings is free to acquire, hold and sell foreign currency and securities without restriction under BVI law. There is no exchange control legislation under BVI law and accordingly there are no exchange control regulations imposed under BVI law that would prevent Trumptech Digital Education Holdings from paying dividends to shareholders in any particular currency, and all such dividends may be freely transferred out of the BVI, clear of any income or other tax of the BVI imposed by withholding or otherwise without the necessity of obtaining any consent of any government or authority of the BVI.

All our operations are conducted by our operating company in Hong Kong, which is a special administrative region of the PRC. However, due to certain long arm provisions under the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in Mainland China as they may affect Hong Kong, including but not limited to the cybersecurity, mergers and acquisitions and the oversight and control over overseas securities offerings by the PRC government. The PRC government may choose to exercise significant oversight and discretion over Hong Kong, and the policies, regulations, rules, and the enforcement of laws of the Chinese government to which we are subject may change rapidly and with little advance notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are often uncertain. In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and may be inconsistent with our current policies and practices. New laws, regulations and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may delay or impede our development. This may result in negative publicity or increase our operating costs; require significant management time and attention; and/or subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices. See “Risk Factors — Risks Related to Doing Business in Hong Kong.”

We are aware that, in recent years, the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in Mainland China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our operating subsidiary’s daily business operations, its ability to accept foreign investments and the listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete our initial public offering or cause the value of our Class A Ordinary Shares to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which came into effect on March 31, 2023. On the same date of the issuance of the Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. According to the Trial Measures, together with the Guidance Rules and Notice, an issuer shall be required to go through the filing procedures with the CSRC if the following criteria are met at the same time: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by Mainland China companies; and (ii) the main parts of the issuer’s business activities are conducted in Mainland China or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. If the above criteria are both met, among other requirements, domestic companies that seek to offer or list their securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC. If a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; and where a domestic company seeks to indirectly offer and list its securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application.

As advised by our PRC Counsel, we are not required to conduct filing with or obtain the approval from the CSRC or other relevant PRC governmental authorities for the listing and trading of our securities on Nasdaq under the Trial Measures because as of the date of this prospectus, our operating company is incorporated and located in Hong Kong and operates therein without any business operation, subsidiary or variable interest entity (“VIE”) structure in Mainland China, and we do not maintain any office or personnel in Mainland China. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded; and should we have any future operations in Mainland China and should we (i) fail to receive or maintain such permissions or approvals, (ii) incorrectly conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face sanctions by the CSRC, the Cyberspace Administration of China (the “CAC”) or other PRC regulatory agencies. These regulatory agencies may also impose fines and penalties on our operations in Mainland China, as well as limit our ability to pay dividends outside of Mainland China, limit our operations in Mainland China, delay or restrict the repatriation of the proceeds from our initial public offering into Mainland China or take other actions that could have a material adverse effect on our business as well as the trading price of our Class A Ordinary Shares. We may be required to restructure our operations to comply with such regulations or potentially cease operations in Mainland China entirely. The CSRC, the CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt our initial public offering before settlement and delivery of our Class A Ordinary Shares. In addition, if the CSRC, the CAC or other PRC regulatory agencies later promulgate new rules requiring that we obtain their approvals for our initial public offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any action taken by the PRC government could significantly limit or completely hinder any future operations in Mainland China and our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any data processor who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

As advised by our PRC counsel, Sundial Law Firm, as of the date of this prospectus, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue our Class A Ordinary Shares to foreign investors because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Company and its subsidiaries have no operation in Mainland China, and the nature of our business is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. We also understand that our subsidiary in Hong Kong is not required to obtain any permissions or approvals from any PRC authorities to operate its businesses as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority. However, uncertainties still exist, due to the possibility that laws, regulations, or policies in Mainland China could change rapidly in the future. In the event that (i) the PRC government expands the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and we are required to obtain such permissions or approvals; or (ii) we incorrectly concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability to offer or continue to offer our Class A Ordinary Shares to investors and could cause the value of such securities to significantly decline or become worthless.

Our Class A Ordinary Shares may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”), enacted on December 18, 2020, if the Public Company Accounting Oversight Board (“PCAOB”) is unable to inspect our auditors. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our securities may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years.” On December 16, 2021, the PCAOB issued a determination that the PCAOB was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.

On August 26, 2022, the PCAOB signed an agreement with the CSRC and the Ministry of Finance of the People’s Republic of China, allowing the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong completely, consistent with U.S. law. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the HFCA Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

Our auditor, ARK Pro CPA & Co, is headquartered in Hong Kong and registered with the PCAOB. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards. In the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from Nasdaq. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Since our operations are located in Hong Kong, we are subject to the Personal Data (Privacy) Ordinance (Cap. 486) (the “PDPO” or the “Personal Data (Privacy) Ordinance”), which imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP” or the “Data Protection Principles”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

We conduct all of our operations in Hong Kong through our Hong Kong subsidiary, Trumptech Digital Education Services. Accordingly, substantially all our cash and assets are denominated in HKD. Our other subsidiary, Trumptech Digital Education Holdings, is an intermediate holding company with no operations of its own. Cash generated from Trumptech Digital Education Services has not been used to fund the operation of TDE Group. To the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; they do not maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We are a holding company and our ability to pay dividends is primarily dependent upon the earnings of, and distributions by, our Hong Kong subsidiary; and to the extent that cash or assets in our business are in Hong Kong or our Hong Kong subsidiary, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our Hong Kong subsidiary by the PRC government to transfer cash or assets,” “Dividend Policy,” “Summary Combined Financial Data,” and “Combined Statements of Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We have not made any transfers or distributions between the Company, Trumptech Digital Education Services, and Trumptech Digital Education Holdings or to investors, nor have we paid any dividends to date. We may consider paying dividends in the future. As we are a holding company, we rely on dividends paid by our operating subsidiary for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our operating subsidiary, Trumptech Digital Education Services through an intermediate holding company. See “Dividend Policy.”

We are both an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 17 of this prospectus to read about factors you should consider before buying our Class A Ordinary Shares.

The date of this prospectus is [•], 2025.

[RESALE PROSPECTUS ALTERNATE PAGE]

THE OFFERING

Shares being offered by the Resale Shareholders	Up to 1,250,000 Class A Ordinary Shares
Shares being offering by us	0 Class A Ordinary Shares
Number of Ordinary Shares outstanding prior to this Resale Offering

4,500,000 Class A Ordinary Shares (or 4,687,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full), assuming the issuance by us of our Class A Ordinary Shares pursuant to our initial public offering prospectus filed contemporaneously herewith, and 20,500,000 Class B Ordinary Shares issued and outstanding.

Number of Ordinary Shares outstanding after this Resale Offering

4,500,000 Class A Ordinary Shares (or 4,687,500 Class A Ordinary Shares if the underwriters exercise their over-allotment option to purchase additional Class A Ordinary Shares in full), assuming the issuance by us of our Class A Ordinary Shares pursuant to our initial public offering prospectus filed contemporaneously herewith, and 20,500,000 Class B Ordinary Shares issued and outstanding.

Use of proceeds	We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Resale Shareholders.
Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in our Shares.

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[RESALE PROSPECTUS ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Class A Ordinary Shares by the Resale Shareholders. In addition, the underwriters will not receive any compensation from the sale of the Class A Ordinary Shares by the Resale Shareholders. The Resale Shareholders will receive all of the net proceeds from the sales of Class A Ordinary Shares offered by them under this prospectus. We have agreed to bear the expenses relating to the registration of the Class A Ordinary Shares for the Resale Shareholders.

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[RESALE PROSPECTUS ALTERNATE PAGE]

RESALE SHAREHOLDERS

The table below presents information regarding the Resale Shareholders and the Resale Shares that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the Resale Shareholders and reflects holdings as of the date of this prospectus.

All information with respect to ownership of our Class A Ordinary Shares by the Resale Shareholders has been furnished by or on behalf of the Resale Shareholders. Based on information supplied by the Resale Shareholders, we believe that, except as may otherwise be indicated in the footnotes to the table below, the Resale Shareholders has sole voting and dispositive power with respect to the respective Class A Ordinary Shares reported as beneficially owned by the Resale Shareholders. Unless otherwise indicated in the footnotes, shares in the table refer to our Class A Ordinary Shares. Beneficial ownership of our Class A Ordinary Shares by the Resale Shareholders is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The information appearing in the table below is based on information provided by or on behalf of the named Resale Shareholders. We will not receive any proceeds from the sale of the Class A Ordinary Shares offered by the Resale Shareholder.

The Resale Shareholders are not a broker dealer or an affiliate of a broker dealer. The Resale Shareholders have no agreement or understanding to distribute any of the Class A Ordinary Shares being registered. The Resale Shareholders may offer for sale from time to time any or all of the Class A Ordinary Shares, subject to the agreements described in the “Plan of Distribution.” The table below assumes that the Resale Shareholders will sell all of the Class A Ordinary Shares offered for sale hereby.

Name of Selling Shareholders	Number of Class A Ordinary Shares beneficially owned prior to the Resale Offering	Approximate percentage of outstanding Ordinary Shares prior to the Resale Offering(1)	Percentage voting power prior to the Resale Offering	Number of Class A Ordinary Shares to be offered	Number of Class A Ordinary Shares beneficially owned after the Resale Offering	Approximate percentage of outstanding Ordinary Shares after the Resale Offering(1)
SCM Fortune Investment Limited (2)	750,000	3.0%	*	750,000	—	—
TMK Education Investment Limited(3)	500,000	2.0%	*	500,000	—	—
Total	1,250,000	5.0%	*	1,250,000	—	—

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*         Less than 1%.

(1)      Based on 4,500,000 Class A Ordinary Shares and 20,500,000 Class B Ordinary Shares issued and outstanding immediately after the completion of our initial public offering, assuming the underwriters do not exercise the over-allotment option in our initial public offering.

(2)      SCM Fortune Investment Limited is controlled by Mr. Foo, Shu Hoo Andy. The registered address of SCM Fortune Investment Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

(3)      TMK Education Investment Limited is controlled by Mr. Wai, Andrew Kim Hung. The registered address of TMK Education Investment Limited is Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands.

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[RESALE PROSPECTUS ALTERNATE PAGE]

PLAN OF DISTRIBUTION

We are registering the Resale Shares to permit the sale of the Resale Shares by the Resale Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Resale Shares. We will bear all fees and expenses incident to the registration of the Resale Shares in the registration statement of which this prospectus forms a part. The Resale Shares will not be sold through the underwriters in this initial public offering, nor will they receive any compensation from the sale of the Resale Shares.

The Resale Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares being offered under this prospectus on any stock exchange, market or trading facility on which our Class A Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Resale Shareholders may use any one or more of the following methods when disposing of Class A Ordinary Shares:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

•        in transactions through broker-dealers that agree with the Resale Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Resale Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus. The Resale Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of Class A Ordinary Shares if they deem the purchase price to be unsatisfactory at any particular time. However, the Resale Shareholders will not sell any Resale Shares until after the closing of the primary underwritten initial public offering.

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If the Resale Shareholders effect such transactions by the Resale Shares to or through broker-dealers or agents, such broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Resale Shareholders or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Resale Shares or otherwise, the Resale Shareholders may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the Resale Shares in the course of hedging in positions they assume. The Resale Shareholders may also sell the Resale Shares short and deliver the Resale Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Resale Shareholders may also loan or pledge the Resale Shares to broker-dealers that in turn may sell such shares.

The Resale Shareholders may pledge or grant a security interest in some or all of the warrants or Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares from time to time pursuant to an amendment to this prospectus under applicable provision of the Securities Act, amending, if necessary, the list of Resale Shareholders to include the pledgee, transferee or other successors in interest as Resale Shareholders under this prospectus.

The Resale Shareholders and any broker-dealer participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Resale Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Resale Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Resale Shareholder will sell any or all of the Resale Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Resale Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Resale Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Once sold under the registration statement, of which this prospectus forms a part, the Resale Shares will be freely tradeable in the hands of persons other than our affiliates.

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Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of the Resale Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Resale Shareholder intends to sell any of the Class A Ordinary Shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•the complete details of how the Resale Shareholders’ Shares are and will be held, including location of the particular accounts;

•whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the Resale Shareholders, including details regarding any such transactions; and

•in the event any of the securities offered by the Resale Shareholders are sold, transferred, assigned or hypothecated by any Resale Shareholders in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Resale Shareholders.

If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Resale Shareholders will sell all or any portion of the Class A Ordinary Shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Class A Ordinary Shares being offered under this prospectus. However, each Resale Shareholders and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Resale Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

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LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares to be offered by the Resale Shareholders and other certain legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman.

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TDE GROUP LIMITED

1,250,000 CLASS A ORDINARY SHARES

______________________________

PRELIMINARY RESALE PROSPECTUS

______________________________

[●], 2025

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this Resale Offering other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until [●] 2025 (25 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this Resale Offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Amended and Restated Memorandum and Articles provide to the extent permitted by Cayman Islands law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere. No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act:

TDE Group Limited (formerly known as Trumptech Digital Education Group Limited) was incorporated in the Cayman Islands as an exempted company and is authorized to issue 500,000,000 ordinary shares with a par value of US$0.0001 each. On December 17, 2024, the Company allotted and issued 1 ordinary share to TrumpEd Limited.

On January 16, 2025, TrumpEd transferred 10,000 shares, being the entire share capital, in Trumptech Digital Education Services Limited to Trumptech Digital Education Holdings Limited, in consideration of the Company allotting and issuing to TrumpEd 23,749,999 ordinary shares of the Company.

Immediately prior to the completion of our initial public offering, issued and outstanding ordinary shares held by Frontera Global Limited, SCM Fortune Investment Limited, Rosy Ocean Limited, TMK Education Investment Limited and Prosper Shine Group Limited will be redesignated as Class A Ordinary Shares on a one-for-one basis, and the remaining issued and outstanding ordinary shares held by TrumpEd will be redesignated as Class B Ordinary Shares on a one-for-one basis.

We believe that each of the above-referenced issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act, or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of Ordinary Shares.

Item 8. Exhibits and Financial Statement Schedules.

(a)Exhibits

The exhibits of the registration statement are listed in the Exhibit Index to this registration statement and are incorporated herein by reference.

(b)Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the combined financial statements or the notes thereto.

Item 9. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated firm commitment offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
3.1*	Certificate of Incorporation
3.2*	Memorandum and Articles of Association
3.3*	Certificate of Incorporation on Change of Name
3.4*	Form of Amended and Restated Memorandum and Articles of Association
4.1*	Specimen certificate evidencing Class A Ordinary Shares
5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the Ordinary Shares being registered
8.1**	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Johnson Stokes & Master regarding certain Hong Kong tax matters
10.1*	Form of Indemnification Agreement between the registrant and its officers and directors
10.2*	Form of Director Agreement between the registrant and its directors
10.3*	Form of Independent Director Agreement between the registrant and its independent directors
10.4*	Form of Employment Agreement between the registrant and its officers
10.5*	Trademark Licensing Agreement by and amongst Higher Education Limited and Trumptech Digital Education Group Limited (now known as TDE Group Limited) dated January 1, 2025
21.1*	List of Subsidiaries
23.1*	Consent of ARK Pro CPA & Co., an independent registered public accounting firm
23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3**	Consent of Johnson Stokes & Master (included in Exhibit 8.2)
23.4*	Consent of Sundial Law Firm
23.5*	Consent of Frost & Sullivan
24.1*	Power of Attorney (included on signature page of the original filing of this registration statement)
99.1*	Code of Conduct and Ethics
99.2*	Audit Committee Charter
99.3*	Compensation Committee Charter
99.4*	Nominating and Corporate Governance Committee Charter
99.5*	Consent of Anthony Tong Kai Hong to be named as director nominee.
99.6*	Consent of Shigeru Miyagawa to be named as director nominee.
99.7*	Consent of Ngai Yuk Chun Josephine to be named as director nominee.
107*	Calculation of Filing Fee Table

*      Previously filed.

**    To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong on September 19, 2025.

TDE Group Limited
By:	/s/ Kwok Tin Ming
Name: Kwok Tin Ming
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Kwok Tin Ming	Chief Executive Officer and Director (Principal executive officer)	September 19, 2025
Kwok Tin Ming
/s/ Cheng Chung Ming	Chief Financial Officer and Director (Principal financial and accounting officer)	September 19, 2025
Cheng Chung Ming

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this registration statement on Form F-1 in New York, NY on September 19, 2025.

Cogency Global Inc. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President